EXHIBIT 10.1

                                     CREDIT AGREEMENT

                                Dated as of January 5, 2001

                                      by and between

                                  DEARBORN CENTER, L.L.C.

                                        as Borrower

                                            and

                           BAYERISCHE HYPO- UND VEREINSBANK AG,
                                      NEW YORK BRANCH

                                    as Agent and Lender

                                    Table of Contents

                                        ARTICLE I
                         DEFINITIONS, PRINCIPLES OF CONSTRUCTION

Section 1.1     Definitions...............................................1

Section 1.2     Principles of Construction...............................35

                                        ARTICLE II
                                         GENERAL

                                         ARTICLE III
                                    CONDITIONS PRECEDENT

                                         ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES OF THE BORROWER

                                         ARTICLE V
                                   AFFIRMATIVE COVENANTS

Section 5.1     Affirmative Covenants of the Borrower....................70

                                         ARTICLE VI
                                     NEGATIVE COVENANTS

Section 6.1     Negative Covenants.......................................81

Section 6.2     Agent's Approval.........................................87

                                        ARTICLE VII
                                        CONSTRUCTION

Section 7.1     Construction Covenants...................................87

                                        ARTICLE VIII
                                 CASUALTY AND CONDEMNATION

Section 8.1     Insurance Casualty and Condemnation......................91

                                        ARTICLE IX
                                         DEFAULTS

                                       ARTICLE X
                                  PROPERTY MANAGEMENT

Section 10.1    Termination of Property Manager.........................106

                                       ARTICLE XI
                                     MISCELLANEOUS

Section 11.1    Survival 106

Section 11.5    Notices  108

Section 11.6    Waiver of Trial by Jury.................................109

Section 11.7    Headings 109

                                       ARTICLE XII
                                    AGENCY DECISIONS

EXHIBITS
--------

EXHIBIT A -       The Land
EXHIBIT B -                Approved Construction Budget
EXHIBIT C -                Commitment Amounts
EXHIBIT D -                Form of Project Lease
EXHIBIT E-1       -        Form of Architect's Certificate
EXHIBIT E-2       -        Form of Construction Manager's Certificate
EXHIBIT E-3       -        Form of Property Manager's Certificate
EXHIBIT E-4 -     Form of Leasing Agent's Certificate
EXHIBIT F -                Litigation
EXHIBIT G -                Form of Lien Waiver
EXHIBIT H -                Form of Final Lien Waiver and Release
EXHIBIT I -                Form of Draw Request
EXHIBIT I-1 -              Form of Borrower's Requisition Letter
EXHIBIT I-2 -              Form of Borrower's Requisition Spreadsheet
EXHIBIT I-3 -              Form of Application and Certificate for Payment
EXHIBIT I-4 -              Form of Borrowing Certificate
EXHIBIT J-1 -     Form of Collateral Assignment of Interest Rate Protection Agreement
EXHIBIT J-2 -     Form of Counterparty Consent
EXHIBIT K -                Obligations with respect to Tenant Allowances, Free Rent Periods and Tenant
                           Improvements
EXHIBIT L -                Rights or Interests of Real Estate Brokers Under the Leases
EXHIBIT M -                Rights to Purchase, Rights of First Refusal on Purchase and Termination Rights Under
                           the Leases
EXHIBIT N -                Borrower's Structure
EXHIBIT O -                Form of Promissory Note
EXHIBIT P -                Acceptable Tenant Estoppel Certificates

        THIS CREDIT AGREEMENT (this “Agreement”) is made and dated as of January 5, 2001 by and between DEARBORN CENTER, L.L.C., a Delaware limited liability company (the “Borrower”), and BAYERISCHE HYPO- UND VEREINSBANK AG, NEW YORK BRANCH (“HypoVereinsbank”), a banking corporation organized under the laws of the Federal Republic of Germany, as a lender and as agent for the lenders from time to time party hereto (each, a “Lender” and, collectively, the “Lenders”).

        All capitalized terms used herein shall have the respective meanings set forth in Section 1.1 hereof.

W I T N E S S E T H:

        WHEREAS, the Borrower owns that certain piece of land (the “Land”) in Chicago, Illinois, situated north of Adams Street between State and Dearborn Streets and as more fully described on Exhibit A attached hereto, on which it desires to construct a class “A” mixed use building (the “Building”), to be known as “Dearborn Center”, which shall contain approximately 1,395,000 NRSF of office space, 107,000 NRSF of retail space and a parking facility containing at least 209 parking stalls (the “Project”); and

        WHEREAS, in connection with the development of the Project, the Borrower has requested and the Lenders have agreed, subject to and in accordance with the terms of this Agreement and the other Loan Documents, to make loans to the Borrower in an aggregate principal amount not to exceed the Loan Commitment Amount for the construction of the Project.

        NOW, THEREFORE, in consideration of the making of the Loan by the Lenders and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

ARTICLE I
DEFINITIONS, PRINCIPLES OF CONSTRUCTION

        Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided herein, capitalized terms in this Agreement shall have the following meanings:

        “Acceptable Leasing Agent” shall mean (i) J. Paul Beitler Development Company, or (ii) any other reputable and experienced professional leasing company which (A) shall have at least five (5) years experience in the leasing of facilities comparable to the Mortgaged Property, (B) shall have under contract, at the time of its engagement as Leasing Agent, not fewer than three (3) similar office buildings (excluding the Mortgaged Property) and (C) shall be a Person approved by the Agent in advance, which approval shall not be unreasonably withheld, conditioned or delayed.

        “Acceptable Property Manager” shall mean (i) Prime Group Realty, L.P. (or any of its Affiliates), Prime Group Realty Services, Inc. (or any of its Affiliates), or J. Paul Beitler Development Company (or any of its Affiliates), or (ii) any other reputable and experienced professional property management company which (A) shall have at least five (5) years experience in the management of facilities comparable to the Mortgaged Property, (B) shall have under management, at the time of its engagement as Property Manager, not fewer than three (3) similar office buildings (excluding the Mortgaged Property) and (C) shall be a Person approved by the Agent in advance, which approval shall not be unreasonably withheld, conditioned or delayed.

        “Adjusted LIBO Rate” shall mean a rate of interest per annum determined in accordance with the following formula:

                                LIBO Rate
    ---------------------------------------------------------- + LIBOR Margin
                           1.00-- Reserve Requirements

        “Administration Fee” shall have the meaning set forth in Section 2.10 hereof.

        “Advance” shall have the meaning set forth in Section 2.1.1 hereof.

        “Affiliate” shall mean a Person or Persons directly or indirectly, through one or more intermediaries, Controlling, Controlled by or under common Control with the Person or Persons in question.

        “Affiliate Contracts” shall mean any contract or agreement between (i) (a) the Borrower or (b) Guarantor and (ii) an Affiliate of any of the Borrower Parties.

        “Agent” shall mean HypoVereinsbank, in its capacity as agent for the Lenders, and any successor agent appointed hereunder.

“Agent-Related Persons” shall have the meaning set forth in Section 12.3 hereof. “Agreement” shall have the meaning set forth in the preamble to this Agreement.

“ALTA” shall mean American Land Title Association, or any successor thereto. “Applicable Interest Rate” shall have the meaning set forth in Section 2.2.2(a) hereof.

        “Appraisal” shall mean an appraisal of the Mortgaged Property (prepared at the Borrower’s cost if in respect of the closing of this transaction, the extension of the Maturity Date or after an Event of Default and at the Agent’s cost in any other circumstance) by a member of the American Institute of Real Estate Appraisers selected by the Agent (or, if such appraiser is not selected by the Agent, such appraiser shall be acceptable to the Agent in its sole discretion and shall have at least ten (10) years experience in evaluating and appraising properties similar in type and geographic location as the Mortgaged Property), which appraisal shall meet the minimum appraisal standards for national banks promulgated by the Comptroller of the Currency pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended (FIRREA).

        “Approval”, “Approved”, “approval” or “approved” shall mean, as the context so determines, an approval in writing given to the party seeking approval.

        “Approved Banks” shall mean banks or other financial institutions which have (i) (A) a minimum net worth of $500,000,000 or (B) total assets of at least $5,000,000,000 and (ii) a minimum long-term senior unsecured debt rating from the Rating Agencies at least equivalent to the Required Rating.

        “Approved Construction Budget” shall mean the budget for total estimated Construction Costs, dated as of the date hereof and attached hereto as Exhibit B, as the same may be amended from time to time with the approval of the Agent.

        “Approved Construction Costs” shall mean costs of construction of the Project which are reflected in the Approved Construction Budget and any other Construction Costs which are approved by the Agent as a part of a Draw Request or as otherwise provided in this Agreement.

        “Approved Lease” shall mean: (i) the Bank One Lease and the Holland & Knight Lease; (ii) any Project Lease for less than 10,000 NRSF that meets the criteria set forth in clause (i)(B) of the definition of “Qualifying Lease” (Approved Leases pursuant to this clause (ii) amounting in the aggregate to not more than 200,000 NRSF); and (iii) any Lease approved by the Agent prior to the execution thereof, in any case as the same shall have been executed and delivered by all tenant parties thereto (including any guarantors), it being agreed that so long as a final copy of a Lease executed by the Tenant (and any guaranties thereof executed by the guarantor thereunder) is submitted for the Agent’s approval together with a copy of such Lease marked against the form set forth in Exhibit D attached hereto, (A) the Agent shall endeavor to approve or disapprove such Lease within seven (7) Business Days after the Borrower’s request for approval, (B) if the Agent fails to approve or disapprove of a Lease in the period set forth in the immediately preceding clause and the Borrower notifies the Agent of such failure (which second notice shall reference this provision and shall state, in bolded language, “FAILURE TO APPROVE OR DISAPPROVE OF A LEASE SHALL RESULT IN A DEEMED APPROVAL OF SUCH LEASE”), the Agent shall endeavor to approve or disapprove of such Lease within three (3) Business Days of receipt of such second notice and (C) in the event that the Agent fails to approve or disapprove of such Lease in the period set forth in the immediately preceding clause, the Lease shall be deemed to be an Approved Lease.

        “"Architect"’s shall mean DeStefano and Partners, Ltd. or any other architect approved by the Agent.

        “Architect’s Certificate” shall have the meaning set forth in Section 3.2(c)(viii) hereof.

        “Architect’s Consent” shall mean that certain Architect’s Consent and Subordination of Architect’s Agreement entered into by the Architect in favor of the Agent on behalf of the Lenders.

        “Architect’s Contract” shall mean the applicable contract for architectural services between the Borrower and the Architect, with respect to the design of the Improvements.

        “Assessment Period” shall have the meaning set forth in Section 5.1(j)(v) hereof.

        “Assignment” shall have the meaning set forth in Section 5.1(s) hereof.

        “Assignment and Acceptance” shall have the meaning set forth in Section 11.23(b)(i) hereof.

        “Assignment of Agreements” shall mean that certain first priority Assignment of Agreements, Licenses, Permits and Contracts, dated as of the date hereof, from the Borrower, as assignor, to the Agent for the benefit of the Lenders, as assignee, assigning to the Agent for the benefit of the Lenders as security for the Loan all of the Borrower’s interest in and to all licenses, permits and contracts necessary for the construction, use and operation of the Improvements.

        “Assignment of Leases” shall mean that certain Assignment of Leases, Rents and Revenues, dated as of the date hereof, from the Borrower, as assignor, to the Agent for the benefit of the Lenders, as assignee, assigning all of the Leases, Rents and any other revenues with respect to the Mortgaged Property.

        “Bank One” shall mean Bank One, NA, a national banking association, its successors and assigns.

        “Bank One Lease” shall mean that certain Office Lease, dated January 24, 2000, between the Borrower, as landlord, and Bank One, as tenant, as amended from time to time in accordance with the terms of this Agreement.

        “Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy” as the same may be amended, modified, succeeded or replaced, from time to time.

        “Base Building Improvements” shall mean the Improvements to the Building, in furtherance of the Project, excluding tenant fit out work and any other so-called “tenant improvements”.

        “Base Rate” shall mean the rate of interest per annum equal to the greater of (i) the Prime Rate; and (ii) the Federal Funds Rate plus one-half of one percent.

        “Base Rate Loan” shall mean any Loan that bears interest as provided in Section 2.2.2(a)(i) hereof.

        “Base Rate Margin” shall mean (i) one hundred forty basis points (1.40%) per annum until the conditions set forth in clause (ii) or (iii) below are satisfied, or (ii) upon execution and delivery to the Agent of fully-executed Qualifying Leases representing 1,134,000 NRSF, one hundred twenty-five basis points (1.25%) per annum or (iii) upon Occupancy by Tenants of their leased premises pursuant to Qualifying Leases that will generate annual Net Operating Income of not less than Thirty-three Million and no/100 Dollars ($33,000,000.00), one hundred basis points (1.00%) per annum.

        “"Basic Carrying Costs" ”shall mean the sum of the following costs associated with the Mortgaged Property: (i) Taxes and Other Charges; and (ii) Insurance

Premiums.

        “Beneficial”, when used in the context of beneficial ownership, shall have the analogous meaning to that specified in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

        “Borrower” shall have the meaning set forth in the preamble to this Agreement.

        “Borrower Party” shall mean any of the Borrower, the Guarantor, or any of their respective successors and assigns as permitted hereunder.

        “Borrower’s Requisition Letter” shall have the meaning set forth in Section 3.5.1 hereof.

        “Borrowing Date” shall have the meaning set forth in Section 3.5.1 hereof.

        “Breakage Costs” shall have the meaning set forth in Section 2.2.2(b)(ii) hereof.

        “Building” shall have the meaning set forth in the recitals to this Agreement.

        “Business Day” shall mean any day (other than a Saturday and a Sunday) on which commercial banks are not authorized or required to close in New York City and, whenever such day relates to a LIBOR Loan, any such day on which dollar deposits are also carried out in the London Interbank market and banks are also open for business in London, England.

        “Capital Expenditures” shall mean the costs incurred by Borrower with respect to capital replacements and repairs made to the Mortgaged Property (including, without limitation, repairs to, and replacements of, the structural components, roofs, building systems, parking garages and parking lots), in each case to the extent required to be capitalized in accordance with GAAP.

        “Capped LIBO Rate” shall mean seven hundred forty-five basis points (7.45%) per annum.

        “Cash” shall mean coin or currency of the United States of America or immediately available federal funds, including such funds delivered by wire transfer. “Cash and Cash Equivalents” shall mean (i) Cash, (ii) U.S. Government Securities, (iii) interest bearing or discounted obligations of federal agencies and government sponsored entities or pools of such instruments offered by Approved Banks and dealers, including, without limitation, Federal Home Loan Mortgage Corporation participation sale certificates, Government National Mortgage Association modified pass-through certificates, Federal National Mortgage Association bonds and notes, Federal Farm Credit System securities (provided all of the obligations described in this clause (iii) shall be rated “AAA” by the Rating Agencies or backed by the full faith and credit of the United States government for full and timely payment), (iv) time deposits, domestic and Eurodollar certificates of deposit, bankers acceptances or commercial paper rated at least A-1+ (or its equivalent) by the Rating Agencies, and/or guaranteed by an entity having a long-term rating at least equal to the Required Rating, (v) floating rate notes, other money market instruments and letters of credit each issued by Approved Banks (provided that if the scheduled maturity of any such note, instrument or letter of credit is more than six (6) months after the date of purchase of such obligation by Borrower or Agent, the note, instrument or letter of credit must be issued by a bank having a long-term senior unsecured debt rating from the Rating Agencies at least equal to the Required Rating), (vi) obligations issued by state and local governments or their agencies, carrying a rating at least equal to the Required Rating and/or guaranteed by an irrevocable letter of credit of an Approved Bank (provided that if the scheduled maturity of any such obligation is more than six (6) months after the date of purchase and such obligation is guaranteed by a letter of credit, the letter of credit guaranteeing such obligation must be issued by an Approved Bank having a long-term senior unsecured debt rating from the Rating Agencies at least equal to the Required Rating), (vii) repurchase agreements with major banks and primary government securities dealers fully secured by U.S. government or agency collateral with a value equal to or exceeding the principal amount on a daily basis and held in safekeeping (provided that at the time of purchase the counterparty to such repurchase agreement must have a long-term senior unsecured debt rating at least equal to the Required Rating), and (viii) investments in money market funds and money market mutual funds substantially all of the assets of which are comprised of investments described in clauses (i) through (vii) above. Except as otherwise provided in this definition, Cash and Cash Equivalents shall not include any investments commonly known as “derivatives”, any investments requiring a payment above par for an obligation, and under no circumstances shall Cash and Cash Equivalents include interest-only strips.

        “Casualty” shall mean a fire, explosion, flood, collapse or other casualty affecting the Mortgaged Property.

        “Change of Control” shall mean with respect to any Person (i) the sale or transfer by Persons who are the direct beneficial owners of such Person as of the Closing Date of more than forty-nine and nine-tenths percent (49.9%) of the direct or indirect right to distributions from such Person in the aggregate to Persons who were not direct beneficial owners as of such date or (ii) the sale or transfer by such direct beneficial owners of such Person as of the Closing Date of more than forty-nine and nine-tenths percent (49.9%) of the direct or indirect voting rights in such Person to Persons who were not direct beneficial owners as of such date.

        “"Closing Date"” shall mean the date hereof.

        “Code” shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

        “Collateral Assignment of Interest Rate Agreement” shall mean that certain Collateral Assignment of Interest Rate Agreement, dated as of the date hereof, entered into by the Borrower for the benefit of the Agent.

        “Commitment” shall mean with respect to each Lender, the amount set forth opposite the name of such Lender on Exhibit C attached hereto.

        “Completion Guaranty” shall mean that certain Guaranty of Completion and Indemnity, dated as of the date hereof, made by Guarantor in favor of the Agent on behalf of the Lenders.

        “Condemnation” shall mean a taking or voluntary conveyance during the term hereof of all or any part of the Mortgaged Property or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority, whether or not the same shall have actually been commenced.

        “Condemnation Proceeds” shall have the meaning set forth in the definition of Net Proceeds.

        “Conforming Estoppel Certificate” shall mean (i) an estoppel certificate pursuant to which a Tenant has certified, at least, that (A) all rental due and payable under the applicable Lease is paid, (B) the Lease has not been amended or otherwise modified and (C) neither the Borrower (to such Tenant’s actual knowledge), as landlord, nor Tenant is in default of any of its obligations under the Lease or any event which with notice or the passage of time, would result in a default by either the Borrower or the Tenant under such Lease or both, or (ii) if acceptable to the Agent in its reasonable discretion, the form of estoppel certificate attached as an exhibit to an Approved Lease.

        "Consolidated Net Worth" shall mean, at any time,

        (i) the total assets of a Person and its Subsidiaries which would be shown as assets on a consolidated balance sheet of such Person and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries, minus

        (ii) the total liabilities of such Person and its Subsidiaries which would be shown as liabilities on a consolidated balance sheet of such Person and its Subsidiaries as of such time prepared in accordance with GAAP, minus

        (iii)the net book amount of all assets of such Person and its Subsidiaries (after deducting any reserves applicable thereto) which would be shown as intangible assets on a consolidated balance sheet of such Person and its Subsidiaries as of such time prepared in accordance with GAAP.

        “Construction Agreement” shall mean a contract, satisfactory to the Agent, for construction of the Base Building Improvements contemplated herein between the Borrower and the Construction Manager, which Construction Agreement shall provide for a guaranteed maximum price based on final construction drawings. The Agent has approved as a Construction Agreement that certain Contract for Construction dated as of July 21, 2000 entered into by and between the Borrower and MDI.

        “Construction Consultant” shall mean either an officer or employee of the Agent or consulting architects, engineers or inspectors appointed by the Agent which are identified by the Agent to the Borrower.

        “Construction Contingency” shall mean the aggregate of the amounts allocated as a Hard Cost contingency reserve and those allocated as a Soft Cost contingency reserve in the Approved Construction Budget.

        “Construction Costs” shall mean, for the Project, all costs and expenses of constructing the Improvements, including, without limitation, all Hard Costs, Soft Costs and other items delineated in the Approved Construction Budget and the costs of all Construction Personal Property.

        “Construction Documents” shall mean the Construction Agreement, the Approved Construction Budget and each other document executed in connection with the construction of the Improvements.

        “Construction Manager” shall mean the general contractor or construction manager, satisfactory to the Agent, engaged by the Borrower with respect to the construction of the Improvements. The Agent deems MDI to be an acceptable Construction Manager.

        “Construction Manager’s Certificate” shall have the meaning set forth in Section 3.2(c)(viii) hereof.

        “Construction Manager’s Consent” shall mean that certain Construction Manager’s Consent and Subordination of Construction Agreement entered into by the Construction Manager in favor of the Agent on behalf of the Lenders.

        “Construction Personal Property” shall mean materials, furnishings, fixtures, machinery, equipment and all items of tangible and intangible personal property now or hereafter owned by the Borrower, wherever located, and either (i) to be incorporated into the Improvements, or (ii) used solely in connection with the construction of the Improvements.

        “Construction Schedule” shall mean the schedule, broken down by trade, of the estimated dates of commencement and completion of the construction of the Improvements, dated of even date herewith, and approved by the Construction Consultant acting reasonably prior to the date of this Agreement.

        “Consumer Price Index” or “CPI” shall mean the Consumer Price Index for All Urban Consumers published by the United States Department of Labor, U.S. City Average (all items) (base year 1982-84 = 100), or any successor index thereto as such successor index may be appropriately adjusted to establish substantial equivalence with the Consumer Price Index. If the Consumer Price Index is converted to a different standard reference base or otherwise revised, then whenever the determination of a “CPI increase” is called for herein, the Consumer Price Index shall be converted in accordance with the conversion factors published by the United States Department of Labor, Bureau of Labor Statistics or, if said Bureau shall not publish the same, as the same may be published by Prentice-Hall, Inc. or any other nationally recognized publisher of similar statistical information selected by Agent (in its reasonable discretion). If the Consumer Price Index ceases to be published and there is no successor thereto, such other index as the Agent shall reasonably select shall be substituted for the Consumer Price Index.

        “Contingent Obligation” as to any Person shall mean, without duplication (i) any contingent obligation of such Person required to be shown on such Person’s balance sheet in accordance with GAAP, and (ii) any obligation required to be disclosed in the footnotes to such Person’s financial statements in accordance with GAAP, guarantying partially or in whole any Indebtedness, exclusive, however, of contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or assets) and guaranties of non-monetary obligations (other than guaranties of completion) which have not yet been called on or quantified, of such Person or of any other Person. The amount of any Contingent Obligation described in clause (ii) shall be deemed to be (A) with respect to a guaranty of interest or interest and principal, or an operating income guaranty, the net present value of the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the rate set forth in the note secured thereby, through (1) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder) or the expiration date of such guaranty, whichever is earlier, or (2) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (B) with respect to all guaranties not covered by the preceding clause (A), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as recorded on the balance sheet and on the footnotes to the most recent financial statements of the Person. Notwithstanding anything contained herein to the contrary, guaranties of completion shall not be deemed to be Contingent Obligations unless and until a claim for payment or performance has been made thereunder, at which time any such guaranty of completion shall be deemed to be a Contingent Obligation in an amount equal to any such claim. Subject to the immediately preceding sentence, (i) in the case of a joint and several guaranty given by such Person and another Person, the amount of the guaranty shall be deemed to be 100% thereof unless and only to the extent that such other Person has delivered Cash and Cash Equivalents to secure all or any part of such Person’s guarantied obligation and (ii) in the case of a guaranty (whether or not joint and several) of an obligation otherwise constituting Indebtedness of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person. All matters constituting “Contingent Obligations” shall be calculated without duplication.

        “Control” or “control” shall mean, with respect to a Person that is a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person. “Controlling” and “controlled” shall have meanings correlative thereto.

        “Controlled Subsidiary” shall mean, with respect to a Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, (ii) any partnership, association, trust, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at any time, and (iii) any corporation, partnership, association, trust, joint venture or other entity controlled, at the time in question, by such Person. A Person shall be deemed to control for purposes of this definition a corporation, a partnership, a trust or a limited liability company if such Person possesses, directly or indirectly, the power to direct or cause direction of the management and policies of such corporation, partnership, trust or limited liability company, whether through the ownership of voting securities, as managing or general partner, as managing member, by contract or otherwise.

        “Counterparty” shall mean the counterparty to the Interest Rate Agreement, which shall be a financial institution having a long-term debt rating of at least A by either Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. or such substitute or replacement counterparty approved by the Agent.

        “Counterparty Consent” shall mean that certain consent of Counterparty pursuant to which the Counterparty consents to the assignment provided for in the Collateral Assignment of Interest Rate Agreement.

        “Debt” shall mean the outstanding principal amount set forth in, and evidenced by, the Notes, together with all interest accrued and unpaid thereon and all other sums due to the Lenders and the Agent in respect of the Loan, including any Breakage Costs and any sums due or any obligation of any kind owing under the Notes, this Agreement, the Mortgage or any other Loan Document (including, without limitation but without duplication, any then unpaid (at the time of determination) reimbursement or indemnity obligation).

        “Debt Securities” shall mean debt obligations, other than U.S. Government Securities, of any Person, whether evidenced by bonds, notes, debentures, certificates, book entry deposits, certificates of deposit, commercial paper, bankers acceptances, reinvestment letters, funding agreements or other instruments, which (i) are not subject to prepayment or redemption prior to maturity, (ii) are rated not less than the then Required Rating or (iii) any combination of the foregoing. Any Debt Securities delivered to Lenders or Agent for the benefit of the Lenders as collateral for an obligation shall mature not less than one (1) Business Day prior to the due date of such obligation.

        “Debt Service” shall mean, with respect to any specified date or a particular period of time, the amount of scheduled principal, if any, and interest payments under the Notes due as of such date or payable during such period (including the last day thereof), as applicable, calculated as the product of (i) the aggregate principal amount of the Loan then outstanding and (ii) the greater of (A) the Applicable Interest Rate and any scheduled amortization, (B) nine percent (9%) per annum and (C) the Debt Service Constant.

        “Debt Service Constant” shall mean an annual mortgage constant based upon the prevailing 10-year U.S. Treasury Note rate plus 2.00% and utilizing a 25 year mortgage-style amortization schedule.

        “Debt Service Coverage Ratio” shall mean, as of the end of any calendar quarter (or on the date of determination), the ratio as projected at the end of such quarter (or on the date of determination) for the twelve-month period commencing at the end of such quarter (or on the date of determination), of (i) Net Operating Income for such period to (ii) the amount of Debt Service for such period.

        “Debt Yield Percentage” shall mean a percent equal to the greater of (i) 15.0 and (ii) the product of (A) the Debt Service Constant and (B) 1.5.

        “Debtor Relief Laws” shall mean applicable liquidation, bankruptcy, conservatorship, moratorium, rearrangement, insolvency, reorganization or similar laws, domestic or foreign, affecting the rights of creditors generally, including, without limitation, Title 11 of the United States Code.

        “Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

        “Default Rate” shall mean a rate per annum equal at all times to the lesser of (i) the maximum non-usurious rate permitted by law and (ii) four hundred basis points (4.0%) in excess of the Base Rate.

        “Defaulting Lender” shall have the meaning set forth in Section 3.5.2(c) hereof.

        “Deficiency” or “Deficiencies” shall have the meaning set forth in Section 3.5.2(c) hereof.

        “Disbursement Schedule” shall mean the schedule of the amounts of Advances anticipated to be requisitioned by the Borrower each month as certified by the Borrower and dated as of the date hereof.

        “Draw Request” shall have the meaning set forth in Section 3.5.1 hereof, a Draw Request constituting, inter alia, the Borrower’s representation and warranty, as of the date of such Draw Request, to the Lenders that, as applicable: (i) any completed construction is substantially in accordance with the Plans and Specifications; (ii) all costs for the payment of which the Lenders have previously advanced funds have in fact been paid; (iii) all the representations and warranties contained in Article IV hereof continue to be true and correct in all material respects; (iv) no Event of Default hereunder shall then exist; and (v) each Borrower Party continues to be in compliance in all material respects with all of the other terms, covenants and conditions contained in this Agreement and the other Loan Documents that apply to such Borrower Party.

        “Eligible Account” shall mean (i) an account maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution, or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b) which, in either case, has corporate trust powers, acting in its fiduciary capacity. No Eligible Account shall be evidenced by a certificate of deposit, passbook or other instrument. Each Eligible Account (A) shall be a separate and identifiable account from all other funds held by the holding institution, (B) shall be established and maintained in the name of the Agent on behalf of the Lenders, and (C) shall be under the sole dominion and control of the Agent, and should contain only funds held for its benefit. Following a rating downgrade, withdrawal, qualification or suspension of an Eligible Institution which maintains an Eligible Account each such Eligible Account must promptly (and in any case within not more than sixty (60) calendar days) be moved to a qualifying Eligible Institution.

        “Eligible Assignee” shall mean (i) (A) a commercial bank or financial institution organized under the laws of the United States or any state thereof, (B) a savings and loan association or savings bank organized under the laws of the United States or any state thereof, (C) a commercial bank organized under the laws of any other country or a political subdivision thereof (provided, however, that (1) such bank or financial institution is acting through a branch or agency located in the United States or (2) such bank or financial institution is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country), and (D) any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its principal businesses including, but not limited to, insurance companies, mutual funds and lease financing companies, in each case (under clauses (A) through (D) above) that is reasonably acceptable to the Agent and (ii) any Lender and any Affiliate of any Lender; provided further, however, that each Eligible Assignee under clauses (i)(A) through (i)(C) above shall have Tier 1 Capital (as defined in the regulations of its primary Federal banking regulator) of not less than $100,000,000.

        “Eligible Collateral” shall mean U.S. Government Securities, Debt Securities or Cash and Cash Equivalents, or any combination thereof.

        “Eligible Institution” shall mean an institution whose (i) commercial paper, short-term debt obligations or other short-term deposits are rated at least “A-1+” or the equivalent by the Rating Agencies, if the deposits are to be held in the account for less than thirty (30) days, or (ii) long-term senior unsecured debt obligations are rated at least “AA” or the equivalent, if the deposits are to be held in the account for more than thirty (30) days.

        “Engineering Report” shall mean the structural engineering report or reports with respect to the Mortgaged Property prepared by an Independent Engineer and delivered to the Agent in connection with this Agreement, and any amendments or supplements thereto delivered to the Agent.

        “"Environmental Auditor" ”shall mean LAW Engineering & Environmental Services, Inc. or any other independent environmental engineer or auditor approved by the Agent in its sole discretion.

        “Environmental Claim” shall mean any written notice, claim, proceeding, investigation, demand or other communication by any Person alleging or asserting liability with respect to the Borrower or the Mortgaged Property arising out of, based on or resulting from (i) the presence, use or Release of any Hazardous Substance, (ii) any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law, or (iii) any alleged injury or threat of injury to property, health or safety or to the environment caused by Hazardous Substances.

        “Environmental Indemnity” shall mean the Environmental Indemnity Agreement, dated as of the date hereof, executed by the Borrower and the Guarantor in connection with the Loan for the benefit of the Agent on behalf of the Lenders.

        “Environmental Laws” shall mean any and all of the following as applicable to Borrower and/or the Property: present and future federal, state and local laws (whether under common law, statute, ordinance, rule, regulation or otherwise), court or administrative orders or decrees, requirements of permits issued with respect thereto, and other requirements of governmental authorities relating to any Hazardous Substances or Hazardous Substances Activity (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. §§ 9601, et seq.) as heretofore or hereafter amended from time to time, “CERCLA”).

        “Environmental Reports” shall mean the Environmental Site Assessment, and any amendments or supplements thereto delivered to the Agent, and shall also include any other environmental reports delivered to the Agent in connection with this Agreement and the Environmental Indemnity.

        “Environmental Site Assessment” shall mean a “Phase 1 Site Assessment” in respect of the Mortgaged Property, performed by an Environmental Auditor in accordance with ASTM Standard 1527-97 as modified by additional requirements of the Agent, if any, and any “Phase 2” environmental site assessment required by the Agent to be undertaken by the Borrower.

        “Equipment” shall have the meaning set forth in the Mortgage.

        “Equity LC” shall mean a letter of credit, acceptable to the Agent in the Agent’s reasonable discretion, for all or any portion of the amount of Required Equity. The Equity LC shall (i) be issued by a financial institution (acceptable to the Agent in its reasonable discretion) with a long-term unsecured credit rating of at least “A/A2” by Standard & Poor’s Ratings Services or Moody’s Investors Service and $500,000,000 of Tier I capital, (ii) name the Agent as the beneficiary thereof, and (iii) be subject to draw by the Agent upon (A) the occurrence of an Event of Default, (B) a downgrade of the issuer’s credit rating below that set forth in clause (ii) above (provided, however, that if the Borrower delivers a replacement Equity LC acceptable to the Agent within thirty (30) days after the Borrower receives notice of such downgrade, the Agent shall promptly reimburse the Borrower any amount of the Equity LC so drawn pursuant to this clause (iii)(B)) and (C) failure of the Borrower to arrange for extension of the Equity LC on or before thirty (30) days prior to its expiration.

        “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

        “ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the Borrower, or under common control with Borrower, within the meaning of Section 414 of the Internal Revenue Code.

        “ERISA Event” means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

        “Event of Default” shall have the meaning set forth in Section 9.1(a) hereof.

        “"Extension Fee"”shall mean $575,000.

        “Extension Notice” shall have the meaning set forth in Section 2.9(a) hereof.

        “Federal Funds Rate” shall mean, for any period, a fluctuating interest rate per annum (based on a 360-day year) equal, for each day of such period, to the rate of interest quoted at 11:00 a.m. New York time charged on overnight federal funds transactions with member banks of the Federal Reserve System.

        “Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System.

        “Final Completion”, with respect to the Base Building Improvements, shall mean the date when all of the following conditions have been satisfied:

        (i) all Work (including Punch List Items) shall have been completed in a good and workmanlike manner and in accordance with the Plans and Specifications (except for non-material deviations therefrom that do not adversely affect the use of the Improvements for their intended purpose or their value) and the Construction Agreement;

        (ii) copies of all required receipts, releases of liens, affidavits, waivers, guaranties, warranties and bonds applicable to the Work, as well as any other documents required under this Agreement with respect to the Work, shall have been issued and delivered to the Agent;

        (iii) the Borrower shall have obtained and delivered to the Agent copies of all of the Governmental Approvals and all sign-offs, permits, licenses and certificates required by any Governmental Authority relating to the Work; and

        (iv) the Agent shall have received as-built drawings for the Work reasonably acceptable to the Lenders, and other documents, instruments, certificates and materials as are required to be delivered to the Agent on or prior to completion of the Work under this Agreement and the other Loan Documents.

        “Fiscal Year” shall mean the period commencing on the Closing Date and ending on and including December 31 of the calendar year in which the Closing occurs and thereafter each twelve-month period commencing on January 1 and ending on December 31 until the Debt is repaid in full.

        “Force Majeure Event” shall mean any event or circumstance that is beyond the Borrower’s reasonable control, including, without limitation, any of the following: (i) acts of declared or undeclared war by a foreign enemy; (ii) civil commotion, national emergency or riots; (iii) accidents, fire or other casualty or any condemnation; (iv) floods; (v) earthquakes or acts of God; (vi) labor strikes or lock outs not within the reasonable control of a Borrower Party or any contractor; (vii) unavailability of fuel, power or materials; (viii) the passage or application of any Law or Regulation or moratorium of any Governmental Authority that has the effect of preventing or delaying any Work or the progress thereof; (ix) unusual adverse weather conditions; or (x) any failure of the Agent or the Lenders to grant or deny a consent or approval within the time periods herein provided, but only to the extent such failure has actually caused a delay. “GAAP” shall mean generally accepted accounting principles in the United States of America as of the relevant date in question, consistently applied.

        “Governmental Approvals” shall mean all approvals, consents, waivers, orders, acknowledgments, authorizations, permits and licenses required under applicable Laws and Regulations to be obtained from any Governmental Authority, including, without limitation, for the construction of the Improvements and the use, occupancy and operation thereof following completion of construction.

        “Governmental Authority” shall mean any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or quasi-governmental issues (including, without limitation, any court).

        “Guaranties” shall mean the Completion Guaranty, the Interest and Operating Cost Guaranty and the Loan Payment Guaranty.

         “"Guarantor"”shall mean Prime Group Realty, L.P., a Delaware limited partnership, and its permitted successors and assigns.

        “Guaranty Obligations” shall mean any obligations guarantying any Indebtedness of any other Person in any manner, whether direct or indirect, and including, any obligation, whether or not contingent, (i) to purchase any such Indebtedness or other obligation or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of such Indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements), (iii) to lease or purchase any property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or obligation, or (iv) otherwise to assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof; provided, however, that Guaranty Obligations shall exclude endorsements of negotiable instruments for collection or deposit, in either case in the ordinary course of business or guaranties of customary non-recourse carve-outs.

        “Hard Costs” shall mean the direct costs of building, improving or repairing the Project and the Improvements, including, without limitation, the cost of land, construction, bricks, mortar, painting and related building maintenance, carpeting, roof repair and replacement, landscaping, heating, ventilation and air conditioning equipment, sprinkler systems, site improvements, hard Construction Costs delineated in the Approved Construction Budget and other items generally considered hard costs under construction industry practice.

        “Hazardous Substances” shall mean (A) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Laws as a “hazardous substance”, “hazardous material”, “hazardous waste”, “extremely hazardous waste”, “infectious waste”, “toxic substance”, “toxic pollutant” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or “EP toxicity” and (B) any petroleum, natural gas, natural gas liquid, liquefied natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas), ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters, and other wastes associated with the exploration, development or reduction of crude oil, natural gas, or geothermal resources. Without limiting the foregoing, Hazardous Substances shall also include asbestos and asbestos-containing materials and polychlorinated biphenyls.

        “Holland & Knight” shall mean Holland & Knight, LLP, a Florida limited liability partnership.

        “Holland & Knight Lease” shall mean that certain Lease Agreement, dated as of July 20, 2000, entered into by and between Borrower, as landlord, and Holland & Knight, as tenant, as amended from time to time in accordance with the terms of this Agreement.

        “HypoVereinsbank” shall have the meaning set forth in the preamble to this Agreement.

        “Improvements” shall mean all buildings, structures, fixtures and improvements, together with any additions thereto or alterations or replacements thereof, now or hereafter on the Land.

        “Increased Costs” shall have the meaning set forth in Section 2.2.2(c)(iii) hereof.

        “Indebtedness” shall mean, with respect to any Person, without duplication, the following, whether direct or contingent:

        (i) all indebtedness for borrowed money (excluding Trade Payables);

        (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown to be a liability (or on the liability side of a balance sheet);

        (iii) all Guaranty Obligations;

        (iv) the maximum amount of all letters of credit issued or acceptance facilities established for the account of such Person and, without duplication, all drafts drawn thereunder (other than letters of credit (A) supporting other Indebtedness of the Borrower or the Guarantor, or (B) to the extent offset by Cash or Cash Equivalents held in escrow to secure such letter of credit and draws thereunder);

        (v) all lease obligations required to be capitalized under GAAP;

        (vi) all Indebtedness of another Person secured by any lien on any property of the Borrower or the Guarantor, whether or not such indebtedness has been assumed;

        (vii) all obligations under take-or-pay or similar arrangements or under interest rate, currency, or commodities agreements;

        (viii) indebtedness created or arising under any conditional sale or title retention agreement (other than conditional sale and title retention agreements entered into in the ordinary course of business for assets incidental to the management and operation of the Mortgaged Property); and

        (ix) obligations of such Person with respect to withdrawal liability to or on behalf of any Multiemployer Plan;

provided, however, that Indebtedness shall not include (1) current accounts payable (other than for borrowed money or purchase money obligations) incurred in the ordinary course of business (provided that all such liabilities, accounts and claims shall be paid when due (or in conformity with customary trade terms or customary dispute resolution procedures)), (2) accrued expenses (other than for borrowed money or purchase money obligations) incurred in the ordinary course of business, (3) indemnification and similar Contingent Obligations which are not assurances of payment of the items described in subclauses (i) through (ix) of this definition or not otherwise described in the Completion Guaranty, (4) customary non-recourse carve-outs, (5) indebtedness in respect of which Cash or Cash Equivalents have been deposited with a lender or its agent as collateral to defease such indebtedness, and (6) dividends and distributions payable by such Person.

        “Independent Engineer” shall mean any reputable engineer, approved by the Agent in its sole discretion, that is licensed or registered in the jurisdiction where the Mortgaged Property is located, if required by the laws of such jurisdiction, and is not affiliated with any Borrower Party.

        “Initial Advance” shall mean the initial Advance by the Lenders pursuant to this Agreement.

        “Initial Assessment Quarter” shall have the meaning set forth in Section 5.1(j)(v) hereof.

        “Initial Maturity Date” shall mean January 5, 2004.

        “Insufficiency” means, with any respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

        “Insurance Premiums” shall have the meaning set forth in Section 8.1.1(e)(i) hereof.

        “Insurance Proceeds” shall have the meaning set forth in the definition of Net Proceeds.

        “Insurance Requirements” shall mean all terms of any insurance policy required hereunder covering or applicable to the Mortgaged Property or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting the Mortgaged Property or any part thereof or any use of the Mortgaged Property or any part thereof.

        “Intercreditor Agreement” shall mean that certain Intercreditor Agreement, dated as of the date hereof, by and between the Agent and Mezzanine Lender.

        “Interest and Operating Costs Guaranty” shall mean that certain Guaranty of Interest and Operating Costs and Indemnity, dated as of the date hereof, made by Guarantor in favor of Agent on behalf of the Lenders.

        “Interest Determination Date” shall mean, in connection with the calculation of interest accrued for any Interest Period, the second Business Day preceding the first day of such Interest Period.

        “Interest Expense” shall mean, for any period, the aggregate amount of interest payable or accruing on the Notes during such period.

        “Interest Payment Date” shall mean the date through which interest is accrued and on which interest is due. Interest, whether payable on a Base Rate Loan or LIBOR Loan, shall be payable monthly in arrears, on the first Business Day of the first month following the initial funding of the Loan proceeds under this Loan Agreement and on the first Business Day of each month thereafter until the Notes are repaid in full.

        “Interest Period” shall mean, with respect to Base Rate Loans, the period commencing on the date on which the Base Rate Loan is made and ending on the earlier of the date on which such Base Rate Loan is repaid, converted to a LIBOR Loan or the Maturity Date.

With respect to any LIBOR Loan:

        (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBOR Loan and ending one (1), two (2), three (3), six (6), nine (9) or twelve (12) months thereafter, as selected by the Borrower in its Rate Request given with respect thereto; and

        (ii) thereafter, each period commencing on the last day of the then expiring Interest Period applicable to such LIBOR Loan and ending one (1), two (2), three (3), six (6), nine (9) or twelve (12) months thereafter, as selected by the Borrower in its Rate Request; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

        (A) if any Interest Period pertaining to a LIBOR Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

        (B) if any Interest Period would otherwise extend beyond the Maturity Date, such Interest Period shall end on the Maturity Date; and

        (C) if any Interest Period pertaining to a LIBOR Loan begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), such Interest Period shall end on the last Business Day of the subsequent calendar month.

        “Interest Rate Agreement” shall mean an interest rate agreement (together with the confirmation and schedules relating thereto), in form and substance reasonably satisfactory to the Agent, between the Counterparty and the Borrower obtained by the Borrower and collaterally assigned to the Agent for the benefit of the Lenders pursuant to this Agreement.

        “Knowledge” or words of similar import shall mean the actual knowledge of a Person or, if such Person is not an individual, of such Person’s representatives, agents, employees, officers or directors who would be likely to have material information as to the relevant subject matter.

“Land” shall have the meaning set forth in the recitals to this Agreement.

        “Laws and Regulations” or “Law or Regulation” shall mean all laws, statutes, treaties, codes, permits, decrees, ordinances, orders, rules, regulations, determinations, or requirements of any governmental authority, arbiter or court, including, without limitation, any environmental laws, any building, use, zoning and land use laws or regulations (including set back requirements) ,whether now or hereafter enacted and in force, relating in any way to (i) the Mortgaged Property, or the construction, ownership, use, alteration or operation thereof, or any part thereof or (ii) the Borrower.

        “Lease” shall mean any lease, sublease, license, letting, concession, occupancy agreement or other agreement (whether written or oral and whether now or hereafter in effect), existing as of the date hereof or hereafter entered into by the Borrower, pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Mortgaged Property, and every modification, amendment or other agreement relating to such lease, sublease, or other agreement entered into pursuant thereto, and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

        “Lease Completion Date” shall have the meaning set forth in Section 7.1.12 hereof.

        “Leasing Agreement” shall mean (i) the leasing agreement entered into by the Borrower and the Leasing Agent and approved by the Agent, pursuant to which the Leasing Agent is to provide leasing and other services with respect to the Mortgaged Property and (ii) any other leasing agreement entered into with the prior written consent of the Agent (not to be unreasonably withheld, conditioned or delayed).

        “Leasing Agent” shall mean (i) J. Paul Beitler Development Company or (ii) any replacement Leasing Agent approved by the Agent.

        “Leasing Agent’s Certificate” shall have the meaning set forth in Section 3.2(c)(viii) hereof.

        “Leasing Agent’s Consent” shall mean that certain Leasing Agent’s Consent and Subordination of Leasing Agreement entered into by the Leasing Agent in favor of the Agent on behalf of the Lenders.

        “Leasing Commission” shall mean , with respect to the Mortgaged Property, all fees, commissions, expenses and other compensation (including, without limitation, any incentive fees) payable by the Borrower, which Leasing Commission shall reflect commercially reasonable then current “market terms” for the area in which the Mortgaged Property is located for a property of similar type and quality.

         “"Legal Requirements"”shall mean:

        (i) all Laws and Regulations,

        (ii) all permits, licenses and authorizations relating thereto, and

        (iii)all Operating Agreements and other covenants, conditions and restrictions contained in any instruments at any time in force (whether or not involving Governmental Authorities) affecting the Mortgaged Property or any part thereof which, in the case of this clause (iii), require repairs, modifications or alterations in or to the Mortgaged Property or any part thereof, or in any material way limit or restrict the use and enjoyment thereof.

        “Lender” and “Lenders” shall have the meaning set forth in the preamble to this Agreement.

        “Lender Expenses” shall mean all origination costs and all out-of-pocket expenses and costs reasonably incurred by the Agent (or any of its Affiliates) with respect to the making of the Loan (as well as such costs and expenses as the Agent (or any of its Affiliates) customarily includes in reimbursables, such as the duplication and binding of presentation books), including for preparation of audits, agreed-upon-procedures, reasonable travel expenses, preparation of environmental, seismic and engineering reports, credit reports, appraisals, preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby (including reasonable attorneys fees and disbursements in connection therewith and in connection with Agent’s due diligence), mortgage recording taxes and other document filing fees; provided, however, that “Lender Expenses” shall include attorneys fees and expenses reasonably incurred by the Agent in respect of the syndication of and participation in the Loan but shall not include other syndication costs and expenses and loan participation costs and expenses incurred by the Agent and the other Lenders.

        “LIBO Rate” shall mean, with respect to any Interest Period pertaining to a LIBOR Loan, the rate of interest per annum quoted by HypoVereinsbank at approximately 11:00 a.m. New York time two (2) Business Days prior to the beginning of such Interest Period for the offering to leading banks in the London interbank market of dollar deposits in immediately available funds for delivery on the first day of such Interest Period for a period equal to such Interest Period and in an amount comparable to the amount of the LIBOR Loan to be outstanding during such Interest Period.

        “LIBOR Loan” shall mean a Loan having an interest rate equal to the Adjusted LIBO Rate.

        “LIBOR Margin” shall mean (i) two hundred sixty-five basis points (2.65%) per annum until the conditions set forth in clause (ii) or (iii) are satisfied, or (ii) upon execution and delivery to the Agent of fully-executed Qualifying Leases representing 1,134,000 NRSF, two hundred fifty basis points (2.50%) per annum, or (iii) upon Occupancy by Tenants of their leased premises pursuant to Qualifying Leases that will generate annual Net Operating Income of not less than Thirty-three Million and no/100 Dollars ($33,000,000.00), two hundred twenty-five basis points (2.25%) per annum.

        “Licenses” shall have the meaning set forth in Section 4.1(v) hereof.

        “Lien” shall mean any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, assignment, preference, priority, security interest, or any other encumbrance or charge on or affecting any Mortgaged Property or any portion thereof or Borrower (including, without limitation, any conditional sale or other title retention agreement, any sale-leaseback, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any other jurisdiction, domestic or foreign, and mechanics, materialmen’s and other similar liens and encumbrances).

        “Loan” shall mean each Advance and all Advances in the aggregate made pursuant to this Agreement and the other Loan Documents, and evidenced by the Notes and secured by the Mortgage and the other Loan Documents.

        “Loan Commitment Amount” shall mean (i) $205,000,000.00 until the conditions set forth in either clause (ii) or (iii) hereof are satisfied, and (ii) if the number of NRSF represented by Qualifying Leases (such number, a “Qualifying Lease Threshold Amount”) is at least 756,000, $220,000,000.00 and (iii) if the Qualifying Lease Threshold Amount is at least 1,058,000, $230,000,000.00 (it being agreed that, in connection with the first Draw Request made by Borrower after the Loan Commitment Amount equals $230,000,000.00, (a) Lender shall refund to Borrower the difference between [i] the Required Equity required on the Closing Date and [ii] the Required Equity required on the date the Loan Commitment Amount equals $230,000,000; and (b) Borrower may distribute such amount to Mezzanine Borrower and Mezzanine Borrower may distribute such amount to Guarantor and Managing Member); provided, however, that in no event shall the Loan Commitment Amount exceed the lesser of (A) $230,000,000 and (B) 70% of the total Construction Costs as reflected in the Approved Construction Budget.

        “Loan Documents” shall mean, collectively, this Agreement, the Notes, the Mortgage, the Assignment of Agreements, the Assignment of Leases, the Environmental Indemnity, the Interest Rate Agreement, the Collateral Assignment of Interest Rate Agreement, the Guaranties and the Property Manager’s Consent, and any other document executed in connection with the Loan, as well as all other documents executed and/or delivered in connection with the Loan or hereafter delivered by or on behalf of the Borrower pursuant to the requirements hereof or of any other Loan Document.

        “Loan Payment Guaranty” shall mean that certain Guaranty of Loan Payment and Indemnity, dated as of the date hereof, made by Guarantor in favor of the Agent on behalf of the Lenders.

        “Loan Percentage” shall mean (i) prior to any Assignment by the initial Lender of any portion of the Loan in accordance herewith, for the Lender named herein, 100 percent (100%), and (ii) subsequent to any such Assignment, for each Lender, the percentage obtained as the quotient of the principal amount of the Loan assigned to such Lender over the aggregate principal amount of the Loan.

        “Major Building Materials” shall have the meaning set forth in Section 2.1.5(c) hereof.

        “Major Contractor” shall mean any contractor hired by Borrower, including, without limitation, the Construction Manager (including subsidiaries and affiliates), supplying labor or materials, or both, in connection with the Improvements which is for an aggregate contract price equal to or greater than $2,000,000.00, whether pursuant to one contract or agreement or multiple contracts or agreements, after taking into account all change orders.

        “Major Subcontractor” shall mean any subcontractor supplying labor or materials, or both, in connection with the Improvements which is for an aggregate contract price equal to or greater than $1,000,000.00, whether pursuant to one contract or agreement or multiple contracts or agreements, after taking into account all change orders.

        “Management Control” shall mean, with respect to any direct or indirect interest in any Borrower Party or the Mortgaged Property, the power and authority to approve material decisions with respect to the operation, management, financing and disposition of the specified interest.

        “Management Fee” shall mean, with respect to the Mortgaged Property, all fees, commissions, expenses and other compensation (including, without limitation, any incentive fees) payable by the Borrower to any Acceptable Property Manager, which Management Fee shall reflect commercially reasonable then-current “market terms” for the area in which the Mortgaged Property is located for a property of similar type and quality, but in no event to exceed $1.50 per gross square foot of the Project.

         “"Managing Member"”shall mean Penny Beitler L.L.C., an Illinois limited liability company, the managing member of the Mezzanine Borrower, its permitted successors or assigns.

        “Managing Member’s SPE Agreement” shall mean that certain agreement of Managing Member, dated as of the date hereof, pursuant to which Managing Member makes certain covenants for the benefit of the Agent.

        “Material Adverse Effect” shall mean any material adverse effect upon (i) the business operations, economic performance, assets or condition (financial or otherwise) of any Borrower Party or the Mortgaged Property, (ii) the ability of any Borrower Party to perform, in all material respects, its material obligations under each of the Loan Documents to which it is a party, (iii) the enforceability or validity of any Loan Document to which any Borrower Party is a party or the perfection or priority of any Lien created under any such Loan Document, (iv) the value of, or cash flow from, the Mortgaged Property or the operations thereof or (v) the rights, interests and remedies of the Agent or any Lender under the Loan Documents to which any Borrower Party is a party.

        “Material Agreements” shall mean each contract and agreement to which the Borrower is a party, other than the Leases, relating to the ownership, development, construction, use, operation, leasing, management, maintenance, repair or improvement of the Mortgaged Property or portion thereof, or otherwise imposing obligations on the Borrower, under which the Borrower would have the obligation to pay more than $500,000 per annum.

        “Maturity Date” shall mean the Initial Maturity Date, as such date may be extended in accordance with Section 2.9 hereof, or if such day is not a Business Day then on the first Business Day prior thereto, or such other date on which the final payment of principal of the Notes becomes due and payable as herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

         “"MDI"”shall mean Morse Diesel International, Inc.

        “Mezzanine Borrower” shall mean Prime/Beitler Development Company, L.L.C., a Delaware limited liability company, its permitted successors or assigns.

        “Mezzanine Financing” shall mean the mezzanine financing contemplated pursuant to the Mezzanine Loan Agreement.

        “Mezzanine Lender” shall mean, collectively, the lenders pursuant to the Mezzanine Loan Agreement.

        “"Mezzanine Loan Agreement"”shall mean that certain Mezzanine Construction Loan Agreement entered into between the Mezzanine Lender and the Mezzanine Borrower

        “Monthly Debt Service Payment Amount” shall have the meaning set forth in Section 2.3.1 hereof.

        “Mortgage” shall mean that certain first priority Mortgage, Security Agreement, Assignment of Leases, Rents and Revenues, and Fixture Filing, dated as of the date hereof, executed and delivered by the Borrower as security for the Loan and encumbering the Mortgaged Property.

        “Mortgaged Property”shall have the meaning set forth therefor in the Mortgage.

        “Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five years made or accrued and obligation to make contributions.

        “Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

        “Net Operating Income” shall mean, with respect to the Mortgaged Property for any period, Operating Income less Operating Expenses.

        “Net Proceeds” shall mean: (i) the net amount of all insurance proceeds received by the Agent as a result of any Casualty to the Mortgaged Property, after deduction of the Agent’s reasonable out-of-pocket costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Insurance Proceeds”); or (ii) the net amount of all condemnation awards, proceeds and payments received by the Agent with respect to any Partial Condemnation or Total Condemnation (as applicable), after deduction of the Agent’s reasonable out-of-pocket costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Condemnation Proceeds”).

        “Net Proceeds Deficiency” shall have the meaning set forth in Section 8.1.4(e) hereof.

        “Note” or “Notes” shall mean the promissory notes made by the Borrower in favor of each Lender evidencing that portion of the principal amount of the Loan Commitment Amount owing to such Lender, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed, or replaced from time to time.

        “Notice Date” shall mean, with respect to the making of the Loan, each Prepayment and each selection of an Interest Period pursuant to the definition of “Interest Period”, (i) for any Base Rate Loan, the day on which such Base Rate Loan is made or prepaid, as applicable, and (ii) for any LIBO Rate Loan, three (3) Business Days prior to the day on which such LIBO Rate Loan is made or prepaid.

        “NRSF” shall mean net rentable square feet determined in accordance with the Standard Method for Measuring Floor Area in Office Buildings (ANSI/BOMA Z65.1, 1996).

        “Occupies” or “Occupancy” in respect of a Lease, shall mean that Tenant under such Lease (i) has executed and delivered such Lease, (ii) has accepted the premises demised pursuant to such Lease and has provided evidence of acceptance thereof reasonably satisfactory to the Agent and (iii) occupies the premises demised pursuant to such Lease.

        “Officer’s Certificate” shall mean, with respect to any Borrower Party, a certificate made by an individual authorized to act on behalf of such Borrower Party. Without limiting the foregoing, if the individual signing the certificate is doing so on behalf of a corporation, then such individual shall hold the office of President, Executive Vice President, Senior Vice President, Vice President, Chief Financial Officer, Treasurer or Controller (or the equivalent) with respect to such corporation and if the certificate is being delivered in connection with any financial statement, report or record, then such certificate shall be signed by the Chief Financial Officer, Senior Vice President - Finance, Controller or Treasurer of such Borrower Party.

        “Operating Agreements” shall mean (i) reciprocal easement and/or operating agreements, (ii) covenants, conditions and restrictions, and (iii) similar agreements affecting the Mortgaged Property and binding upon and/or benefiting the Borrower and a third party.

        “Operating Expenses” shall mean, in respect of the Mortgaged Property and for any specified period, on an accrual basis, all expenses paid (or due and payable) by the Borrower (or by an Acceptable Property Manager for the account of the Borrower) during such period in connection with the operation of the Mortgaged Property (including Basic Carrying Costs), as well as bookkeeping, accounting, insurance costs, actual Management Fees, Leasing Commissions, wages and other costs and expenses incurred for the Mortgaged Property and legal expenses incurred in connection with the operation of the Mortgaged Property, determined, in each case, consistently with GAAP; but “Operating Expenses” shall not include (i) depreciation or amortization or other noncash items (other than expenses that are accrued but not yet paid), (ii) the principal of and interest on the Notes or any other Indebtedness of the Borrower, (iii) income taxes or other taxes in the nature of income taxes, (iv) any expenses (including legal, accounting and other professional fees, expenses and disbursements) incurred in connection with and allocable to the issuance of the Notes, (v) the cost of any actual Capital Expenditures, (vi) distributions to the members of the Borrower or any management fees or similar compensation (other than actual Management Fees and Leasing Commissions) or similar compensation payable to any Affiliate of the Borrower, and (vii) any item of expense which otherwise would be considered within Operating Expenses but is paid directly by any Tenant. Expenses that are accrued as Operating Expenses during any period shall not be included in Operating Expenses when paid during any subsequent period.

        “Operating Income” shall mean, in respect of the Mortgaged Property and for any specified period, all income received by the Borrower (or by an Acceptable Property Manager for the account of the Borrower) from any Person during such period in connection with the operation of the Mortgaged Property, determined on an accrual basis of accounting consistent with GAAP, including, without limitation, the following:

        (i) all Rents and, without duplication, all charges received by the Borrower (or by an Acceptable Property Manager for the account of the Borrower) for electricity, oil, gas, water, steam, heat, ventilation, air conditioning and any other energy, telecommunications, telephone, utility or similar items, including overtime usage, HVAC equipment charges, sprinkler charges, escalation charges, license fees, maintenance and cleaning fees, charges for improvements, parking revenues and income, Taxes and Other Charges and other amounts payable to the Borrower (or to an Acceptable Property Manager for the account of the Borrower) under any Lease (including tenant security deposits but only to the extent the Borrower is entitled to apply or retain the security deposit in accordance with the Lease and any interest income earned thereon and retained by the Borrower) or other agreement relating to the Mortgaged Property (it being expressly agreed that all rent shall be adjusted to eliminate the effect of straight lining);

        (ii) all amounts payable to the Borrower (or to an Acceptable Property Manager for the account of the Borrower) pursuant to Operating Agreements relating to the Mortgaged Property;

        (iii) condemnation awards to the extent that such awards are compensation for lost rent allocable to such specified period;

        (iv) business interruption and loss of “rental value” insurance proceeds to the extent such proceeds are allocable to such specified period; and

        (v) all other income, which is recurring and collected in the ordinary course of business of operating the Mortgaged Property.

Notwithstanding the foregoing clauses (i) through (v), Operating Income shall not include (A) any condemnation or insurance proceeds (other than of the types described in clauses (iii) and (iv) above), (B) any proceeds resulting from the sale, exchange, transfer, financing or refinancing of all or any part of Mortgaged Property (other than of the types described in clause (iii) above), (C) any type of income that would otherwise be considered Operating Income pursuant to the provisions above but is paid directly by any Tenant to a Person other than the Borrower or its agents and (D) any fees or other amounts payable by a Tenant or another Person that are reimbursable by the Borrower to such Tenant or other Person.

        “Organizational Documents” shall mean (i) with respect to any Person that is a corporation, the certificate of incorporation or charter and by-laws of such Person, (ii) with respect to any Person that is a partnership, the partnership agreement and, if a limited partnership, the certificate of limited partnership of such person and the limited partnership agreement, and (iii) with respect to any Person that is a limited liability company, the certificate of formation or the articles of organization and the operating agreement of such Person.

        “Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including vault charges and license fees for the use of vaults and similar areas adjoining the Mortgaged Property, now or hereafter levied or assessed or imposed against the Mortgaged Property or any part thereof and payable by the Borrower.

        “Other Taxes” shall have the meaning set forth in Section 2.2.2(e) hereof.

        “Outside Completion Date” shall mean March 31, 2003, subject to delays caused by Force Majeure Events.

        “Partial Condemnation” shall mean any condemnation or eminent domain proceeding or action (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking) by any Governmental Authority, whether for any permanent or temporary use, occupancy or other interest affecting such portion of the Mortgaged Property other than a Total Condemnation.

        “Participation” shall have the meaning set forth in Section 5.1(s) hereof.

        “Payment and Performance Bonds” shall mean dual-obligee payment and performance bonds relating to such Major Contractors and Major Subcontractors as Agent shall reasonably require, issued by a surety company or companies acceptable to the Agent, in each case in an amount not less than the full contract price and otherwise in form and substance acceptable to the Agent.

        “PBGC” means the Pension Benefit Guaranty Corporation (or any successor).

        “PCB” shall have the meaning set forth in the definition of Hazardous Substance.

        “Permits” shall mean all licenses, permits, variances and certificates used or required in connection with the ownership, operation, use or occupancy of the Mortgaged Property (including, without limitation, business licenses, state health department licenses and all such other permits, licenses and rights, obtained from any Governmental Authority or private Person).

        “Permitted Encumbrances” shall mean, collectively (i) the Liens and security interests created by the Loan Documents, (ii) all Liens, encumbrances and other matters disclosed in the Qualified Title Policy, (iii) Liens, if any, for Taxes or Other Charges not yet payable or which are being diligently contested in good faith in accordance with Section 5.1(b)(ii) hereof, (iv) Liens in respect of the applicable Mortgaged Property or assets imposed by law which were incurred in the ordinary course of business, such as carriers, warehousemen’s, landlord’s, mechanic’s, materialmen’s, repairmen’s and other similar Liens, and Liens for workers compensation, unemployment insurance and similar programs, in each case arising in the ordinary course of business which are being diligently contested in good faith in accordance with Section 5.1(b)(ii) hereof, (v) Leases, (vi) equipment and similar leases entered into in the ordinary course of business, (vii) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances incurred or entered into by the Borrower in the ordinary course of business which in each case do not diminish in any material respect the value of the Mortgaged Property or affect in any respect the validity, enforceability or priority of the Liens created by the Loan Documents, (viii) Liens and security interests created pursuant to or in respect of the Mezzanine Financing, and (ix) such other title and survey exceptions as the Agent has approved or may approve in writing in the Agent’s reasonable discretion.

        “Permitted Indebtedness” shall mean (i) the Debt, (ii) Trade Payables incurred in the ordinary course of the Borrower’s business, customarily paid by the Borrower within sixty (60) days of incurrence and in fact not more than sixty (60) days outstanding (subject to such Borrower’s right to contest the same in accordance with Section 5.1(b)(ii) hereof), (iii) written indemnities entered into in the ordinary course of business and on customary terms and conditions in connection with the acquisitions of goods or services, or in connection with the execution of Leases or amendments thereto, or in connection with the acquisition of the Mortgaged Property (provided that indemnities in connection with the acquisition of the Mortgaged Property shall only constitute Permitted Indebtedness to the extent the text of such indemnities was disclosed to the Agent or its counsel prior to the Closing or as otherwise approved by the Agent in its reasonable discretion), (iv) the Mezzanine Financing, (v) equipment and similar leases entered into in the ordinary course of business, (vi) unsecured loans from members or Affiliates of members of the Borrower (which loans, if any, shall be conditioned on any such lender’s execution of an agreement whereby such Lender, inter alia: (A) agrees to the subordination of its right to repayment to the payment obligations of the Borrower hereunder; and (B) covenants for the benefit of the Agent and the Lenders not to file in respect of any voluntary or involuntary bankruptcy or reorganization), and (vii) any other unsecured indebtedness approved by the Agent in its sole discretion.

        “Person” shall mean any individual, sole proprietorship, corporation, general partnership, limited partnership, limited liability company or partnership, joint venture, association, joint stock company, bank, trust, estate, unincorporated organization, endowment fund, any Governmental Authority or any other form of entity.

        “PGRT” shall have the meaning set forth in Section 6.1(h)(ii) hereof.

        “"Plan"” means the Single Employer or a Multiple Employer Plan.

        “Plans and Specifications” shall mean for the Project, the plans and specifications for the Improvements prepared by the Architect, as the same may be amended and supplemented from time to time in accordance with the terms of this Agreement.

        “Policies” shall have the meaning set forth in Section 8.1.1(d) hereof.

        “Prepayment” shall have the meaning set forth in Section 2.4.1 hereof.

        “Prepayment Date” shall have the meaning set forth in Section 2.4.1 hereof.

        “Prepayment Notice” shall have the meaning set forth in Section 2.4.1 hereof.

        “Prime Rate” shall mean, determined on a daily basis, the rate of interest publicly announced by HypoVereinsbank in New York, New York from time to time as its prime commercial lending rate. The prime rate is not intended to be the lowest rate of interest charged by HypoVereinsbank in connection with extensions of credit to debtors.

        “Project” shall have the meaning set forth in the recitals to this Agreement.

        “Project Lease” shall mean a Lease substantially in the form attached hereto as Exhibit D, which form has been approved by the Agent as the standard office lease for the Project.

        “Property Management Agreement” shall mean (i) the property management agreement entered into by the Borrower and the Property Manager and approved by the Agent as set forth in Section 10.1 hereof, pursuant to which the Property Manager is to provide management and other services with respect to the Mortgaged Property and (ii) any other management agreement entered into with the prior written consent of the Agent (which consent shall not be unreasonably withheld, conditioned or delayed).

        “Property Manager” shall mean (i) any Acceptable Property Manager or (ii) any replacement Property Manager appointed in accordance with Section 10.1 hereof.

        “Property Manager’s Certificate” shall have the meaning set forth in Section 3.2(c)(viii) hereof.

        “Property Manager’s Consent” shall mean that certain Property Manager’s Consent and Subordination of Property Management Agreement, entered into by the Property Manager in favor of the Agent on behalf of the Lenders.

        “Punch List Items” shall have the meaning set forth in the definition of Substantial Completion.

        “Qualified Survey” shall mean a current title survey of the Mortgaged Property, certified to the Title Company and the Agent for the benefit of the Lenders and their successors and assigns, that, except as otherwise approved by the Agent (i) is in form and content satisfactory to the Agent, (ii) is prepared by a professional and properly licensed land surveyor satisfactory to the Agent in accordance with the 1992 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, (iii) meets the classification of an “Urban Survey”, and the following additional items from the list of “Optional Survey Responsibilities and Specifications” (Table A) should be added to each survey: 2, 3, 4, 6, 7 (other than 7(b)(2) and 7(b)(3)), 8, 10 and 11, (iv) reflects the same legal description contained in the Qualified Title Policy relating to the Mortgaged Property, (v) includes, among other things, a metes and bounds description of the real property comprising part of the Mortgaged Property satisfactory to Agent, and (vi) contains a certification in form and substance reasonably acceptable to the Agent.

        “Qualified Title Policy” shall mean an ALTA title insurance policy (1992 unmodified form, where issuable) issued by one or more title companies acceptable to the Agent, with ALTA facultative reinsurance and direct access agreements acceptable to the Agent, which title insurance policy shall (i) provide coverage in the Loan Commitment Amount (including a “pending disbursements” clause covering future Advances), (ii) insure the Agent for the benefit of the Lenders that the Mortgage creates a valid first mortgage lien on the Mortgaged Property, free and clear of all exceptions from coverage other than Permitted Encumbrances and such standard exceptions and exclusions from coverage as the Agent shall approve, (iii) contain such endorsements and affirmative coverages as the Agent may reasonably request, (iv) name the Agent for the benefit of the Lenders as the insured and (v) be assignable by its terms with a transfer of the Loan.

        “Qualifying Lease” shall mean a Lease that (i)(A) is an Approved Lease and (B) when considered together with all other Qualifying Leases other than the Bank One Lease, provides for an average base rental rate (weighted pro rata to the area of the applicable leased premises) of at least $22.50 per NRSF, which rate assumes that the Tenant under the applicable Qualifying Lease must pay its pro rata share (payable on a “net” basis) of Taxes and Operating Expenses or (ii) the Agent otherwise approves as a Qualifiying Lease.

        “Qualifying Lease Threshold Amount” shall have the meaning set forth in the definition of Loan Commitment Amount.

        “ratable share” or “ratably” shall mean, with respect to any Lender, its share of the Loan based on the proportion of the outstanding principal amount of the Loan advanced by such Lender to the total outstanding principal amount of the Loan.

        “Rate Request” shall mean the Borrower’s irrevocable telephonic notice (to be promptly confirmed in writing), to be received by the Agent by 11:00 a.m. New York time three (3) Business Days prior to the date specified in the Rate Request for the commencement of the Interest Period (which specified date must be a Business Day), of: (i) its intention to have (A) all or any portion of the principal amount under the Notes which is not then the subject of an Interest Period (other than an Interest Period which is terminating on the Business Day specified in the notice), and/or (B) all or any portion of any advance of proceeds of the Loan evidenced by the Notes, which is to be made on the Business Day specified in the notice, bear interest as either a Base Rate Loan or a LIBOR Loan; and (ii) the Interest Period desired by the Borrower in respect of the amount specified whenever such notice is for LIBOR Loans.

        “"Rating Agency"” shall mean any one or more of Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co., Fitch IBCA, Inc., or any other nationally recognized statistical rating agency and their respective successors, as selected by the Agent.

        “RBC Change” shall have the meaning set forth in Section 2.2.2(c) hereof.

        “Reference Banks” shall mean four (4) major banks in the London interbank market selected by the Agent.

        “Register” shall have the meaning set forth in Section 2.1.11(b) hereof.

        “Regulation D” shall mean Regulation D of the Federal Reserve Board, as in effect from time to time.

        “Regulatory Change” shall mean any change after the date of this Agreement in federal, state or foreign laws or regulations or the adoption or the making, after such date, of any interpretations, directives or requests applying to a class of banks or companies controlling banks, including any Lender or any company Controlling a Lender, of or under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

        “Related Party” shall mean any member, shareholder, partner, principal, Affiliate, employee, officer, director, agent or representative of any Borrower Party.

        “Release” shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, the movement of Hazardous Substances through ambient air, soil, surface water, groundwater, wetlands, land or subsurface strata).

        “Rents” shall mean all rents, rent equivalents, moneys payable as damages pursuant to a Lease or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account or benefit of the Borrower or its agents or employees from any and all sources arising from or attributable to the Mortgaged Property and/or the use and occupancy by Tenants thereof, including, without limitation, any obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Mortgaged Property or rendering of services by the Borrower and proceeds, if any, from business interruption or other loss of income insurance.

        “Required Equity” shall mean the positive difference between (i) the greater of (A) $336,400,000 and (B) the Construction Costs and (ii) the sum of the Loan Commitment Amount and the Mezzanine Financing.

        “Required Lenders” shall mean, if there is only one Lender hereunder, that Lender, and if there is more than one Lender, at least one or more Lenders holding more than 66 2/3% of the total principal amount outstanding under the Loan.

        “Required Rating” shall mean “AA” (or its equivalent) by the Rating Agencies.

        “Required Records” shall have the meaning set forth in Section 5.1(j)(ix) hereof.

        “Reserve Requirements” shall mean, for any day applied to a LIBOR Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction), if any, of reserve requirements in effect on such day (including, without limitation, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), if any, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of such Board of Governors).

        “Restoration” shall mean the repair and restoration of the Mortgaged Property to a substantially comparable condition as existed immediately prior to a Casualty or Partial Condemnation, as applicable, together with such alterations and additions as may be reasonably approved by the Agent or required by a Governmental Authority.

        “Retainage” shall mean, for each construction contract and subcontract, the greater of (i) ten percent (10%) of all Hard Costs funded to the contractor or subcontractor under the contract or subcontract until such time as the labor or materials provided under such contract or subcontract is fifty percent (50%) complete as certified by the Construction Consultant at which time no further Retainage under such contract or subcontract shall be required or (ii) the actual retainage required under such contract or subcontract. There shall be no Retainage on Soft Costs, unless retainage on Soft Costs is required under such construction contract or subcontract, in which case the Retainage for such Soft Costs shall be as set forth in such construction contract or subcontract.

        “Risk-Based Capital Guidelines” shall have the meaning set forth in Section 2.2.2(c) hereof.

        “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

        “Servicer” shall mean any entity appointed by the Agent to service the Loan or its successor in interest, or if any successor servicer is appointed pursuant to a Servicing Agreement, such successor servicer. If at any time no entity shall be so appointed, Servicer shall be deemed to refer to the Agent.

        “Servicing Agreement” shall mean any trust, pooling and servicing agreement or trust and servicing agreement that may be entered into from time to time by the Agent and Servicer in connection with the Loan.

        “Shortfall” shall have the meaning set forth in Section 2.1.7 hereof.

        “Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

        “Soft Costs” shall have the meaning set forth in Section 2.1.7 hereof.

        “Solvent”, with respect to any Person on a particular date, shall have the meaning ascribed to such term in the Federal Bankruptcy Code and any applicable state fraudulent conveyance laws, to include, without limitation, the following, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person or entity, and (b) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

        “Subsidiary” shall mean (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, (ii) any partnership, association, trust, joint venture, limited liability company or other entity in which such Person directly or indirectly through subsidiaries has more than a 50% equity interest at any time, and (iii) any partnership, association, trust, joint venture, limited liability company or other business entity which is required to be consolidated with another such business entity in accordance with GAAP.

        “Substantial Completion” shall mean the date when all of the following conditions have been satisfied:

        (i) all Work associated with the Base Building Improvements has been completed in accordance with the Plans and Specifications (except for non-material deviations therefrom that do not adversely affect the use of the Improvements for their intended use or their value) and the Construction Agreement, subject only to the completion of non-material details of correction, construction or mechanical adjustment, the non-completion of which does not interfere with the use and occupancy of the Mortgaged Property for its intended purpose (the "Punch List Items");

        (ii) the Borrower shall have obtained and delivered to the Agent all required Governmental Approvals and all sign-offs, permits, licenses and certificates of any Governmental Authority regarding the Work in respect of the Base Building Improvements; and

        (iii) the Mortgaged Property shall be free of any Lien pertaining to the Work (other than Permitted Encumbrances) and the Agent shall have received such releases of liens, waivers and affidavits with respect thereto as it may reasonably require.

        “Taxes” shall mean all real estate and personal property taxes, assessments, fees, taxes on rents or rentals, water rates or sewer rents, and other governmental charges now or hereafter levied or assessed or imposed against the Borrower or the Mortgaged Property or rents therefrom or which may become Liens.

        “Telerate Page 3750” shall mean the display designated as “Page 3750” on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers Association as the information vendor for the purpose of displaying British Bankers Association Interest Settlement Rates for U.S. Dollar deposits).

        “Tenant” shall mean any Person liable by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) pursuant to a Lease.

        “Title Company” shall mean Near North National Title Corporation, as agent, and Ticor Title Insurance Company, Lawyer’s Title Insurance Corporation, First American Title Insurance Company, Stewart Title Insurance Company and Old Republic Title Insurance Company, as co-insurers.

        “Total Condemnation” shall mean any condemnation or eminent domain proceeding or action (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking) by any Governmental Authority, whether for any permanent or temporary use, occupancy or other interest affecting such portion of the Mortgaged Property as, when so taken or condemned, would leave, in the Agent’s reasonable determination, a balance of the Mortgaged Property that, due either to the area so taken or the location of the part so taken in relation to the part not taken, would not, under economic conditions, physical constraints, zoning laws, building regulations and other Laws and Regulations then existing, readily accommodate a new or reconstructed building or buildings and other improvements of a type comparable to the Improvements existing as of the date of such taking or condemnation.

        “Trade Payables” shall mean unsecured amounts payable by or on behalf of the Borrower or any other Person for or in respect of the operation of the Mortgaged Property in the ordinary course and which would under GAAP be regarded as ordinary expenses or capital expenditures (including construction expenditures), including amounts payable to suppliers, vendors, contractors, mechanics, materialmen or other Persons providing property or services to the Mortgaged Property or the Borrower.

        “Transfer” and “Transferred” shall have the meaning set forth in Section 6.1(h)(ii) hereof.

        “Type” shall mean either a Base Rate Loan or LIBOR Loan, as applicable.

        “UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the state in which the Mortgaged Property is located.

        “Unadvanced Loan Commitment Amount” shall mean, on the date the Unadvanced Loan Commitment Amount Fee is due and payable, the amount of the Loan Commitment Amount that has not been advanced to the Borrower in an Advance.

        “Unadvanced Loan Commitment Amount Fee” shall mean, on the date the Unadvanced Loan Commitment Amount Fee is due and payable, 0.0167% of the Unadvanced Loan Commitment Amount.

        “U.S. Government Securities” shall mean securities evidencing an obligation to pay principal and interest in a full and timely manner that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person Controlled or supervised by and acting as an agency or instrumentality of and guaranteed as a full faith and credit obligation by the United States of America (including a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such securities or a specific payment of principal of or interest on any such securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the securities or the specific payment of principal of or interest on the securities evidenced by such depository receipt).

        “U.S. Tax” shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof (excluding any franchise and income taxes due from and payable by Lenders or the Agent).

        “Withdrawal Liability” has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

        “Work” shall mean all construction, labor, materials, supplies, monitoring, supervision, administration, contracting and other services or materials necessary or desirable for the satisfactory performance, execution and Final Completion of the construction of the Base Building Improvements, in accordance with the Plans and Specifications, the Construction Agreement and good construction practice.

        Section 1.2 Principles of Construction. All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. Unless otherwise specified, the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “includes”, “including” and similar terms shall be construed as if followed by the words “without limitation”. The term “Mortgaged Property” shall be construed to be followed by the phrase “or any part or portion thereof”. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. Any reference herein to any Loan Document shall refer to such Loan Document as such Loan Document may be amended, restated or otherwise modified from time to time. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, as may be modified herein. As a matter of convenience herein, rating categories are generally stated in the nomenclature of Standard & Poor’s Ratings Services, it being understood that unless otherwise expressly stated to the contrary, reference to such category shall also be deemed to be a reference to the comparable category of each other Rating Agency. Whenever in this Agreement any Person is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such Person, provided that the foregoing shall not be deemed to permit any transfer of any ownership interest that is otherwise prohibited hereunder. All covenants, promises and agreements in this Agreement contained, by or on behalf of the Borrower, shall inure to the benefit of the respective legal representatives, successors and assigns of each Lender and the Agent.

ARTICLE II
GENERAL

        Section 2.1 The Loan.

        2.1.1 Commitment. Subject to and upon the terms and conditions set forth herein, each Lender hereby severally agrees to lend to the Borrower its ratable share of the Initial Advance and the other advances of the Loan Commitment Amount contemplated hereunder (each, an “Advance”) in accordance with and in the aggregate amount of its Commitment. The aggregate amount of the Loan from time to time shall not exceed the Loan Commitment Amount. The Loan shall mature on the Maturity Date. The Borrower hereby agrees to accept the Loan as of the date hereof, subject to and upon the terms and conditions set forth herein. The proceeds of Advances shall only be used by the Borrower to pay Approved Construction Costs actually incurred in connection with the construction of the Improvements.

        2.1.2 Advances. The Approved Construction Budget reflects, by category and line items, the purposes and the amounts for which funds to be advanced by the Lenders to the Borrower under this Agreement are to be used. The Lenders shall not be required to disburse for any category or line item more than the amount specified therefor in the Approved Construction Budget, subject to Sections 2.1.3, 2.1.4 and 7.1.9 hereof (or other reallocations approved by the Agent in its reasonable discretion). Any fees or payments to be made pursuant to the Affiliate Contracts shall only be disbursed hereunder at such times provided under and otherwise in accordance with said Affiliate Contracts (but in no event shall such payments exceed from time to time the amount allocated therefor in the Approved Construction Budget).

        2.1.3 Cost Overruns. If the Borrower becomes aware of any change in Construction Costs which will increase a category or line item of Construction Costs reflected on the Approved Construction Budget, the Borrower shall, within five (5) Business Days thereafter, notify the Agent in writing and submit to the Agent a revision to the Approved Construction Budget for the Agent’s review and, and to the extent required hereunder, approval. Except as set forth in this Section 2.1.3 and in Sections 2.1.2, 2.1.4 and 7.1.9 hereof, any reallocation of any category or line items in the Construction Budget shall be subject to the Agent’s approval in the Agent’s sole discretion. The Lenders shall have no obligation to make any further Advances with respect to the increase in the line item or category for which a revision under this Section 2.1.3 has been submitted to the Agent for approval, unless and until the revision to the Approved Construction Budget so submitted by the Borrower is approved by the Agent or withdrawn by the Borrower (it being understood that in the event a revision to the Approved Construction Budget is withdrawn by the Borrower after an Advance has been made in accordance with the revised (but then withdrawn) Approved Construction Budget, any excess of such Advance over the amount of the Advance that would have been made if the revision to the Approved Construction Budget had not been submitted in the first place may be deducted from the next following Advance or Advances, as necessary), and the Agent reserves the right to approve or disapprove any revision to the Approved Construction Budget in its sole and absolute discretion (except to the extent otherwise provided in this Section 2.1.3, and Sections 2.1.2, 2.1.4 or 7.1.9 hereof).

        2.1.4 Contingency Reserve. Subject to (a) Section 7.1.9 hereof, (b) to the prior approval of the Agent in respect of reallocations of greater than five percent (5%) of a given line item, which shall not be unreasonably withheld or delayed, and (c) an aggregate allocation not to exceed ten percent (10%) of the total line item amount set forth in the Approved Construction Budget on the date hereof, the Borrower may revise the Approved Construction Budget from time to time to move amounts available under the Hard Costs budget line denominated “Contingency” to other Hard Costs budget lines, and/or to move amounts available under the Soft Costs budget line denominated “Contingency” to other Soft Costs budget lines or to any Hard Costs budget lines by providing to Agent a revision to the Approved Construction Budget indicating all such changes.

        2.1.5 Stored Materials. (a) Except as provided in this Section 2.1.5, the Agent shall in no event or under any circumstances have any obligation to make any disbursement of the Loan for materials which are stored off-site unless the Agent agrees, in its sole and absolute discretion, to so disburse.

        (b) The Agent and the Lenders shall make Advances in accordance with this Agreement to pay for Hard Costs actually incurred by the Borrower for materials not yet incorporated in the Improvements but stored on site, which materials are required in connection with the construction of the Improvements, provided that: (i) such materials are in accordance with the Plans and Specifications(except for non-material deviations therefrom that do not adversely affect the use of the Improvements for their intended purpose or their value) approved by the Agent and the Construction Consultant; (ii) such materials are securely stored on site, properly inventoried, and clearly stenciled or otherwise marked to indicate that they are the property of the Borrower; (iii) such materials are insured against casualty, loss and theft as required by Section 8.1.1 hereof; (iv) the Borrower either owns or will, after the payment of the bills and invoices therefor (which payment in full shall occur promptly after the disbursement of the Loan for such materials), own such materials free and clear of all liens and encumbrances of any nature whatsoever other than the Permitted Encumbrances, which ownership shall be established contemporaneously with or promptly after such disbursement by evidence reasonably satisfactory to the Agent; (v) the Borrower executes and delivers to the Agent such additional security documents as the Agent shall reasonably deem necessary to create and perfect a first lien in such materials as additional security for the payment of the Loan; (vi) subject to Sections 2.1.3, 2.1.4 and 7.1.9 hereof, the aggregate amount of such disbursements for such materials shall in no event at any time exceed the actual Hard Costs incurred by the Borrower for such materials as verified by the Construction Consultant pursuant to the provisions of this Agreement; (vii) the aggregate amount of such disbursements of the Loan for such materials which are stored on-site and which is outstanding at any given time shall in no event exceed $2,000,000; and (viii) if required by the Agent, the Architect or the Construction Consultant shall certify that it has inspected said materials and they are in good condition and suitable for use in connection with the Project.

        (c) The Agent and the Lenders shall from time to time make disbursements in accordance with the terms of this Agreement for the purchase of certain finally assembled, fully fabricated major building materials, which are ready for delivery to the Project but are temporarily stored at off-site locations in the United States other than the Project (collectively, “Major Building Materials”), approved by the Construction Consultant (acting reasonably) prior to the delivery to the Project or incorporation into the Improvements of such Major Building Materials; provided, however, that in the case of each such disbursement, the conditions contained in clause (b) above have been satisfied with respect to the Major Building Materials, other than the requirement of clauses (ii) and (vii) contained therein with respect to the storage of such materials on site, and the Agent shall have received (i) a written statement from the manufacturer or storer of such Major Building Materials (or a provision in the purchase order therefor to such effect) that the Agent, the Construction Consultant and either of their agents may fully inspect such Major Building Materials at all reasonable times upon reasonable advance notice and (ii) evidence that the aggregate amount of such disbursement for Major Building Materials does not at any time exceed $15,000,000.

        (d) The Agent shall have the right in its sole discretion, but not the obligation, to request that the Borrower deliver or cause to be delivered to the Agent the following documents within ten (10) Business Days after the date on which any Advance for Major Building Materials is made: (i) bills of lading, warehouse receipts, delivery receipts or other evidence of title with respect to the Major Building Materials for which such advance is made; and (ii) a certificate of the Borrower in form and substance reasonably acceptable to the Agent in all respects to the effect that such Major Building Materials are owned by the Borrower outright, free and clear of all liens, security interests and encumbrances, other than liens and security interests in favor of the Agent and the Lenders and other Permitted Encumbrances, and that all of the terms of this Section have been complied with. No advance for Major Building Materials shall be made unless the Major Building Materials covered thereby are stored at a location, other than the Project, reasonably acceptable to the Agent and the Construction Consultant, and are (A) stored in a designated and secure area, conspicuously marked to show that they are the subject of a security interest by the Agent and said Major Building Materials will not be transported to another location except in connection with their delivery to the Project, (B) effectively segregated (to the extent possible) from all other materials of whatever kind located at the off-site location in question and (C) reasonably anticipated to be incorporated into the Project within one hundred eighty (180) days of the advance therefor.

        (e) Disbursements for all stored materials, whether or not stored at the Project, shall not exceed at any one time $17,000,000 in the aggregate for the Project.

        2.1.6 Amount of Advances. (a) In no event shall any Advance exceed an amount equal to the full amount of Construction Costs incurred by the Borrower through the date of the Draw Request for such Advance minus (i) the applicable Retainage for each relevant contract and subcontract specified on such Draw Request and minus (ii) the full amount of Construction Costs theretofore paid. It is further understood that the Retainage described above is intended to provide a contingency fund protecting the Lenders against the failure of the Borrower or another Borrower Party to fulfill its obligations under the Loan Documents, and that the Agent may charge amounts against such Retainage in the event the Agent or the Lenders are required or elect to expend funds to cure any Event of Default.

        (b) The portion of Retainage that relates to work or materials supplied by any contractor in connection with the Improvements will upon request be disbursed to the Borrower subject to satisfaction of the following conditions, whether before or after the completion of the Improvements: (i) no Event of Default then exists; (ii) the Construction Consultant verifies to the Agent that such contractor has completed 100% of its work for the Improvements and has supplied 100% of all materials for the Project in compliance in all material respects with such contractor’s contract and in conformity with the Plans and Specifications (except for non-material deviations therefrom that do not adversely affect the use of the Improvements for their intended purpose or their value); (iii) such contractor shall execute a lien waiver in the form attached hereto as Exhibit H; and (iv) if required by the Agent, the disbursement of such portion of the Retainage shall be approved by any surety company that has issued a Payment or Performance Bond with respect to such contractor; provided, however, that, notwithstanding the preceding portion of this sentence, in the event that the preceding conditions set forth in clauses (i) through (iv) have been met by MDI except that, in lieu of clause (ii) the Construction Consultant verifies that Substantial Completion has occurred and in respect of clause (iii) a lien waiver in the form of Exhibit I attached hereto has been executed by MDI, then 50% of the Retainage relating to MDI’s Construction Manager’s fee shall be disbursed to the Borrower.

        2.1.7 Loan Balancing. Notwithstanding anything contained herein to the contrary, if at any time or from time to time during the term of this Agreement, in the Agent’s sole (but good faith) judgment and opinion, the unfunded balance of the Loan together with Retainage, the amount of the Required Equity and the amount of the Mezzanine Financing is insufficient to pay the remaining Hard Costs and any and all other costs and expenses associated with the construction of the Project set forth in the Approved Construction Budget (“Soft Costs”) after taking into account all Construction Contingencies and reallocations pursuant to Section 7.1.9 hereof (the amount of such deficiency, the “Shortfall”), no further Advances shall be made by the Lenders until the Borrower either individually or in combination (a) deposits with the Agent the Shortfall, (b) infuses the Shortfall into the Project by payment of expenses in cash or other manner reasonably satisfactory to the Agent and delivers to the Agent evidence thereof reasonably satisfactory to the Agent, (c) provides the Agent with other assurance reasonably satisfactory to the Agent (such as a letter of credit or guaranty) that the Shortfall will be funded as and when needed, (d) to the extent permitted under Section 2.1.4 hereof, allocates the Construction Contingency to the Shortfall and/or (e) to the extent permitted under Section 7.1.9 hereof, reallocates cost savings from the Approved Construction Budget (or other reallocations which are approved by the Agent, in its sole discretion) in accordance with the terms of this Agreement. The Borrower hereby agrees that the Agent shall have a lien on and security interest in, for the benefit of Lenders, any sums deposited pursuant to clauses (a) and (c) above and that the Borrower shall have no right to withdraw any such sums except for the payment of Construction Costs and the Agent agrees that all such sums shall be advanced pursuant to Draw Requests submitted by the Borrower. Any such sums deposited in accordance with said clause (a) or (c) shall be released to the Borrower when and to the extent that the Agent reasonably determines that the amount thereof is more than the then-existing Shortfall; provided, however, that if an Event of Default occurs, the Agent shall, at the option of the Required Lenders, apply such amounts either to the costs of completion of the Improvements or to the immediate reduction of outstanding principal and/or interest under the Notes (it being agreed that such application shall not result in an obligation of the Borrower to pay Breakage Costs). Any funds remaining in the Construction Contingency after Substantial Completion has been achieved shall be used to reimburse the Borrower for any Shortfall funded by the Borrower under this Section 2.1.7.

        2.1.8 Quality of Work. No Advance or any portion thereof shall be made with respect to defective work or to any contractor that has performed work that is defective and that has not been cured (provided, however, that Advances or portions thereof may be made to the Borrower in respect of non-defective work of such contractor so long as the Borrower certifies to the Agent that the Borrower reasonably expects such other work of such contractor not to be defective), but, if an Event of Default then exists, the Lenders may disburse all or part of any Advance before the same shall become due if the Construction Consultant believes it advisable to do so, and all such Advances or parts thereof shall be deemed to have been made pursuant to this Agreement.

        2.1.9 Miscellaneous. The making of an Advance by the Lenders shall not constitute the Agent’s or the Lenders’ approval or acceptance of the construction theretofore completed or the materials furnished in connection therewith. The Agent’s inspection and approval of the Plans and Specifications, the construction of the Improvements, or the workmanship and materials used therein, shall impose no liability of any kind on the Agent or the Lenders, the sole obligation of the Agent and the Lenders as the result of such inspection and approval being to make the Advances if, and to the extent, required by this Agreement.

        2.1.10 No Re-advances. Any amount borrowed and repaid hereunder in respect of the Loans may not be reborrowed; provided, however, that amounts paid by Borrower to the Agent, if any, pursuant to Section 3.5.2(c)(ii) hereof may be reborrowed by the Borrower.

        2.1.11 The Notes. (a) The Loan shall be evidenced by a Note or Notes from the Borrower in the aggregate principal amount of the Loan. The Note or Notes shall bear interest at the Applicable Interest Rate with respect to the principal amount thereof advanced pursuant to this Agreement and outstanding to and including the date upon which the Debt is required under the Loan Documents to be paid in full and thereafter until repayment at the Default Rate. The Note or Notes shall be subject to repayment as provided in Section 2.3 hereof, shall be entitled to the benefits of this Agreement and shall be secured by the Mortgage and by certain of the other Loan Documents.

        (b) The Agent shall maintain, or cause to be maintained, a register (the “Register”) at the address set forth in Section 11.5 hereof to which notices to the Agent are to be sent hereunder, on which it shall enter the name or names of the registered owner or owners from time to time of the Note or Notes. Each Note may be independently assigned or otherwise transferred in accordance with the requirements of Section 11.23 hereby to an Eligible Assignee in whole or in part by registration of such assignment or transfer on the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of the Loan (and the Note or Notes evidencing the same) may be effected by registration of such assignment or transfer on the Register. At the request of any Lender or any designated assignee or transferee of a Note, the Borrower shall issue to such Lender or the designated assignee or transferee one or more new Notes in the same aggregate principal amount of the Note or Notes so assigned or transferred upon delivery to the Borrower of the Note or Notes so assigned or transferred marked “cancelled”. The Register shall be available for inspection by the Borrower at any reasonable time upon reasonable prior notice.

        Section 2.2 Interest.

        2.2.1 Generally. Interest on the outstanding principal balance of the Loan and the Notes shall accrue at the Applicable Interest Rate and shall be calculated on the basis of a year of 360 days for the actual number of days elapsed in the applicable Interest Period, provided that in the case of interest the first day of the Interest Period shall be included and the last day of said Interest Period shall be excluded. If an Advance is repaid on the same day on which it is made one (1) day’s interest shall be paid on such Advance as well as all Breakage Costs. Any change in the Prime Rate or the Federal Funds Rate shall be automatically effective as of the day on which such change in rate occurs. Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be made in good faith and shall be conclusive and binding on the Borrower and each Lender in the absence of manifest error.

        2.2.2 Determination of Interest Rate. (a) The rate or rates at which the outstanding principal amount of the Loan bears interest from time to time shall be referred to as the “Applicable Interest Rate”. Subject to the terms and conditions of this Section 2.2.2, the Borrower shall pay interest on the outstanding principal amount of the Loan at the Applicable Interest Rate for the applicable Interest Period. Each determination by the Agent of the Applicable Interest Rate shall be conclusive and binding for all purposes, absent manifest error. The Applicable Interest Rate with respect to any portion of the Loan shall be:

        (i) Base Rate. During the periods, if any, during which this Agreement provides that any portion of the Loan shall bear interest as a Base Rate Loan, a rate per annum equal at all times to the sum of the Base Rate plus the Base Rate Margin, payable monthly in arrears on each Interest Payment Date.

        (ii) LIBO Rate. Except as specified herein to the contrary, during the periods, if any, during which this Agreement provides that the Loans shall bear interest as a LIBOR Loan, at a rate per annum equal at all times during each Interest Period to the Adjusted LIBO Rate for such Interest Period, payable monthly in arrears on each Interest Payment Date.

        (b) (i) Each Rate Request shall specify the portion of the Loan to be designated as a Base Rate Loan or a LIBOR Loan and, if applicable, the Interest Period applicable thereto. The Borrower may elect pursuant to a Rate Request to convert all or any portion of an outstanding Base Rate Loan to a LIBOR Loan provided that no Base Rate Loan may be converted into a LIBOR Loan: (A) when any Event of Default then exists and the Agent has determined in its reasonable discretion that such a conversion is not appropriate; or (B) after the date which is thirty (30) days prior to the Maturity Date. The Borrower may elect pursuant to a Rate Request to convert all or any portion of the outstanding LIBOR Loans to a Base Rate Loan. Any LIBOR Loan may be continued upon the expiration date of its then current Interest Period by the Borrower pursuant to a Rate Request, provided that no LIBOR Loan may be continued: (1) when any Event of Default has occurred and is continuing and the Agent has determined in its reasonable discretion that such a continuation is not appropriate or (2) after the date that is thirty (30) days prior to the Maturity Date. If the Borrower fails to submit a Rate Request to Agent in accordance with the provisions of this Section 2.2.2(b), the outstanding LIBOR Loan shall automatically continue as a one month LIBOR Loan. All borrowings and continuations of the Loan and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loan comprising each LIBOR Loan shall be at least equal to $1,000,000. No more than five (5) LIBOR Loans and one (1) Base Rate Loan in the aggregate may be outstanding at any time under this Agreement or the Notes. Each Rate Request shall be irrevocable and binding on the Borrower.

        (ii) The Borrower shall pay directly to a Lender, immediately upon request and notwithstanding contrary provisions contained in the Mortgage or other Loan Documents, such amounts as shall, in the judgment of each Lender (which judgment shall be conclusive so long as made on a reasonable basis), compensate it for any actual loss, cost or expense incurred by it solely and directly as a result of (A) any payment or prepayment by the Borrower (under any circumstances whatsoever, whether voluntary or involuntary) of any principal portion of the Loan bearing interest as a LIBOR Loan on a date other than the last day of an applicable Interest Period, (B) the conversion by the Borrower (for any reason whatsoever, whether voluntary or involuntary) of a LIBOR Loan to a Base Rate Loan with respect to any principal portion of the Loan then bearing interest as a LIBOR Loan on a date other than the last day of an applicable Interest Period, (C) the failure of the Borrower to borrow in accordance with a Rate Request submitted by it or the Borrower’s failure to continue or convert a LIBOR Loan in accordance with a Rate Request submitted by it or (D) the failure of the Borrower to make a prepayment after the Borrower has given irrevocable notice thereof in accordance with this Agreement. Such amounts shall include, without limitation, an amount equal to the excess, if any, of (1) the amount of interest which would have accrued at the Adjusted LIBO Rate on the amount so prepaid, converted, [not advanced,] not borrowed, not continued, not converted or not prepaid, as the case may be, for the period from the date of the occurrence to the last day of the applicable Interest Period at the Applicable Interest Rate for such Loans provided for herein (excluding, however, the applicable margin included therein, if any) over (2) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. The provisions of this Section shall survive the repayment of the Loan and the termination of this Agreement (all amounts payable to the Borrower pursuant to this Section 2.2.2(b)(ii) are herein referred to as “Breakage Costs”).

        (c) If as a result of any Regulatory Change or RBC Change:

        (i) the basis of taxation of payments to any Lender of the principal of or interest on the Loan is changed; or

        (ii) any reserve, special deposit or similar requirements (other than such requirements as are taken into account in determining the LIBO Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of any Lender is imposed, modified or deemed applicable to any Lender; or

        (iii) any other condition affecting the Loan is imposed on any Lender and such Lender reasonably determines that, by reason thereof, the cost to such Lender of making or maintaining the Loan is increased or its rate of return is reduced, or any amount receivable by such Lender hereunder in respect of any portion of the Loan is reduced, in each case by an amount reasonably deemed by such Lender to be material (such increases in cost and reductions in amounts receivable being herein called “Increased Costs”), then the Borrower agrees that it will pay to such Lender within thirty (30) days of that Lender’s request such additional amount or amounts as will compensate such Lender for such Increased Costs. The Agent on behalf of the Lenders will notify the Borrower of any event occurring after the date hereof which will entitle any Lender to compensation pursuant to this Section 2.2.2(c) as promptly as practicable after it obtains knowledge thereof and such Lender notifies the Agent that it has determined to request such compensation hereunder. Notwithstanding the foregoing, in no event shall the Borrower be required to compensate the Lenders for any portion of the income or franchise taxes of such Lender, whether or not attributable to payments made by the Borrower. If any Lender requests compensation under this Section 2.2.2(c), the Borrower may, by notice to the Agent or such Lender, require that (i) such Lender furnish to the Borrower a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof; (ii) upon payment of the Increased Costs incurred to the date of such conversion, the interest rate on the Loan be converted from the LIBO Rate to the Base Rate and in connection with such conversion and notwithstanding anything to the contrary contained in Section 2.2.2(b)(ii) hereof, no Breakage Costs shall be due and owing with respect thereto; and/or (iii) such Lender designate a different lending office to maintain its portion of the Loan if such different designation would avoid, or reduce the amount of, Increased Costs, provided that such designation does not in any manner limit or disturb the rights of such Lender hereunder or under any of the Loan Documents. As used in this Section 2.2.2(c), the term “Lender” shall mean “Lender or any Person Controlling Lender”. “RBC Change” shall mean (1) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (2) adoption of or change in any other law, governmental or quasi-governmental rule, statute, ordinance, order, decree, injunction, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any lending office of any Lender. “Risk-Based Capital Guidelines” shall mean (A) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (B) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices entitled “International Convergence of Capital Measurements and Capital Standards,” including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

        (d) Without limiting the effect of Section 2.2.2(c) hereof, in the event that, (i) by reason of any Regulatory Change, any Lender incurs Increased Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender, which includes deposits by reference to which the LIBO Rate is determined, or (ii) the Agent shall have determined that U.S. dollar deposits in the principal amount of the Loan are not generally available in the London interbank market, or (iii) the Agent shall have determined that reasonable means do not exist for ascertaining the LIBO Rate, then, if the Agent or such Lender so elects by notice to the Borrower, the interest rate applicable to the then outstanding principal balance of the Loan shall be converted to the Base Rate. As used in this Section 2.2.2(d), the term “Lender” shall mean “Lender or any Person Controlling Lender”.

        (e) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents or the Loan (hereinafter referred to as “Other Taxes”).

        (f) The Borrower shall indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 2.2.2) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days after the date such Lender or the Agent (as the case may be) makes written demand therefor. Notwithstanding the foregoing, in no event shall the Borrower be required to indemnify any Lender and/or the Agent (and the terms “Taxes” and “Other Taxes” shall specifically exclude in the case of each Lender and the Agent) in respect of taxes imposed on such Lender’s and/or the Agent’s income (including penalties and interest in respect thereof) and franchise taxes imposed by any Governmental Authority.

        (g) If the Borrower is required by law to withhold or deduct any amount from any payment hereunder in respect of any U.S. Tax, the Borrower shall withhold or deduct the appropriate amount, remit such amount to the appropriate Governmental Authority and pay to each Person to whom there has been an Assignment or Participation of the Loan and who is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Tax imposed with respect to such payment (or in lieu thereof, payment of such U.S. Tax by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, provided that the foregoing obligation to pay such additional amounts shall not apply:

        (i) to any payment to any Person unless such Person (or if such Person is not the beneficial owner of the relevant Loan, such beneficial owner) has contemporaneously with its becoming a party to an Assignment or Participation, complied with its obligations under Section 11.23(b) hereof;

        (ii) to any U.S. Taxes imposed solely by reason of the failure by such Person (or, if such Person is not the beneficial owner of the relevant Loan, such beneficial owner) to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such Person (or beneficial owner, as the case may be) if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes unless such Person is legally unable to do so;

        (iii) with respect to any Person who is a fiduciary or a partnership or other than the sole beneficial owner of such payment, to any U.S. Tax imposed with respect to payments made under any Notes to a fiduciary or a partnership to the extent that the beneficial owner or member of the partnership would not have been entitled to the additional amounts if such beneficial owner or member of the partnership had been the holder of the Notes; or

        (iv) to any U.S. Tax imposed as a result of any act or omission by a Person that is a holder or beneficial owner of the Notes that would cause the Person to be unable to comply with Section 11.23(b) hereof.

        (h) Within thirty (30) days after paying any amount from which it is required by law to make any deduction or withholding, and within thirty (30) days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Borrower shall deliver to such non-U.S. Person satisfactory evidence of such deduction, withholding or payment (as the case may be).

        (i) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.2.2 shall survive the payment in full of principal and interest hereunder, and the termination of this Agreement.

        2.2.3 Default Rate. If an Event of Default shall then exist (including the failure of the Borrower to make a payment of principal or interest on the Interest Payment Date therefor after any applicable cure periods have expired), the Borrower shall pay interest at the Default Rate on the outstanding amount of the Loans and accrued but unpaid interest thereon, upon demand from time to time (which interest is payable both before and after any Lender has obtained a judgment with respect to the Loan), to the extent permitted by applicable law. Payment or acceptance of the increased rates provided for in this Section 2.2.3 is not a permitted alternative to timely payment or full performance by the Borrower and shall not constitute a waiver of any Default or Event of Default or an amendment to this Agreement or any other Loan Document and shall not otherwise prejudice or limit any rights or remedies of the Agent or any Lender.

        2.2.4 Late Payment Premium. The Borrower shall pay to the Agent for the account of the Lenders a late payment premium in the amount of five percent (5%) of any principal amortization, payment, interest, fee or other amount payable under the Loan made more than five (5) calendar days after the due date thereof, which late payment premium shall be due with any such late payment, except to the extent any such late payment results from any one or more of the Lenders failing to fund any amount in accordance with the terms of this Agreement. The acceptance of a late payment premium shall not constitute a waiver of any default then existing or thereafter arising under this Agreement. Further, the Agent’s failure to collect a late payment premium at any time shall not constitute a waiver of the Agent’s right to thereafter (unless Agent agrees to so waive in writing), at any time and from time to time (including, without limitation, upon acceleration of the Notes or upon payment in full of the Loan), collect such previously uncollected late payment premiums or to collect subsequently accruing late payment premiums.

        “Section 2.3 Loan Payment.”

        2.3.1 Monthly Debt Service Payments. From and after the Initial Advance, and on each and every Interest Payment Date thereafter until the Debt has been paid in full, the Borrower shall pay interest in arrears at the Applicable Interest Rate on the outstanding principal balance of the Loan as computed in accordance with Section 2.2.2 hereof (the “Monthly Debt Service Payment Amount”). 2.3.2 Payment on Maturity Date. The Borrower shall repay any and all outstanding principal indebtedness of the Loan in full on the Maturity Date, together with all accrued and unpaid interest thereon to (but excluding) the date of repayment and all other amounts due to the Lenders or the Agent hereunder or under the Notes, the Mortgage and the other Loan Documents.

        2.3.3 Making of Payments. Each payment by the Borrower hereunder or under the Notes shall be made in funds immediately available to the payee thereof by 12:00 p.m. New York City time, on the date such payment is due and shall be made in lawful money of the United States of America by wire transfer in federal or other immediately available funds. Payments of interest and principal in respect of each Note shall be made to the applicable Lender in respect of such Note (subject to Sections 2.7 and 2.8 hereof) to the Agent’s account pursuant to the wiring instructions provided by the Agent to the Borrower (such wiring instructions for Bayerische Hypo- und Vereinsbank AG shall be: ABA No. 026 008 808, Account No. 594-012-033-4055-02, Reference: Prime Group/Dearborn Center). Any funds received by the Agent after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day. Except as otherwise provided herein, whenever any payment hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, such payment shall be made on the first Business Day immediately subsequent thereto (except in the case of payments due on the Maturity Date, which if not a Business Day, shall be made on the first Business Day immediately prior thereto).

        2.3.4 Application of Payments. Payments made by the Borrower in respect of the principal and interest of the Loan shall be applied first to the payment of interest at the Applicable Interest Rate and other sums due and outstanding under the Loan Documents, with the remainder of such payment being applied to the reduction of the outstanding principal balance of the Notes; provided, however, that notwithstanding any provision hereof to the contrary, if an Event of Default then exists, each Lender may apply any payments received to the Debt in such order, manner and amount as such Lender in its sole discretion shall determine and the Agent may exercise any remedies available under this Agreement, at law and in equity.

         2.3.5 No Setoffs. All amounts due hereunder or under the Notes or the other Loan Documents shall be payable without setoff, counterclaim or any other deduction whatsoever.

        2.3.6 Loan Account. The Agent shall maintain a loan account on its books in the name of the Borrower in which will be recorded the Loan and all payments and prepayments of principal of and interest on the Loan (provided that any error in such loan account shall not in any manner affect the obligations of the Borrower to repay the Loan in accordance with the terms of this Agreement, the Notes and the other Loan Documents, and the Lenders and the Borrower acknowledge that the Agent’s ability to maintain such loan account shall be dependent on, among other things, the Borrower’s accurate reporting of payments made in accordance herewith and the Lenders’ objection to any inaccuracies therein).

        Section 2.4 Prepayment.

        2.4.1 Permitted Prepayment. Subject to the terms and conditions set forth in this Section 2.4.1, the Borrower may prepay without penalty, premium or other prepayment charge, the Loan in whole or in part (hereinafter, a “Prepayment”); provided that the Borrower gives an irrevocable written notice (the “Prepayment Notice”) to the Agent not less than ten (10) Business Days prior to the date on which such Prepayment is to be made (the “Prepayment Date”) specifying (a) the date and amount of the Prepayment, whether the Prepayment is of a Base Rate Loan or a LIBOR Loan or a combination thereof, and if a combination thereof, the amount allocable to each, and (b) in the case of the Prepayment of one (1) or more LIBOR Loans the expiration date of each such LIBOR Loan. The Agent shall provide each Lender with written notice of such prepayment within one (1) day of receiving the Prepayment Notice from the Borrower but the Agent’s failure to do so shall not affect the Borrower’s right to so prepay. A Prepayment of all or any portion of the Loan may be made in accordance with this Section 2.4.1; provided that: (i) the principal amount prepaid is not less than $1,000,000 and an integral multiple of $100,000 in excess thereof; and (ii) on the Prepayment Date, the Borrower shall pay to the Agent the amount of the prepayment specified in the notice, all accrued and unpaid interest on the principal amount being prepaid through the date of prepayment, all other sums then due under the Notes, this Agreement (including any Breakage Costs, if applicable), the Mortgage and the other Loan Documents. The Agent shall not be obligated to accept any Prepayment of the principal balance of the Notes, or any portion thereof, unless it is accompanied by all sums due in connection therewith pursuant to the terms hereof. So long as no Event of Default then exists, amounts prepaid by the Borrower under this Section 2.4.1 shall be applied (A) first, to costs and expenses due and payable to the Agent and the Lenders under this Agreement, (B) second, to all accrued and unpaid interest, and (C) third, to principal.

        2.4.2 Repayment upon Event of Default. If all or any part of the principal amount of the Loan is prepaid upon acceleration of the Loan following the occurrence of an Event of Default, the Borrower shall be obligated to pay all amounts that would be payable in connection with a prepayment under Section 2.4.1 hereof, including all accrued and unpaid interest on the principal balance of the Notes to the date of repayment (including interest owed at the Default Rate), all other sums then due under the Notes, this Agreement (including any Breakage Costs, if applicable), the Mortgage and the other Loan Documents, and all out-of-pocket costs and expenses of the Agent and any Lender incurred in connection with such Event of Default including reasonable attorneys’ fees and disbursements.

        Section 2.5 Release of the Mortgaged Property. Except as set forth in this Section 2.5, no repayment or prepayment of all or any portion of the Notes shall cause, give rise to a right to require, or otherwise result in, the release of the Lien of the Mortgage on the Mortgaged Property. The Agent on behalf of the Lenders shall, at the expense of the Borrower, upon payment in full of all principal and interest on the Loan, any applicable Breakage Costs and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Notes and this Agreement, promptly release the Lien of the Mortgage and related Loan Documents and shall deliver documents evidencing such release in recordable form and shall promptly return to Borrower all original Notes marked “Cancelled and Paid in Full”.

        Section 2.6 Interest Rate Agreement. (a) Prior to the making of the Initial Advance, the Borrower shall obtain, and thereafter maintain in effect, an Interest Rate Agreement, having a term through the Maturity Date and in an amount equal to the portion of the Loan Commitment Amount then advanced (which amount shall automatically increase pursuant to the Disbursement Schedule (provided the scheduled Advance actually had been made pursuant thereto), which Disbursement Schedule shall be appended to the Interest Rate Agreement). The Interest Rate Agreement shall have a strike rate equal to the Capped LIBO Rate. The Interest Rate Agreement shall be in form and substance reasonably acceptable to the Agent and shall be with the Counterparty. The Borrower shall comply with all requirements of the Agent with respect to obtaining the Interest Rate Agreement and shall pay all reasonable, out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, in connection therewith. The failure of the Borrower to obtain the Interest Rate Agreement as specified above on or before the date specified herein or to maintain in effect the Interest Rate Agreement at all times thereafter shall constitute an Event of Default hereunder.

        (b) The Borrower shall at all times after execution of the Interest Rate Agreement comply in all material respects with all of its obligations under the terms and provisions of the Interest Rate Agreement. The Borrower shall take all action reasonably requested by the Agent to enforce the Agent’s rights under the Interest Rate Agreement in the event of a default by the Counterparty and shall not waive, amend or otherwise modify in any material respect any of its rights thereunder without the consent of the Agent, which consent shall not be unreasonably withheld.

        Section 2.7 Pro Rata Treatment. Except to the extent otherwise provided herein, the Loan, each payment or prepayment of principal of the Loan and each payment of interest on the Loan, shall be allocated pro rata among the Lenders in accordance with their respective Loan Percentages.

        Section 2.8 Sharing of Payments. Each Lender agrees that, in the event that any Lender shall obtain payment in respect of the Loan owing to such Lender under this Agreement through the exercise of a right of set-off, banker’s lien, counterclaim or otherwise (including, but not limited to, pursuant to the Bankruptcy Code) in excess of its Loan Percentage as provided for in this Agreement, such Lender shall promptly notify the Agent of such fact and purchase from the other Lenders a participation in the portion of the Loan held by such Lenders, in such amounts and with such other adjustments from time to time as shall be equitable in order that all Lenders share such payment in accordance with their respective Loan Percentages as provided for in this Agreement. Each Lender further agrees that if a payment to a Lender (which is obtained by such Lender through the exercise of a right of set-off, banker’s lien, counterclaim or otherwise) shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that, subject to the express terms hereof, any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including set-off, banker’s lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of the Loan or other obligation in the amount of such participation. The Agent shall keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 2.8 and shall in each case notify the Lenders and Borrower following any such purchases. Except as otherwise expressly provided in this Agreement, if any Lender shall fail to remit to the Agent or any other Lender an amount payable by such Lender to the Agent or such other Lender pursuant to this Agreement on the date when such amount is due, such payments shall accrue interest thereon, payable solely by the non-paying Lender, for each day from the date such amount is due until the day such amount is paid to the Agent or such other Lender, at a rate per annum equal to the Federal Funds Rate.

        Section 2.9 Extension of Initial Maturity Date. (a) Subject to the provisions of this Section 2.9, the Borrower may, by notice (the “Extension Notice”) delivered to the Agent not later than ninety (90) days prior to the Initial Maturity Date, extend the Maturity Date to the date that is the first anniversary of the Initial Maturity Date. The Borrower’s right to extend the Maturity Date shall be subject to the satisfaction of each of the following conditions precedent as of the delivery of the Extension Notice and as of the Initial Maturity Date:

        (i) no Event of Default exists;

        (ii) the Borrower shall have delivered to the Agent together with the Extension Notice a certificate which shall be deemed remade as of the Initial Maturity Date executed by an authorized signatory of the Borrower having actual knowledge sufficient to make such certification, representing and warranting, as of the date of such certification to the Agent that (A) the Loan Documents are in full force and effect, (B) the Loan Documents constitute the valid and binding obligations of the Borrower and the other Borrower Parties enforceable in accordance with their terms subject to Debtor Relief Laws and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), (C) the Borrower and the other Borrower Parties do not have any offsets, counterclaims or defenses with respect to the payment of the Loan or to the Loan Documents or the Borrower or the Borrower Parties’ obligations and liabilities under the Loan Documents, and (D) all of the representations and warranties contained in the Loan Documents, or otherwise made with respect to the Loan, remain true and correct in all material respects;

        (iii) the Project shall generate Net Operating Income (giving no effect to any free rent period or rental abatement period under any Lease) over the term of the extension, as projected by the Agent upon receipt from the Borrower of the Extension Notice, of not less than $26,500,000 based on Approved Leases representing not more than eighty percent (80%) of the total NRSF of the office and retail space in the Project;

        (iv) the Tenants governed by the Approved Leases described in the immediately preceding clause shall be in Occupancy of their demised premises in the Project;

        (v) the Agent shall have received evidence and be reasonably satisfied that the then-current Net Operating Income (computed on a going forward basis) from the Approved Leases described in clause (iii) above, together with any remaining interest reserve and, subject to Section 2.1.7 hereof, Construction Contingency, will provide funds adequate to pay all interest due to the Agent hereunder until all rent abatements provided in such Approved Leases expire;

        (vi) the Guarantor shall have delivered to the Agent a confirmation of the Guaranties and the Environmental Indemnity in a form reasonably acceptable to the Agent;

        (vii) the Borrower shall have paid the Agent the Extension Fee on or prior to the Initial Maturity Date; and

        (viii) Substantial Completion of the Project shall have occurred.

        (b) As soon as practicable following an extension of the Maturity Date pursuant to this Section 2.9, the Borrower Parties and the Agent shall (if reasonably requested by the Agent) execute and deliver amended and restated Notes and shall enter into such amendments to the related Loan Documents as may be necessary or appropriate to evidence the modifications of the terms of the Advances provided in this Section 2.9; provided, however, that no failure by the Borrower Parties or the Agent to enter into any such amendments shall affect the rights or obligations of the Borrower Parties or the Agent with respect to the Advances or extension of the Loan.

        Section 2.10 Administration Fee. In consideration of the services to be provided by the Agent to the Borrower hereunder, the Borrower shall pay to the Agent monthly, in arrears, a fee (the “Administration Fee”) equal to (a) commencing on the first day of the first month following the date hereof and ending on (but excluding) the date of Final Completion, EIGHT THOUSAND THREE HUNDRED THIRTY-THREE AND 34/100 DOLLARS ($8,333.34) per month and (b) from and after the first day of the first month after the date of Final Completion, FOUR THOUSAND ONE HUNDRED SIXTY-SIX AND 67/100 DOLLARS ($4,166.67) per month and ending on (but excluding) the Maturity Date. In the event that the Maturity Date is not the last day of a calendar month, the Borrower shall pay the pro rata portion of the Administration Fee for such month.

        Section 2.11 Unadvanced Loan Commitment Amount Fee. Until twenty-five percent (25%) of the Loan Commitment Amount has been funded, the Borrower shall pay to the Agent, on the first day of each month in arrears, the Unadvanced Loan Commitment Amount Fee.

ARTICLE III
CONDITIONS PRECEDENT

        Section 3.1 Conditions Precedent to the Loan. To induce the Lenders to enter into this Agreement, the Borrower hereby agrees that the following conditions precedent shall be satisfied not later than the Closing Date:

        (a) Representation and Warranties; Compliance with Conditions. Each of the representations and warranties of any Borrower Party contained in this Agreement or any other Loan Document shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Event of Default shall then exist, and each Borrower Party shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

        (b) Loan Agreement and Notes. The Agent shall have received an original of this Agreement and the Notes, in each case duly executed by and delivered on behalf of the Borrower.

        (c) Delivery of Certain Loan Documents; Title Insurance; Reports; Leases. (i) Mortgage, Assignment of Leases, Assignments of Agreements. The Agent shall have received from the Borrower fully-executed and acknowledged counterparts of the Mortgage, Assignment of Leases, Assignment of Agreements and the appropriate UCC financing statements, each in form satisfactory for recording or filing in the appropriate public records, and evidence that counterparts of the Mortgage, Assignment of Leases, Assignment of Agreements and UCC financing statements shall have been delivered to the Title Company for recording or filing, so as to effectively create upon such recording a valid and enforceable Lien upon the Mortgaged Property, of first lien priority, in favor of the Agent for the benefit of the Lenders (or a deed of trust if required or desired under local law), subject only to the Permitted Encumbrances.

        (ii) Title Insurance. The Agent shall have received a Qualified Title Policy (or a binding commitment from the Title Company to issue the same) with respect to the Mortgaged Property in the form and manner required hereunder and evidence that all premiums in respect thereof have been paid.

        (iii) Survey. The Agent shall have received a Qualified Survey with respect to the Mortgaged Property.

        (iv) Insurance. The Agent shall have received valid certificates of insurance for the policies of insurance required hereunder, satisfactory to the Agent, and evidence of the payment of all premiums then due and payable for the existing quarterly policy period. Such certificates shall indicate that the Agent for the benefit of the Lenders is named as an additional insured, and shall contain a loss payee endorsement in favor of the Agent (where applicable) on behalf of the Lenders with respect to the insurance policies to be maintained hereunder.

        (v) Environmental Reports. The Agent shall have received a copy of the Environmental Site Assessment and any other Environmental Report required by the Agent, each being satisfactory to Agent, together with a reliance letter confirming that the Agent may rely fully on the content thereof, and shall be reasonably satisfied that the Borrower and the Mortgaged Property are not subject to any present or contingent environmental liability.

        (vi) Zoning. The Agent shall have received letters or other evidence with respect to the Mortgaged Property from the appropriate Governmental Authority concerning applicable zoning and building laws and the Qualified Title Policy shall have a zoning endorsement, each in form reasonably satisfactory to the Agent.

        (vii) Encumbrances. The Borrower shall have taken or caused to be taken such actions in such a manner so that the Agent on behalf of the Lenders has a valid and perfected first priority Lien as of the Closing Date with respect to the Mortgage, subject only to the Permitted Encumbrances, and evidence thereof satisfactory to the Agent shall have been received by the Agent.

        (viii) Engineering Reports. The Agent shall have received Engineering Reports in respect of the Mortgaged Property satisfactory to the Agent, together with a reliance letter confirming that the Agent may rely fully on the contents thereof.

        (ix) Material Agreements. The Agent shall have received true and complete copies of all Material Agreements, certified by Borrower as true and complete.

        (x) Operating Agreements. The Agent shall have received true and complete copies of all Operating Agreements, certified by Borrower as true and complete.

        (xi) Lien Search Reports. The Agent shall have received search reports satisfactory to it with respect to UCC financing statements, tax lien and judgment searches conducted by a search firm acceptable to the Agent with respect to the Mortgaged Property and Borrower Parties in such jurisdictions as the Agent shall have reasonably requested.

        (xii) Construction Consultant's Report. The Agent shall have received from the Construction Consultant a preliminary Project report satisfactory to the Agent.

        (xiii) Satisfaction of LaSalle Lien. The Agent shall have received satisfactory evidence of complete satisfaction of any lien on the Mortgaged Property associated with that certain mortgage, dated March 31, 1998, made by Prime/Beitler Development Company, L.L.C., in favor of LaSalle National Bank, or a beneficiary thereof.

        (xiv) Managing Member's SPE Agreement. The Agent shall have received the Managing Member's SPE Agreement, duly executed by Managing Member.

        (xv) Other Documents. The Agent shall have received fully-executed copies of each of the following documents, in each case in form and substance satisfactory to the Agent: (A) the Guaranties, (B) the Environmental Indemnity, (C) the Construction Agreement, (D) the Construction Manager’s Consent, (E) the Architect’s Agreement, (F) the Architect’s Consent, (G) the Property Manager’s Agreement, (H) the Property Manager’s Consent, (I) the Intercreditor Agreement, (J) the Leasing Agreement and (K) the Leasing Agent’s Consent.

        (d) Related Documents. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and the Agent shall have received and approved certified copies thereof.

        (e) Authority. Borrower shall deliver or cause to be delivered to the Agent copies certified by an officer or other authorized Person of the applicable Borrower Party (i) all such Organizational Documents related to the Borrower, the Mezzanine Borrower, the Managing Member and the Guarantor in each case together with each amendment thereto and certified (as of a date reasonably near the Closing Date) by the applicable Secretary of State as being a true and correct copy, (ii) a certificate of the Secretary of State of the jurisdiction of each such Borrower Party’s formation (dated reasonably near the Closing Date), certifying that the Borrower, the Mezzanine Borrower, the Managing Member and the Guarantor are duly formed and in good standing under the laws of the State of the jurisdiction of their respective organization, (iii) a certificate of the Secretary of State of the State of Illinois (dated reasonably near the Closing Date), stating that the Borrower, the Mezzanine Borrower, the Managing Member and the Guarantor are duly qualified and in good standing in such State, (iv) a certificate of the Borrower signed by a duly authorized officer or other authorized Person of the Managing Member (dated as of the Closing Date), certifying (A) as to the truth of the representations and warranties in all material respects contained in the Loan Documents to which such parties are a party, both before and after giving effect to the making of the Loan by the Lenders and to the application of the proceeds therefrom and (B) that to such Person’s knowledge no material event has occurred and is continuing, or would result from the making of the Loan by the Lenders or from the application of the proceeds therefrom, that constitutes an Event of Default, (v) a certified copy of the resolution of each of the Managing Member and the Borrower approving the Loan, this Agreement, the Note and each other Loan Document to which the Borrower is or is to be a party, and of all documents evidencing other necessary partnership or corporate action and governmental and other third party approvals and consents, if any, with respect to the Loan, this Agreement, the Note and each other Loan Documents, and (vi) a notarized certificate of each of the Managing Member and the Borrower certifying the names and true signatures of the Persons authorized to sign this Agreement, the Note and each other Loan Document to which the Borrower is or is to be a party and the other documents to be delivered hereunder and thereunder.

        (f) Opinions of Counsel. The Agent shall have received legal opinions from counsel satisfactory to the Agent with respect to (i) the due organization and existence of each Borrower Party, (ii) the due execution, delivery, authority, enforceability of the Mortgage, this Agreement, the Notes, the Environmental Indemnity, the Guaranties and each of the other Loan Documents to which a Borrower Party is a party, and such other matters as the Agent may reasonably require, all such opinions in form, scope and substance satisfactory to the Agent in its reasonable discretion and (iii) such other matters as the Agent may reasonably require.

        (g) Construction Budget. The Borrower shall have delivered the Approved Construction Budget.

        (h) Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and the other Loan Documents and all documents incidental thereto shall be reasonably satisfactory in form and substance to the Agent.

        (i) No Material Adverse Change. The Agent and each Lender shall be satisfied that, as of the Closing Date, there shall have been no change or development, since May 22, 2000, that has or will have a Material Adverse Effect on the financial condition, business, business prospects or operations of any Borrower Party.

        (j) Operating Agreement Estoppels. The Agent shall have received an executed estoppel letter from each party to an Operating Agreement which is required to deliver an estoppel pursuant to such Operating Agreement, which shall be in form and substance reasonably satisfactory to the Agent (or in the form required to be delivered under the applicable Operating Agreement).

        (k) Appraisal. The Agent shall have received an Appraisal for the Mortgaged Property satisfactory to the Agent indicating that the minimum value of the Mortgaged Property, on January 1, 2004, shall be not less than Three Hundred Fifty-Four Million and no/100 Dollars ($354,000,000.00).

        (l) Financial Statements. The Guarantor shall have provided the required financial statements of Guarantor and PGRT for the fiscal quarter ending June 30, 2000, all of which statements shall be reasonably satisfactory to the Agent and accompanied by an Officer’s Certificate certifying that each such financial statement presents fairly in all material respects the financial condition or operating results, as applicable, of the Guarantor and has been prepared in accordance with GAAP.

        (m) Fees. The Borrower shall have paid any commitment fee and all other fees due to the Agent and its Affiliates upon the closing of the Loan.

        (n) Consents, Licenses, Approvals, Etc. The Agent shall have received copies or other evidence of all material consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Borrower, and the validity and enforceability of, the Loan Documents, and such consents, licenses and approvals shall be in full force and effect.

        (o) No Injunction. No law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation shall be pending or threatened, which in the good faith judgment of the Agent would enjoin, prohibit or restrain, or impose or result in a Material Adverse Effect upon, the making or repayment of the Loan or the consummation of the transactions contemplated hereby.

        (p) Payment of Lender Expenses by the Borrower. The Borrower shall have paid all Lender Expenses.

        (q) Additional Information. The Agent shall have received such other information and documentation with respect to the Borrower, the other Borrower Parties and their respective Affiliates, the Mortgaged Property and the transactions contemplated herein as Agent may reasonably request, such information and documentation to be reasonably satisfactory in form and substance to the Agent.

        (r) Site Inspections. The Agent shall have performed or caused to be performed on its behalf, on-site due diligence reviews of the Mortgaged Property, satisfactory to Agent in its sole discretion.

        (s) Required Equity. The Agent shall have received satisfactory evidence that the Required Equity as of the closing date is available to the Borrower or shall have delivered to the Agent the Equity LC.

        (t) Leases. The Agent shall have received (i) a copy of the fully-executed Bank One Lease and the Holland & Knight Lease, each certified by Borrower as to accuracy and completeness, (ii) an estoppel letter and a subordination agreement from Bank One in respect of the Bank One Lease and from Holland & Knight in respect of the Holland & Knight Lease, each in form and substance satisfactory to the Agent and (iii) fully-executed Leases and/or fully-executed letters of intent in respect of office and/or retail space at the Project representing at least 45,500 NRSF, which Leases and/or letters of intent shall be reasonably satisfactory to the Agent.

        Section 3.2 Conditions to Initial Advance. The obligation of each Lender to make the Initial Advance shall be subject to the following conditions precedent:

        (a) Subcontracts. The Borrower shall have delivered to the Agent, and the Agent shall have approved (i) a list of all Major Contractors and Major Subcontractors who have been or, to the extent identified by the Borrower, are intended to be supplying labor or materials for the Project and (ii) all contracts and agreements to the extent then executed of the Major Contractors and Major Subcontractors that have been retained with respect to the Project.

        (b) Other Contracts. The Borrower shall have delivered to the Agent correct and complete photocopies of all executed contracts and executed subcontracts for the Project (and the Agent shall have approved the same in the case of the Major Contractors and Major Subcontractors) and a copy of the standard form of subcontract to be used by the Construction Manager.

        (c) Deliveries. The following items or documents shall have been delivered to Agent:

        (i) Plans and Specifications. Two (2) complete sets of the Plans and Specifications and any and all modifications made thereto, along with a list identifying the Plans and Specifications and any and all modifications and amendments made thereto.

        (ii) Qualified Title Policy. A datedown endorsement to the Qualified Title Policy issued on the Closing Date in form and substance acceptable to the Agent in its reasonable discretion, dated the date of the Initial Advance and showing the Mortgage as a prior and paramount lien on the Land and Improvements, subject only to (A) the applicable Permitted Encumbrances and the lien of any other Loan Documents, and (B) any other liens or encumbrances consented to in writing by the Agent.

        (iii) Evidence of Sufficiency of Funds. Evidence reasonably satisfactory to the Agent that (A) the proceeds of the Loan Commitment Amount (together with the Required Equity and the Mezzanine Financing) will be sufficient to cover all Construction Costs reasonably anticipated to be incurred and (B) in the event that any line item of the Approved Construction Budget is deemed by the Agent to be insufficient to pay for the cost of completing such line item taking into account the Construction Contingency, such deficiency has been funded by the Borrower, to the Agent’s reasonable satisfaction, from other line item amounts reallocated pursuant to Sections 2.1.2, 2.1.3, 2.1.4 or 7.1.9 hereof or from funds other than the proceeds of the Loan.

        (iv) Laws and Regulations. Evidence satisfactory to the Agent that the Improvements are in compliance with all Laws and Regulations (except for non-material instances of non-compliance that do not adversely affect the use or operation of the Property or the value thereof).

        (v) Payment and Performance Bonds. If requested by the Agent, the Payment and Performance Bonds.

        (vi) Draw Request. A Draw Request.

        (vii) Government Approvals. All Government Approvals necessary for the commencement of construction of the Improvements as contemplated by the Plans and Specifications, including, without limitation, a building permit permitting commencement of construction, have been obtained and are in full force and effect and shall have been delivered to the Agent by the Borrower.

        (viii) Third Party Certificates. Certificates from the Architect (the “Architect’s Certificate”), the Construction Manager (the “Construction Manager’s Certificate”), the Property Manager (the “Property Manager’s Certificate”) and the Leasing Agent (the “Leasing Agent’s Certificate”) substantially in the forms attached hereto as Exhibits E-1, E-2, E-3 and E-4, respectively.

        (d) Notices. All notices required by any Governmental Authority or by any applicable Law or Regulation to be filed prior to commencement of construction of the Improvements shall have been filed and copies of same shall have been delivered to the Agent.

        (e) Performance; No Default. The Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it at or prior to the date of the Initial Advance and on the date of the Initial Advance there shall exist no Default or Event of Default.

        (f) No Material Adverse Effect. There shall not have occurred any change, event or conflict which has, or is reasonably likely to cause, a Material Adverse Effect.

        (g) Representations and Warranties. The representations and warranties made by the Borrower and any other Borrower Party in the Loan Documents or otherwise made by or on behalf of the Borrower or any other Borrower Party in connection therewith or after the date thereof shall have been true and correct in all material respects on the date on which made and shall continue to be true and correct in all material respects on the date of the Initial Advance.

        (h)Other Documents. The Borrower Parties shall have delivered such other documents and certificates as the Agent may reasonably request.

        (i) Lien Waivers. Duly executed lien waivers in the form set forth in Exhibit G attached hereto from all Major Contractors and Major Subcontractors in respect of all work performed, and all labor or material supplied for which payment thereof has been made, prior to the date of the Initial Advance.

        (j) No Damage. The Improvements shall not have been injured or damaged by Casualty, unless the Agent shall have received, in accordance with Section 8.1.4 hereof, insurance proceeds sufficient in the judgment of the Agent to effect the satisfactory restoration of the Improvements and to permit the completion thereof prior to the Outside Completion Date (or evidence satisfactory to Agent that it will receive such proceeds).

        (k) Construction Consultant Approval. The Construction Consultant has advised the Agent that all matters relating to the construction of the Project are progressing in substantial accordance with the Plans and Specifications and the Construction Schedule.

        (l) Leases. A certification from the Borrower that each executed Lease is an Approved Lease.

        (m) Interest Rate Agreement. The Borrower shall have entered into the Interest Rate Agreement, shall have collaterally assigned the Interest Rate Agreement to the Agent as additional security for the Loan pursuant to the Collateral Assignment of Interest Rate Agreement, a form of which is attached hereto as Exhibit J-1, and shall have provided to the Agent the Counterparty Consent, a form of which is attached hereto as Exhibit J-2.

        (n) Qualifying Leases. There shall be fully executed, delivered and effective Qualifying Leases and Approved Leases representing not less than the Qualifying Lease Threshold Amount on the date of the Advance, and the Borrower shall have provided the Agent with a copy of each such Qualifying Lease and Approved Lease certified as to its accuracy and completeness.

        Section 3.3 Conditions of Subsequent Advances. The obligation of each Lender to make any Advance after the Initial Advance shall be subject to the following conditions precedent:

        (a) Prior Conditions Satisfied. All conditions precedent to the Initial Advance and any prior Advance have been, and, if applicable, shall continue to be, satisfied as of the date of such subsequent Advance.

        (b) Performance; No Default. The Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it at or prior to the date of such Advance and, on the date of such Advance, there shall exist no Default or Event of Default.

        (c) No Material Adverse Effect. There shall not have occurred any change, event or condition which has or is reasonably likely to cause, a Material Adverse Effect.

        (d) Loan Documents. The Loan Documents shall be in full force and effect.

        (e) Representations and Warranties. The representations and warranties made by the Borrower and any other Borrower Party in the Loan Documents or otherwise made by or on behalf of the Borrower or any other Borrower Party in connection therewith after the date thereof shall have been true and correct in all material respects on the date on which made and shall also be true and correct in all material respects on the date of such Advance.

        (f) No Damage. The Improvements shall not have been injured or damaged by Casualty, unless the Agent shall have received, in accordance with Section 8.1.4 hereof, insurance proceeds sufficient in the judgment of the Agent to effect the satisfactory restoration of the Improvements and to permit the completion thereof prior to the Outside Completion Date (or evidence satisfactory to Agent that it will receive such proceeds).

         (g) Receipt by Agent. The Agent shall have received:

        (i) Draw Request. A Draw Request;

        (ii) Endorsement to Qualified Title Policy. An endorsement to Lender's Qualified Title Policy as described in Section 3.2(c)(ii) hereof in form and substance acceptable to the Agent in its reasonable discretion;

        (iii) Lien Waivers. Duly executed lien waivers in the form set forth in Exhibit G attached hereto from all Major Contractors and Major Subcontractors in respect of all work performed, and all labor or material supplied for which payment thereof has been made, prior to the date of the immediately previous Advance;

        (iv) Certificates. An Architect's Certificate, a Construction Manager's Certificate, a Property Manager's Certificate and a Leasing Agent's Certificate; and

        (v) Evidence of Sufficiency of Funds. Evidence reasonably satisfactory to the Agent that (A) the proceeds of the Loan Commitment Amount (together with the Required Equity and the Mezzanine Financing) will be sufficient to cover all Construction Costs reasonably anticipated to be incurred and (B) in the event that any line item of the Approved Construction Budget is deemed by the Agent to be insufficient to pay for the cost of completing such line item, taking into account the Construction Contingency, such deficiency has been funded by the Borrower, to the Agent's reasonable satisfaction, from other line item amounts reallocated pursuant to Sections 2.1.2, 2.1.3, 2.1.4 and 7.1.9 hereof or from funds other than the proceeds of the Loan.

        (h) Subcontracts. No Advance shall be made by the Lenders with regard to work done by or on behalf of any Major Contractor or Major Subcontractor unless the Borrower shall have delivered to the Agent the following documents as to such Major Contractor or Major Subcontractor, each in form and substance reasonably satisfactory to the Agent:

        (i) a copy of a fully executed contract reasonably acceptable to the Agent; and

        (ii) if the Agent requests, original Payment and Performance Bonds.

         (i) Construction Consultant Approval. The Construction Consultant has advised the Agent that all matters relating to the construction of the Project are progressing in substantial accordance with the Plans and Specifications and the Construction Schedule.

        (j) Other Documents. Such other documents and certificates as the Agent may reasonably request.

        Section 3.4 Conditions of Final Retainage Advance. In addition to the conditions set forth in Section 3.3 hereof, each Lender’s obligation to make the final advance of Retainage pursuant to this Agreement shall be subject to the occurrence of the following and the receipt by the Agent of the following:

        (a) Final Completion. Notification from the Construction Consultant that Final Completion of the Improvements has occurred in accordance (except for non-material deviations therefrom that do not adversely affect the use of the Improvements for their intended purpose or their value) with the Plans and Specifications (as the same may be modified in accordance with this Agreement).

        (b) Architect's Certificate. A Certificate of the Architect substantially in the form attached hereto as Exhibit E-1.

        (c) Final Lien Waivers and Releases. The Borrower shall furnish to the Agent final unconditional lien waivers and releases in the form attached hereto as Exhibit H from the Construction Manager and all contractors, subcontractors, suppliers and materialmen, evidencing that they have been paid in full for all work performed and/or materials supplied.

        (d) Final Survey. A final survey acceptable to the Agent showing the as-built location of the completed Improvements.

        (e) Payment of Costs. Evidence satisfactory to the Agent that all sums due in connection with the construction of the Improvements have been paid in full (or will be paid out of the funds requested to be advanced).

        (f) The Agent shall have received a zoning endorsement (3.1) to the Qualified Title Policy, in a form reasonably satisfactory to the Agent.

        (g) Other Documents. Such documents, letters, affidavits, reports and assurances, as the Agent and the Construction Consultant may reasonably request, including, without limitation, completed AIA Form G704 (Certificate of Substantial Completion) and completed AIA Form G707 (Consent of Surety to Final Payments).

        Section 3.5 Method of Disbursement of Loan Commitment Amount. Each Lender severally but not jointly agrees to make its ratable share of Advances in accordance with the Approved Construction Budget and subject to the following procedures:

        3.5.1 Draw Request to Be Submitted to the Agent and the Construction Consultant. The Borrower shall submit to the Agent and the Construction Consultant documentation (substantially in the forms attached hereto as Exhibit I (such items collectively referred to as a “Draw Request”) not less than seven (7) Business Days prior to the date upon which a disbursement of the Loan is requested to be made (the “Borrowing Date”) and no more frequently than once in each calendar month. As part of each Draw Request, the Borrower shall submit, as irrevocable notice of its intention to borrow funds, a Borrower’s Requisition Letter in the form set forth in Exhibit I-1 (“Borrower’s Requisition Letter”), which shall be executed by any authorized officer or authorized representative of the Borrower. Borrower’s Requisition Letter shall be accompanied by: (i) a Borrower’s Requisition Spreadsheet in the form set forth in Exhibit I-2; (ii) a completed Application and Certificate for Payment (AIA Document G702) attached hereto as Exhibit I-3 that is executed by the Construction Manager and the Architect; (iii) a Borrowing Certificate in the form set forth in Exhibit I-4; (iv) Payment Receipts in the form set forth in Exhibit G from the Construction Manager and all contractors, subcontractors, suppliers and materialmen, evidencing that they have been paid in full for all work performed and/or materials supplied to the date of the preceding Advance, except for Retainage provided for in this Agreement or in the applicable contract or subcontract; (v) at the request of the Agent, current requisitions for payment from the Construction Manager and all contractors, subcontractors, suppliers and/or materialmen allocable to the Project; (vi) such other information and documents as may be reasonably requested or required by the Agent or the Construction Consultant with respect to the Hard Costs covered by such Draw Request; and (vii) invoices, statements or such other information and documentation as the Agent shall reasonably request or require with respect to any Soft Costs covered by such Draw Request. All such requests and requisitions for payment shall be deemed approved for funding by the Agent, and shall be funded by each Lender in accordance with Section 3.5.2(b) hereof, unless, not less than two (2) Business Days prior to the applicable Borrowing Date, the Agent notifies the Borrower that the Agent has disapproved any such request or requisition and setting forth the reasons for such disapproval.

        3.5.2 Procedure of Advances. (a) Not less than three (3) Business Days prior to the Borrowing Date, the Agent shall deliver written notice to each Lender at the address specified by each Lender from time to time which notice shall include the Borrowing Date and such Lender’s ratable share of such Advance. Within seven (7) days after the Borrowing Date, the Agent shall deliver to each Lender any items reasonably requested by the Agent or a Lender to the extent such items have not previously been delivered and to the extent in the Agent’s possession, but Agent’s failure to do so shall not affect Borrower’s rights under this Agreement. The Lenders shall make the requested Advance on the Borrowing Date so long as all conditions to such Advance are satisfied as determined by the Agent. Unless otherwise notified by the Agent, each Lender may assume that all conditions to such Advance are satisfied on the Borrowing Date.

        (b) Not later than 10:30 a.m. New York City time, on the date set forth in the Draw Request, each Lender shall make available for the account of the Agent at its address referred to in Section 11.5 hereof, in same day funds, such Lender’s ratable portion of such Advance. After the Agent’s receipt of such funds and upon fulfillment of the conditions in Sections 3.2, 3.3 and 3.4 hereof applicable to the Advance then requested, the Agent will make such funds available to the Borrower, on the Borrowing Date, in accordance with the terms of this Section 3.5.

        (c) Unless the Agent shall have received notice from a Lender prior to the date of any Advance that such Lender will not make available to the Agent such Lender’s ratable portion of such Advance, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Advance in accordance with Section 3.5.2(b) hereof, and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that any of the Lenders (each, a “Defaulting Lender”) shall not have so made such ratable portion available to the Agent (individually, a “Deficiency”, and collectively, “Deficiencies”), and the Agent has advanced such amount to the Borrower, such Defaulting Lender agrees to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent at the Default Rate. If such Defaulting Lender shall repay to the Agent such corresponding amount, such amount (excluding interest) so repaid shall constitute such Defaulting Lender’s ratable portion of the Advance and the Borrower shall have no further obligation to repay such amount as provided below, but such amount shall be treated as an Advance hereunder. If there shall be a Deficiency in respect of any Lender, the Agent shall promptly notify the Borrower and the other Lenders of such circumstance, and the other Lenders or any of them shall have the right, but not the obligation, to advance all or any part of the ratable portion of an Advance that should have been made by the Defaulting Lender, and the Defaulting Lender agrees to repay upon demand to each of the Lenders who has advanced a portion of the Deficiency the amount advanced on behalf of the Defaulting Lender, together with interest thereon at the Default Rate. If more than one Lender elects to advance a portion of the Deficiency such Lenders’ advances shall be made based on the relative ratable shares of the Loan of each advancing Lender or as otherwise agreed to by such Lenders. In the event that the Lenders do not advance any portion of the remaining Deficiency, the Agent shall notify the Borrower of the amount of the Deficiency and, within thirty (30) days of the Borrower’s receipt of such notice, the Borrower shall either: (i) identify an Eligible Assignee that will assume the Defaulting Lender’s obligations with respect to the Deficiency on the terms and conditions of this Agreement, and such Eligible Assignee shall so assume the obligations and pay the portion of the Deficiency then-outstanding to the Agent, or (ii) the Borrower shall pay to the Agent the portion of the Deficiency then outstanding, with interest thereon at the Applicable Interest Rate. In the event the Defaulting Lender fails to advance or repay the Deficiency (with interest at the Default Rate, if applicable) on or prior to the date of the next succeeding Advance, the entire interest of said Defaulting Lender in the Loan shall be subordinate to the interests of the other Lenders and all payments otherwise payable to the Defaulting Lender shall be used to advance or repay the Deficiency, as applicable, until such time as such Defaulting Lender advances or repays all Deficiencies (including interest at the Default Rate, if applicable). Nothing contained in the foregoing Section 3.5.2 (c) is intended to waive or limit any right, claim or cause of action, in law or in equity, of Lender or the Borrower against any Defaulting Lender, it being understood that any Lender or Borrower may proceed directly against any such Defaulting Lender.

        (d) The failure of any Lender to pay any Deficiency shall not relieve any other Lender of its obligation, if any, hereunder to make its ratable portion of the Advance on the date of such Advance, but no Lender shall be responsible for the failure of any other Lender to make its ratable portion of the Advance to be made by such other Lender on the date of any Advance. The Lenders, in the sole discretion of the Agent, shall have the right to make no further Advances under the Loan if any and all Deficiencies in respect of prior Advances made more than sixty (60) days prior to the current Advance have not been funded by (A) the Defaulting Lender(s) responsible therefor; (B) one or more of the other Lenders, (C) the Borrower with its own equity or (D) an Eligible Assignee. In such event, the Loan Commitment Amount shall be reduced by any and all Deficiencies unless and until funded as provided in subsections (A), (B) or (D) above or a substitute lender, reasonably acceptable to the Lenders other than the Defaulting Lender(s), pays such Deficiency(ies). If, pursuant to this Section 3.5.2(d), the Lenders are not obligated to make an Advance, the Agent may nonetheless make a determination that Lenders shall make such Advances and all the Lenders shall be bound by such determination.

        3.5.3 Funds Advanced. Each Advance shall be made by the Agent by wire transfer to an escrow account designated solely for the Project and held and controlled by the Title Company at LaSalle National Bank, 135 South LaSalle Street, Chicago, Illinois 60603, Account No. 5800071440, ABA No. 071000505, Escrow No. N0001567, Account Name: Near North National Title Corporation as Escrowee for Dearborn Center, L.L.C. All proceeds of all Advances shall be used by the Borrower only for the purposes for which such Advances were made. The Borrower shall not commingle such funds with other funds of the Borrower.

        3.5.4 Advances to Others. If an Event of Default then exists and the Lenders elect in their sole discretion to continue to make Advances, at the Agent’s option, the Lenders may make any or all Advances directly to the Construction Manager or any title insurer or (subject to the requirements of the Construction Agreement) to any other party to whom the Agent determines in good faith payment is due, for Construction Costs which shall theretofore have been approved by the Agent and for which the Borrower shall have failed to make payment and the execution of this Agreement by the Borrower shall, and hereby does, constitute an irrevocable authorization so to advance the proceeds of the Loan Commitment Amount directly to the Construction Manager as amounts become due and payable to it hereunder. No further authorization from the Borrower shall be necessary to warrant such direct Advances to the Construction Manager and all such Advances shall satisfy pro tanto the obligations of the Lenders hereunder and shall be secured by the Mortgage and the other Loan Documents as fully as if made directly to the Borrower.

        3.5.5 Advances Do Not Constitute a Waiver. No Advance shall constitute a waiver of any of the conditions of the Lenders’ obligation to make further Advances nor, in the event the Borrower is unable to satisfy any such condition, shall any Advance have the effect of precluding the Agent from thereafter declaring such inability to be an Event of Default hereunder.

        3.5.6 Advances to Pay Interest, Principal and Fees on Loan. The Borrower hereby irrevocably authorizes the Lenders to disburse proceeds of the Loan to pay interest accrued on the Note or Notes as it comes due or to pay any principal then due, or, after an Event of Default, to satisfy any of the conditions hereof, including, without limitation, the payment of the reasonable fees of the Lender’s counsel and the Construction Consultant then owing by the Borrower in accordance with the terms hereof. Notwithstanding anything to the contrary contained in this Agreement, the Agent and the Lenders shall have no obligation to make a disbursement for interest and fees (even if provided in the Approved Construction Budget) if, when and to the extent that the Agent, in its sole judgment, determines that the Project is generating, on a cash basis, positive cash flow in excess of the Borrower’s other usual, reasonable and customary expenses (including interest expense relating to the Project).

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE BORROWER

        Section 4.1 Representations and Warranties of the Borrower. The Borrower represents and warrants to the Agent and the Lenders that, as of the Closing Date:

        (a) Organization. It has been duly organized and is validly existing and is in good standing with requisite power and authority to own the Mortgaged Property and to transact the businesses in which it is now engaged. It is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations or, if not, the failure to do so would not have a Material Adverse Effect.

        (b) Proceedings. All necessary action has been taken by it to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and other Loan Documents to which the Borrower is a party have been duly authorized, executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, subject, as to enforceability, to applicable Debtor Relief Laws and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). No consent, approval, authorization or order of, or qualification with, any Governmental Authority is required in connection with the execution, delivery or performance by it of this Agreement or the other Loan Documents to which the Borrower is a party that has not been obtained.

        (c) No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon the Mortgaged Property or applicable assets pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, partnership agreement, trust agreement or other agreement or instrument to which the Borrower is a party or by which the Borrower’s properties or assets is subject, nor, to the Borrower’s Knowledge, will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its Affiliates’ properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by it of this Agreement or any other Loan Documents to which it is a party has been obtained and is in full force and effect.

        (d) Litigation. Except (i) as set forth on Exhibit F attached hereto and (ii) for matters as to which individually the exposure to the Borrower is reasonably estimated at less than $500,000 and the Borrower can demonstrate (at the Agent’s request) are (or are reasonably anticipated to be) entirely covered by insurance, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to Borrower’s knowledge, threatened against or affecting it.

        (e) Agreements. It is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Material Agreement.

        (f) Title. The Borrower has good, marketable and indefeasible title in fee to the real property comprising part of the Mortgaged Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, and such other Liens as are permitted pursuant to the Loan Documents. With respect to the Mortgaged Property, the Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, perfected first priority lien on the Mortgaged Property, subject only to Permitted Encumbrances and (ii) perfected security interests in and to, and perfected collateral assignments of, all personal property of the Borrower (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, and such other Liens as are permitted pursuant to the Loan Documents. The Permitted Encumbrances do not and will not materially adversely affect or interfere with the value, or intended use or operation, of the Mortgaged Property, or the security intended to be provided by the Mortgage or the Borrower’s ability to repay the Notes or any other Loan Document in accordance with the terms of the Loan Documents. Except as indicated in and insured over by a Qualified Title Policy, there are no claims for payment for work, labor or materials affecting the Mortgaged Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents (other than mechanics or materialmens liens for work or materials performed or supplied the costs for which are not yet past due or which are being contested in accordance with Section 5.1(b)(ii)). Nothing in this Section 4.1(f) may be relied on by the Title Company issuing any policies covering the Mortgaged Property. No Person other than Borrower owns any interest in any payments due under the Leases that is superior to or of equal priority with the Agent’s interest therein.

        (g) No Bankruptcy Filing. It is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of its assets or property, and it has no Knowledge of any Person contemplating the filing of any such petition against it.

        (h) Full and Accurate Disclosure. No information contained in this Agreement, the other Loan Documents to which it is a party, or any written statement furnished by or, to the Borrower’s Knowledge, on behalf of it pursuant to the terms of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not materially misleading in light of the circumstances under which they were made. To the Borrower’s Knowledge, there has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise would have a Material Adverse Effect. It has disclosed to the Agent all material facts to which it has Knowledge and has not failed to disclose any material fact of which it has Knowledge that would cause any representation or warranty made herein to be materially misleading. There is no fact or circumstance presently known to it which has not been disclosed to Agent and which has, or is likely to have, a Material Adverse Effect.

        (i) Compliance with ERISA.

        (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

        (ii) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Agent, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

        (iii) Neither any Borrower Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

        (iv) Neither any Borrower Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA; and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

        (j) Compliance. It and the Mortgaged Property and the use thereof comply in all material respects with all applicable existing Legal Requirements and Insurance Requirements, including building and zoning ordinances and codes. The Mortgaged Property is not a non-conforming use or legal non-conforming use. It is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by or on behalf of it or, to its knowledge, any other person involved with the operation or use of the Land and the Improvements any act or omission affording the federal government or any state or local government the right of forfeiture as against the Land and the Improvements or any part thereof or any monies paid in performance of its obligations under any of the Loan Documents to which Borrower is a party.

        (k) Material Agreements. Other than the Property Management Agreement, the Leasing Agreement, the Architect’s Agreement and the Construction Agreement, there currently are no Material Agreements. A true and complete copy of each Material Agreement has been delivered to the Agent. Each Material Agreement has been entered into at arm’s length in the ordinary course of business by or on behalf of the Borrower and provides for the payment of fees in amounts and upon terms not less favorable to it than market rates and terms.

        (l) Financial Information. All financial data and statements prepared by or on behalf of it and delivered to the Agent prior to the date hereof (i) are true, complete and correct, in all material respects to the extent not subsequently corrected in a written document delivered to the Agent, (ii) accurately represent in all material respects the financial condition or operating results, as applicable, of the applicable Borrower Parties and the Mortgaged Property as of the date of such reports, and (iii) have been prepared in accordance with GAAP. It does not have any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, that are known to it and that are reasonably likely to have a Material Adverse Effect, except as referred to or reflected in said financial statements and operating statements.

        (m) Condemnation. No Condemnation or other similar proceeding has been commenced or, to its knowledge, is contemplated with respect to all or any portion of the Mortgaged Property or for the relocation of roadways providing access to the Mortgaged Property.

        (n) Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

        (o) Utilities and Public Access. The Mortgaged Property has rights of access to dedicated public ways (and makes no material use of any means of access or egress that is not pursuant to such dedicated public ways or recorded, irrevocable rights-of-way or easements) and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Mortgaged Property for its current uses. All public utilities necessary for the full use and enjoyment of the Mortgaged Property are located in the public right-of-way abutting the Mortgaged Property or in or through a recorded irrevocable easement in favor of the Mortgaged Property, and all such utilities are connected so as to serve the Mortgaged Property without passing over other property (or, if not, such services are readily available and will be connected to the Property by Substantial Completion), except to the extent that such utilities are accessible to the Mortgaged Property by virtue of a recorded irrevocable easement or similar agreement or right. All roads necessary for the use of the Mortgaged Property for its current purposes have been completed and are either part of the Mortgaged Property (by way of deed or recorded easement) or dedicated to public use and accepted by all Governmental Authorities.

        (p) Not a Foreign Person. Neither it nor any of its Subsidiaries is a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

         (q) Separate Lots. The Mortgaged Property is comprised of one (1) or more parcels which constitute one or more separate tax lots which do not include any property not a part of the Mortgaged Property.

        (r) Basic Carrying Costs, Assessments. It has paid all Basic Carrying Costs due and payable as of the date hereof. To its knowledge there are no pending or proposed special or other assessments for public improvements or other matters affecting the Mortgaged Property (except as shown in the financial statements described in Section 5.1(j) hereof), nor, to its knowledge, are there any contemplated improvements to the Mortgaged Property that are likely to result in such special or other assessments.

        (s) Enforceability. Each Loan Document to which it is a party is its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject only to Debtor Relief Laws and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by it or the Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents to which the Borrower is a party, or the exercise of any right thereunder, render the Loan Documents to which the Borrower is a party unenforceable, subject to Debtor Relief Laws and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and it has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

        (t) No Prior Assignment. There are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding, except in connection with indebtedness to be repaid in full from the proceeds of the Initial Advance.

        (u) Insurance. It has obtained and has delivered to the Agent insurance policies or certificates thereof reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. All premiums on such insurance policies required to be paid as of the date hereof have been paid for the current quarterly policy period. Other than as set forth on Exhibit F attached hereto, no claims have been made under any such policy with respect to the Mortgaged Property and, to its Knowledge, no Person, including the Borrower, has done, by act or omission, anything which would impair the coverage of any such policy.

        (v) Licenses. The Borrower (a) has obtained all certifications, permits, licenses, approvals, registrations, authorizations, accreditations or consents (collectively, the “Licenses”) required as of the Closing Date by, and accomplished all filings, notifications, registrations and qualifications with (or obtained exemptions from any of the foregoing from), and (b) will obtain, during the course of construction as and when required, all Licenses, and accomplish all filings, notifications, registrations and qualifications with (or obtain exceptions from any of the foregoing from), all applicable Governmental Authorities to properly and legally own, develop, construct, manage and operate the Property and necessary for the conduct of its business. Each License has been or will be, as applicable, duly obtained, is or will be, as applicable, valid and in full force and effect, and is not, or will not be, as applicable, subject to any pending or, to its knowledge, threatened administrative or judicial proceeding to revoke, cancel or declare such License invalid. It is not in default or violation with respect to any of the Licenses in a manner that would have a Material Adverse Effect, and no event has occurred which constitutes, or, to the Borrower’s Knowledge, with due notice or lapse of time or both may constitute, a default by it under, or a violation of, any License that would have a Material Adverse Effect.

        (w) Flood Zone. The Mortgaged Property is not located in an area identified by the Federal Emergency Management Agency or the Federal Insurance Administration as an area having special flood hazards (Zone A), and, to the extent that any part of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area federally designated a “100 year flood plain,” the Mortgaged Property is covered by flood insurance meeting the requirements set forth in Section 8.1.1(b)(i) hereof.

        (x) Physical Condition. The Mortgaged Property is in good condition, order and repair in all respects material to its current use, operation or value. To the Borrower’s Knowledge, there exist no structural or other material defects or damages in the Mortgaged Property, whether latent or otherwise, which will materially impair the value of the Mortgaged Property or the construction of Improvements. It has not received written notice from any insurance company or bonding company of any defects or inadequacies in the Mortgaged Property or any part thereof, which would, alone or in the aggregate, adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

        (y) Leases. No person has any possessory interest in the Mortgaged Property or right to occupy the same except under and pursuant to the provisions of the Leases, and true and complete copies of Leases have been delivered to the Agent. The Leases are in full force and effect and there are no material defaults thereunder by the lessor thereto and, to the Borrower’s Knowledge, there are no material defaults thereunder by the lessee thereto and to its Knowledge there are no conditions that, with the passage of time or the giving of notice, or both, would constitute a material default thereunder. As to all Leases at the Mortgaged Property:

        (i) (A) Except as provided in the Leases, there are no outstanding landlord obligations with respect to tenant allowances or free rent periods or tenant improvement work, (B) all of the obligations and duties of landlord under the Leases that are due or are to be performed (as applicable) on or prior to the date hereof have been fulfilled, and (C) there are no pending claims asserted by any Tenant for offsets or abatements against rent or any other monetary claim;

        (ii) except as set forth on Exhibit L attached hereto, all of the Leases are free and clear of any right or interest of any real estate broker or any other person (whether or not such brokers or other persons have negotiated the Leases or have contracted with the Borrower for the collection of the rents thereunder), and no brokerage or leasing commission or other compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of any of the Leases;

        (iii) the Borrower is the sole owner of the lessor’s interest in all of the Leases and the Borrower has not given or suffered any other assignment, pledge or encumbrance in respect of any of the Leases or its interests thereunder (other than as set forth in the Loan Documents and with respect to the “right of first negotiation” provided for in that certain Purchase and Sale Agreement, dated as of March 11, 1998, by and between LaSalle National Bank, as trustee under trust agreement dated February 26, 1998 and known as trust No. 121550, and J. Paul Beitler Development Company, as amended by that certain First Amendment to Real Estate Sale Contract dated as of March 19, 1998), and Borrower has the sole right to collect rents and other amounts due under the Leases;

        (iv) no Tenant is more than thirty (30) days in arrears on its rent or other amounts due to the landlord under its Lease;

        (v) except for the provisions of the Bank One Lease and the Holland & Knight Lease described on Exhibit M attached hereto, none of the Leases contains any option to purchase, any right of first refusal to purchase or any right to terminate the lease term (except in the event of a Casualty or Condemnation affecting all or substantially all of the Mortgaged Property); and

        (vi) The Core & Shell Plans, the Building Core & Shell specifications and the Construction Schedule (each as defined in the Bank One Lease,) set forth in the Bank One Lease are the same in all material respects as the Plans and Specifications and the Construction Schedule.

        (z) Material Agreements. It is not in default of any of its material obligations under any Material Agreement, and it has not delivered any notice of default with respect to any Material Agreement to the other party thereunder which has not been cured.

        (aa) Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable existing Legal Requirements currently in effect in connection with the transfer of the Mortgaged Property to it have been paid in full or deposited with the issuer of a Qualified Title Policy for payment upon recordation of the deeds effecting such transfer. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable existing Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including the Mortgage, and the Liens intended to be created thereby, have been paid or will be deposited with a title company for payment upon recordation of the Mortgage.

        (bb) Taxes. It and Guarantor have filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed and paid all amounts of taxes shown thereon to be due (including interest and penalties) and have paid all other taxes (including intangible fees, assessments and other governmental charges or taxes) owing (or necessary to preserve any Liens in favor of the Agent), by it and Guarantor, except for such taxes (i) which are not yet delinquent or (ii) as are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. No extension of time for assessment or payment by it or Guarantor of any federal, state or local tax is in effect.

        (cc) Investment Company Act. Neither it nor any of its Subsidiaries is (i) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; or (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        (dd) Fraudulent Transfer. It (i) has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (ii) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of its assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed its total liabilities, including subordinated, unliquidated, disputed or contingent liabilities. The fair saleable value of its assets is and will, immediately following the execution and delivery of the Loan Documents, be greater than its probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Its assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. It does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of its obligations).

        (ee) Material Agreements. Each Material Agreement, is in full force and effect and is valid and enforceable in all material respects, subject in each case to Debtor Relief Laws and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); there are no defaults, breaches or violations thereunder by it or, to its Knowledge, any other party thereto, and to its Knowledge, there are no conditions (other than payments that are due but not yet delinquent and other non-delinquent executory obligations) that, with the passage of time or the giving of notice, or both, would constitute a default by any party thereunder, where with respect to any such Material Agreement the effect of one or more of any such defaults would have a Material Adverse Effect. Neither the execution and delivery of the Loan Documents to which the Borrower is a party, its performance thereunder, the recordation of the Mortgage, nor the exercise of any remedies by the Agent, will adversely affect its rights under any Material Agreement.

        (ff) Ownership. The direct and indirect ownership interests in each Borrower Party are as set forth in Exhibit N attached hereto.

        (gg) Illegal Activity. It has not purchased any portion of the Mortgaged Property with proceeds of any illegal activity.

        (hh) Acquisition Documents. It has delivered to the Agent true and complete copies of all agreements and other instruments under which it or any of its Affiliates or any other Person have rights or obligations in respect of the Borrower’s acquisition or lease of the Mortgaged Property.

        (ii) Environmental Matters. Except for matters set forth in the Environmental Reports:

        (i) To the Borrower’s knowledge, the Land and Improvements are in compliance with all applicable existing Environmental Laws (which compliance includes, but is not limited to, the possession by the Borrower or the Property Manager of all environmental, health and safety permits, approvals, licenses, registrations and other governmental authorizations required in connection with the ownership and operation of the Land and the Improvements under all existing Environmental Laws).

        (ii) There is no Environmental Claim pending or, to the actual Knowledge of any Borrower Party, threatened.

        (iii) There are no present, or to the Knowledge of the Borrower, past Releases of any Hazardous Substance that are reasonably likely to form the basis of any Environmental Claim.

        (iv) Without limiting the generality of the foregoing, to the knowledge of the Borrower, there is not present at, on, in or under the Land and the Improvements, PCB-containing equipment, asbestos or asbestos containing materials, underground storage tanks or surface impoundments for Hazardous Substances, lead in drinking water (except in concentrations that comply with all existing Environmental Laws), or lead-based paint.

        (v) No Liens are presently recorded with the appropriate land records under or pursuant to any existing Environmental Law with respect to the Land and the Improvements and, to the Borrower’s actual knowledge, no Governmental Authority has been taking or is in the process of taking any action to subject the Land and the Improvements to Liens under any existing Environmental Law.

        (vi) There have been no material environmental investigations, studies, audits, reviews or other analyses conducted by the Borrower or that are in its possession in relation to the Land and the Improvements which have not been made available to the Agent.

        (jj) Plans and Specifications. It has furnished to the Agent true and complete sets of the Plans and Specifications and the same comply (except for non-material instances of non-compliance that do not adversely affect the use or operations of the Property or the value thereof) with all Laws and Regulations, all Governmental Approvals, and all restrictions, covenants and easements affecting the Mortgaged Property, and have been approved by Construction Manager, the Architect and by each such Governmental Authority as is required for construction of the Improvements.

         (kk) Construction Budget. The Approved Construction Budget accurately reflects all Construction Costs currently contemplated to be incurred by Borrower in connection with the construction of the Improvements.

        (ll) Feasibility. Each Construction Schedule and Disbursement Schedule is accurate to date.

        Section 4.2 Survival of Representations. The parties hereto agree that all of the representations and warranties set forth in Section 4.1 hereof and elsewhere in this Agreement and in the other Loan Documents to which the Borrower is a party shall survive for so long as any portion of the Debt is outstanding or there is any remaining commitment hereunder to lend. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by the Borrower or the Guarantor, as applicable, shall be deemed to have been relied upon by the Agent and the Lenders notwithstanding any investigation heretofore or hereafter made by the Agent, the Lenders or on behalf of the Agent or the Lenders.

        Section 4.3 Effect of Draw Request. Each Draw Request submitted to the Agent shall constitute an affirmation that the representations and warranties contained in this Agreement and in the other Loan Documents to which the Borrower is a party remain true and correct in all material respects as of the date thereof or, if not, with such modifications as are duly noted in a certificate delivered with such Draw Request (it being acknowledged and agreed that, pursuant to Article III hereof, the Lenders are not obligated to make any Advance if any representation or warranty contained herein is untrue in any material respect); and unless the Agent is notified to the contrary, in writing, prior to the disbursement of the requested Advance or any portion thereof, shall constitute an affirmation that the same remain true and correct in all material respects on the date of such disbursement or, if not, with such modifications as are duly noted in a certificate delivered with such Draw Request (it being acknowledged and agreed that, pursuant to Article III hereof, the Lenders are not obligated to make any Advance if any representation or warranty contained herein is untrue in any material respect at the time of any Advance or cannot be made without material modification at the time of any Advance).

ARTICLE V AFFIRMATIVE COVENANTS

        Section 5.1 Affirmative Covenants of the Borrower. The Borrower hereby covenants and agrees, from the date of this Agreement, and as long as the Borrower remains indebted to the Agent and the Lenders or there exists any remaining obligation hereunder to fund the Loan Commitment Amount, as follows:

        (a) Existence; Compliance with Legal Requirements; Insurance. The Borrower shall do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply in all respects with all Legal Requirements applicable to it and the Mortgaged Property to the extent the failure to do so would have a Material Adverse Effect. The Borrower shall at all times maintain and preserve the Mortgaged Property and shall keep the Mortgaged Property in good working order and repair for its intended purpose, reasonable wear and tear excepted, and from time to time make, or cause to be made, all reasonably necessary and desirable repairs, renewals, replacements, betterments and improvements thereto to the extent the failure to do so would have a Material Adverse Effect. The Borrower shall operate, maintain, repair and improve the Mortgaged Property in compliance in all material respects with all Legal Requirements. Promptly upon receipt thereof (but in any event within five (5) Business Days), the Borrower shall deliver, or cause to be delivered, to the Agent copies of any and all notices from any licensing and/or certifying agencies that any license or permit relating to the operation of any of the Improvements is being suspended or revoked or that the Improvements are being downgraded to a substandard category or that any investigation or proceeding with respect to any such action is pending.

        (b) Taxes and Other Charges; Contest for Taxes and Other Charges, Legal Requirements and Liens. (i) Subject to the provisions of Section 5.1(b)(ii) hereof, the Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Mortgaged Property or any part thereof prior to the date on which such sums become delinquent. The Borrower shall deliver to the Agent, upon request, receipts for payment or other evidence reasonably satisfactory to the Agent that the Taxes and Other Charges have been so paid. Subject to the provisions of Section 5.1(b)(ii) hereof and other than Permitted Encumbrances, the Borrower shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever that may be or become a lien or charge against the Mortgaged Property, and shall promptly pay for all utility services provided to the Mortgaged Property. Subject to Section 5.1(b)(ii) hereof, the Borrower shall pay, bond or otherwise discharge, from time to time when the same shall become due, all claims and demands of mechanics, materialmen, laborers and others that, if unpaid, might result in, or permit the creation of, a lien or encumbrance on the Mortgaged Property, or on the Rents arising therefrom. The Borrower shall not suffer or permit any mechanics’ lien claims to be filed or otherwise asserted against the Project, and will discharge within thirty (30) Business Days the same in case of the filing of any claims for lien or proceedings for the enforcement thereof not caused by a Lender’s default hereunder; provided, however, that the Borrower shall have the right to contest in good faith and with reasonable diligence the validity of any such lien or claim upon furnishing to the Title Company such security or indemnity as it may require to induce said Title Company to issue an endorsement to the Qualified Title Policy insuring against all such claims or liens; and provided further that the Agent and the Lenders will not be required to make any further disbursements of the proceeds of the Loan until any mechanics’ lien claims shown by the Qualified Title Policy have been discharged or so insured against by the Title Company.

        (ii) Notwithstanding the foregoing, after prior written notice to the Agent, the Borrower, at its own expense, may contest by appropriate legal, administrative or other proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges or Lien therefor or any Legal Requirement, Insurance Requirement or Hazardous Substance Claim (as defined in the Environmental Indemnity), the application of any instrument of record affecting the Mortgaged Property or any part thereof (other than the Loan Documents) or any claims or judgments of mechanics, materialmen, suppliers, vendors or other Persons or any Lien therefor, and may withhold payment of the same pending such proceedings if permitted by law; provided that (A) no Event of Default then exists, except for, prior to acceleration, an Event of Default caused by the matter being contested, (B) such proceeding shall suspend any collection of the contested Taxes, Other Charges or Liens from the Mortgaged Property, any Borrower Party or the Agent, (C) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which the Borrower is subject, (D) neither the Mortgaged Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, (E) upon the Agent’s request, the Borrower shall have furnished the Agent with security (in an amount or form reasonably approved by the Agent) to insure the payment of any such Taxes or Other Charges, or the cost of the contested Legal Requirement or Insurance Requirement or the removal of the Lien, in each case together with all reasonably anticipated interest and penalties thereon, (F) in the case of an Insurance Requirement, failure by the Borrower to comply therewith shall not impair the validity of any insurance required to be maintained hereunder or the right to full payment of any claims thereunder, (G) in the case of any essential or significant service with respect to the Mortgaged Property, any contest or failure to pay will not result in a discontinuance of any such service, (H) in the case of any instrument of record affecting the Mortgaged Property or any part thereof, the contest or failure to perform under any such instrument shall not result in the placing of any Lien on the Mortgaged Property or any part thereof (except if such Lien would be removed upon completion of such proceedings and the compliance by the parties with the terms of the resulting order, decision or determination and, upon the Agent’s request, the removal costs for such Lien have been escrowed with the Agent on behalf of the Lenders or in the proceeding or bonded or otherwise deposited or paid in connection with such proceedings), (I) neither the failure to pay or perform any obligation which the Borrower is permitted to contest under this Section 5.1(b)(ii) nor an adverse determination of any such contest shall result in a Material Adverse Effect, and (J) the Borrower shall promptly upon final determination thereof pay the amount, if any, of any such Taxes, Other Charges or Liens, together with all costs, interest and penalties that may be payable in connection therewith and the Agent shall disburse all amounts deposited by the Borrower as security therefor to the Borrower to be used to pay applicable Taxes, Other Charges or Liens. The Agent may pay over any such cash deposit or part thereof held by the Agent to the claimant entitled thereto at any time when, in the reasonable judgment of the Agent, the entitlement of such claimant is finally determined, and the Agent shall otherwise remit any remaining such amounts to the Borrower. The Agent shall give the Borrower written notice of any such payments prior to the making thereof.

        (iii) If the Borrower shall fail, within sixty (60) days after becoming aware of same, either (A) to discharge, or (B) to contest claims asserted and give security or indemnity in the manner provided in Sections 5.1(b)(i) and 5.1(b)(ii) hereof, or having commenced to contest the same, and having given such security or indemnity, shall fail to prosecute such contest with diligence, or to maintain such indemnity or security so required by the Title Company for its full amount, or upon adverse conclusion of any such contest, to cause any judgment or decree to be satisfied and lien to be released, then and in any such event the Agent upon prior notice to the Borrower (except if an Event of Default then exists) may, at its election (but shall not be required to), procure the release and discharge of any claim and any judgment or decree thereon and, further, may in its reasonable discretion effect any settlement or compromise of the same, or may furnish such security or indemnity to the Title Company, and any amounts so expended by the Agent in excess of the amount of Cash or Cash Equivalents security posted by the Borrower, including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall be deemed to constitute disbursement of the proceeds of the Loan hereunder. In settling, compromising or discharging any claims for lien, the Agent shall not be required to inquire into the validity or amount of any such claim. Notwithstanding the foregoing, neither the Agent nor the Lenders shall have any obligation to make disbursements of Loan proceeds under the terms of this Agreement at any time prior to such time as the Borrower shall have discharged or contested any claims in accordance with clause (i) above.

        (c) Litigation. It shall give prompt written notice to the Agent of any litigation or governmental proceedings pending or threatened in writing against it or against or affecting the Mortgaged Property that, if determined adversely to it or the Mortgaged Property, would reasonably be expected to result in a Material Adverse Effect.

        (d) Inspection. Subject to the terms of any Leases, it shall (i) permit agents, representatives and employees of the Agent (including the Servicer) to (A) enter upon the Mortgaged Property, (B) inspect the progress of any work being performed by or on behalf of the Borrower thereupon and the Improvements and all materials to be used in the construction thereof, (C) examine the Plans and Specifications and shop drawings related thereto which will be kept at the construction site at all times, and (D) undertake any other type of inspection at the Mortgaged Property, including, without limitation, the performance of appraisals and environmental inspections thereof, all on any Business Day at reasonable hours upon reasonable advance notice and so as not to interfere with any work (except to a de minimis extent), and (ii) cooperate in all reasonable respects, and use commercially reasonable efforts to cause all contractors and subcontractors to cooperate, with any such inspector to perform all required functions hereunder, all, unless there exists an Event of Default, at the Agent’s sole cost and expense and in accordance with all safety and security procedures in place at the Mortgaged Property.

        (e) Notice of Default. It shall promptly advise the Agent of any change in the condition (financial or otherwise) of any Borrower Party that could be expected to have a Material Adverse Effect or materially impair its ability to comply with its obligations hereunder, or of the occurrence of any Default or Event of Default of which any Borrower Party has knowledge.

        (f) Cooperate in Legal Proceedings. It shall cooperate in all reasonable respects with the Agent with respect to any proceedings before any court, board or other Governmental Authority that may in any way affect the rights of any Lender or the Agent hereunder or under the other Loan Documents and, in connection therewith, permit any Lender or the Agent, at its election, to participate in any such proceedings.

        (g) Perform Loan Documents. It shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it and shall pay when due all costs, fees and expenses required to be paid by it under the Loan Documents to which Borrower is a party, subject to any cure periods provided therein. It shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by it without the prior written consent of the Required Lenders.

        (h) Insurance Benefits. The Borrower shall cooperate with the Agent in all reasonable respects in obtaining for the Agent on behalf of the Lenders the benefits of any insurance proceeds lawfully or equitably payable in connection with the Mortgaged Property, and the Agent shall be reimbursed for any out-of-pocket expenses reasonably incurred in connection therewith (including reasonable attorneys’ fees and disbursements, and, if reasonably necessary to collect such proceeds, the expense of an appraisal on behalf of the Agent in case of a fire or other casualty affecting the Mortgaged Property or any part thereof) out of such insurance proceeds, subject to Article VIII below.

        (i) Further Assurances. The Borrower shall, at its sole cost and expense:

        (i) furnish to the Agent all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by any Borrower Party pursuant to the terms of the Loan Documents or reasonably requested by the Agent in connection therewith;

        (ii) execute and deliver to the Agent such documents, instruments, certificates, assignments and other writings, and do such other acts reasonably necessary or desirable, to evidence, preserve and/or protect the Lien of the Agent for the benefit of the Lenders at any time securing or intended to secure the obligations of any Borrower Party under the Loan Documents, as the Agent may reasonably require (provided that none of the foregoing has the result of increasing the Borrower’s monetary or other obligations or decreasing or impairing Borrower’s rights under the applicable Loan Documents other than, with respect to rights and obligations not of a monetary nature, to a de minimis extent); and

        (iii) be responsible for, and shall pay within thirty (30) Business Days after demand therefor all Lender Expenses.

        (j) Financial Reporting and Other Information. (i) Each Borrower Party will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP, to the extent applicable, proper and accurate books, records and accounts reflecting all of its financial affairs and all items of Operating Income, Operating Expenses and Capital Expenditures. The Agent or any Lender shall have the right from time to time (at the Agent’s sole cost and expense, if an Event of Default then exists, and thereafter at the Borrower’s sole cost and expense) at all times during normal business hours upon reasonable advance notice to examine such books, records and accounts at the office of any Borrower Party or other Person maintaining such books, records and accounts and to make such copies or extracts thereof, as the Agent shall desire; provided, however, that the Agent and the Lenders shall use commercially reasonable efforts to keep such books, records and accounts confidential, except that the Agent and the Lenders may disclose any such information (A) to prospective co-lenders and participants, auditors and other consultants in connection with the transaction described in this Agreement (each such recipient being informed of the confidential nature of such information and directed to keep the same confidential), (B) to the extent required by any Law or Regulation, and (C) if such information is otherwise available to the public not through a breach hereof.

        (ii) The Borrower shall furnish or cause to be furnished to the Agent on behalf of the Lenders within one hundred twenty (120) days following the end of each Fiscal Year, a complete copy of its annual financial statements, audited by Ernst & Young or another “Big Five” accounting firm or another independent certified public accounting firm acceptable to Agent, in accordance with GAAP, together with an audit certificate from such accounting firm, for such Fiscal Year and containing a balance sheet, income statement and cash flow statement for the Borrower, all in such detail as the Agent may reasonably request. Such annual financial statements shall be accompanied by an Officer’s Certificate from the Borrower certifying that such annual financial statement presents fairly, in all material respects, the financial condition and results of operation of the Mortgaged Property being reported upon and has been prepared in accordance with GAAP. Together with the Borrower’s annual financial statements, the Borrower shall furnish to the Agent on behalf of the Lenders [a] an Officer’s Certificate of the Borrower certifying as of the date thereof whether, to the knowledge of the Person executing the Officer’s Certificate (so long as such Person is a member of Managing Member), there exists a Default or Event of Default, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same and [b] an annual report, for the most recently completed Fiscal Year, containing (A) Capital Expenditures made in respect of the Mortgaged Property, including separate line items with respect to any Capital Expenditure in excess of $50,000, and (B) Leasing levels for the Mortgaged Property (including a then-current occupancy report as at the end of the Fiscal Year and rental rates).

        (iii) The Borrower shall furnish, or cause to be furnished, to the Agent, the following items, accompanied by an Officer’s Certificate of the Borrower, certifying that such items are true, correct, accurate, and complete and fairly present, in all material respects, the financial condition and results of the operations of the Borrower and the Mortgaged Property, to the extent applicable:

        A. within fifteen (15) Business Days after Borrower's receipt, any notice received from a Person representing or claiming to represent a Tenant, alleging or acknowledging a default by landlord, requesting a termination or modification of any Lease, or any other similar correspondence received by Borrower during the subject month; and

         B. within fifteen (15) Business Days after the end of the month in question, monthly leasing reports (including rents, deposits, closing dates and such other information as the Agent may reasonably request from time to time), and other information necessary and sufficient, to the extent applicable, to fairly represent the financial position and results of operations of the Mortgaged Property during such calendar month, all in form reasonably satisfactory to the Agent.

        (iv) The Borrower shall furnish, or cause to be furnished, to the Agent in respect of the first three (3) fiscal quarters of each Fiscal Year, the following items, accompanied by an Officer’s Certificate of the Borrower, certifying that such items are true, correct and complete, and fairly present, in all material respects, the financial condition and results of the operations of the Borrower and the Mortgaged Property in a manner consistent with GAAP (subject to normal year-end adjustments and the absence of footnotes), to the extent applicable:

        A. on or before the forty-fifth (45th) day after the end of each fiscal quarter, quarterly and year-to-date unaudited financial statements prepared for such fiscal quarter with respect to the Borrower, including a balance sheet and operating statement for such quarter;

        B. on or before the forty-fifth (45th) day after the end of each such fiscal quarter during the extension period permitted pursuant to Section 2.9 hereof, if any, a comparison of the budgeted income and expenses and the actual income and expenses for such quarter and year to date for the Mortgaged Property, together with a detailed explanation of any unfavorable variances of five percent (5%) or more between budgeted and actual amounts in the aggregate and ten percent (10%) or more on a line-item basis for such period and year to date;

        C. on or before the forty-fifth (45th) day after the end of each fiscal quarter, an Officer's Certificate of the Borrower certifying as of the date thereof whether to the knowledge of the Person executing the Officer's Certificate (so long as such Person is a member of the Borrower), there exists a Default or an Event of Default, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action being taken to remedy the same; and

        D. on or before the twentieth (20th) day after the end of each fiscal quarter, a current rent roll for the Project together with a report detailing all Tenant receivables for such quarter.

        (v) On or before the forty-fifth (45th) day after the end of each fiscal quarter during which the Loan is outstanding after the first occurrence of (A) Substantial Completion and (B) Occupancy by Tenants of leased premises pursuant to Approved Leases generating annual Net Operating Income of not less than $25,500,000 (the first such fiscal quarter, the “Initial Assessment Quarter”), the Borrower shall furnish or cause to be furnished to the Agent a statement of (1) the Operating Income for the 12-month period ending with the fiscal quarter in question (each such period, an “Assessment Period”), (2) a calculation of Net Operating Income for the Assessment Period, in detail satisfactory to the Agent (it being agreed that the Net Operating Income calculated in respect of the Initial Assessment Quarter and the two (2) fiscal quarters immediately thereafter shall be calculated (on an accrual basis) by annualizing the Net Operating Income that was generated during the fiscal quarters that had occurred from and after the Initial Assessment Quarter and excluding extraordinary, noncontractual and nonrecurring revenues), and (3) a calculation of the Debt Yield Percentage in respect of the applicable Assessment Period, in detail reasonably satisfactory to the Agent.

        (vi) The Borrower shall furnish to the Agent, within ten (10) Business Days after request, such further detailed information with respect to the operation of the Mortgaged Property and the financial affairs of the Borrower as may be reasonably requested by the Agent.

        (vii) The Borrower shall furnish to the Agent, promptly after receipt, a copy of any written notice received by or on behalf of the Borrower from any Governmental Authority having jurisdiction over the Mortgaged Property with respect to any Hazardous Substance alleged to exist or emanate therefrom or thereat.

        (viii) The Borrower shall, at any and all times, within a reasonable time after written request by the Agent, furnish or cause to be furnished to the Agent, in such manner and in such detail as may be reasonably requested by the Agent, such information as may be necessary to permit the Agent or any Lender to comply with any request for information made by an investor or prospective institutional holder of a Note in connection with an Assignment or Participation to be furnished under Rule 144A(d) under the Securities Act (including any of the same relating to a Borrower Party).

        (ix) If the Borrower fails to provide to the Agent or its designee any of the financial statements, certificates, reports or information (the “Required Records”) required by this Section 5.1(j) within ten (10) Business Days after written notice from the Agent of the date upon which such Required Record is due, the same shall become an Event of Default.

        (x) The Agent shall have the right at any time and from time to time to audit the financial information provided by the Borrower pursuant to the terms of this Agreement in accordance with the then customary audit policies and procedures of the Agent. The Agent shall pay for the costs of its auditors; provided, however, if (A) such audit shall have been commenced during an Event of Default or (B) such audit reveals a material discrepancy from the information previously provided to the Agent, the Borrower shall pay the reasonable, out-of-pocket costs and expenses of such audit.

        (xi) At the Agent’s request and to the extent not confidential and available to the Borrower, the Borrower shall also cause any of the Required Records to be delivered in electronic format (it being agreed that the Borrower shall not be responsible for the inaccuracies in such information resulting solely from the electronic transmission of same).

        (k) Business and Operations; Material Agreements. The Borrower shall continue to engage in the businesses currently conducted by it as and to the extent the same are necessary for the ownership, development, construction, maintenance, management and operation of the Mortgaged Property. The Borrower shall qualify to do business and shall remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, development, construction, maintenance, management and operation of the Mortgaged Property, or, if not, to the extent the failure to do so would not have a Material Adverse Effect. The Borrower shall at all times (i) maintain the Mortgaged Property or cause the Mortgaged Property to be maintained or, prior to Final Completion, such that the Mortgaged Property can, upon completion be operated as a Class “A” mixed use project; (ii) maintain such Licenses, or arrangements in connection therewith so as to permit the Mortgaged Property to be maintained at a standard at least equal to that maintained by Class “A” office managers of similar facilities located near the Mortgaged Property; (iii) promptly perform and/or observe in all material respects all of the covenants and agreements required to be performed and observed by it under the Property Management Agreement, the Leasing Agreement and any other Material Agreement, and do all things reasonably required to preserve and to keep unimpaired its rights thereunder; (iv) promptly notify the Agent in writing of the giving of any notice of any default by any party under any Material Agreement of which it is aware, including, without limitation, the Property Management Agreement and the Leasing Agreement; and (v) promptly enforce the performance and observance of all of the material covenants and agreements required to be performed and/or observed by the other party under each Material Agreement, including, without limitation, the Property Management Agreement and the Leasing Agreement.

        (l) Title to the Properties. The Borrower shall warrant and defend against the claims of all Persons whomsoever (i) its title to the Mortgaged Property and every part thereof and (ii) the validity and priority of the Lien of the Mortgage, subject only in each case to Liens permitted under the Loan Documents (including Permitted Encumbrances).

        (m) Costs of Enforcement. In the event (i) that the Mortgage is foreclosed in whole or in part or the Notes, any Loan Document, including such Mortgage, is put into the hands of an attorney for collection, suit, action or foreclosure, (ii) of the foreclosure of any Lien or mortgage prior to or subsequent to the Mortgage in which proceeding any Lender or the Agent is made a party, (iii) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of the Borrower or an assignment by the Borrower for the benefit of its creditors, or (iv) the Agent or any Lender shall attempt to remedy any Event of Default hereunder, the Borrower shall be chargeable with and agrees to pay all out-of-pocket costs incurred by the Agent or such Lender or Lenders as a result thereof, including costs of collection and defense (including reasonable attorneys, experts, consultants and witnesses fees and disbursements) in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable together with all required service or use taxes.

        (n) Estoppel Statement. (i) After written request by the Agent, the Borrower shall within fifteen (15) Business Days furnish the Agent with a statement, duly acknowledged and certified, setting forth (i) the unpaid principal amount of the Notes, (ii) to the Borrower’s knowledge, the Applicable Interest Rate(s), (iii) the date installments of interest and/or principal were last paid, (iv) that the Notes, this Agreement, the Mortgage and the other Loan Documents to which the Borrower is a party are valid, legal and binding obligations, subject to Debtor Relief Laws and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and have not been modified or, if modified, giving particulars of such modification, and (v) such other matters as the Agent may reasonably request. Any prospective purchaser of any interest in the Loan shall be permitted to rely on such certificate.

        (ii) The Borrower shall request and use reasonable good faith efforts to obtain for the Agent, upon request, estoppel certificates (A) as applicable, from Bank One in respect of the Bank One Lease, and from Holland & Knight in respect of the Holland & Knight Lease, each in form and substance satisfactory to the Agent (it being agreed that the estoppel certificates attached hereto as Exhibit P are acceptable to the Agent), and (B) from any other Tenant in the form set forth on Exhibit D attached hereto or other form approved by the Agent; provided that the Borrower shall not be required to deliver such certificates more frequently than once in any calendar year (unless an Event of Default hereunder or under any of the Loan Documents then exists, in which case the Borrower shall endeavor to obtain as many such certificates as the Agent shall request and, in any event, shall be obligated to obtain all those as to which the Tenant under the applicable Lease has committed to provide pursuant to such applicable Lease.

        (iii) After written request by the Borrower, but not more often than two (2) times in any twelve-month period, the Agent shall within fifteen (15) Business Days furnish the Borrower with a statement, duly acknowledged and certified, setting forth (i) the unpaid principal amount of the Notes, (ii) the Applicable Interest Rate(s), (iii) the date installments of interest and/or principal were last paid, and (iv) that the Notes, this Agreement, the Mortgage and the other Loan Documents have not been modified or, if modified, giving particulars of such modification.

         (o) Loan Proceeds. The Borrower shall use the proceeds of the Loan received by it only for the purposes set forth in Section 2.1 hereof.

        (p) No Joint Assessment. The Borrower shall not suffer, permit or initiate the joint assessment of the Mortgaged Property (i) with any other real property constituting a tax lot separate from the Mortgaged Property (provided, however, that, subject to the Borrower obtaining a property identification number endorsement to a Qualified Title Policy satisfactory to the Agent and thus demonstrating to the Agent that such division would not result in a change of ownership of any portion of the Mortgaged Property, the tax lot(s) comprising the Mortgaged Property may be divided to provide for separately assessed tax lots), and (ii) unless required by applicable law, with any portion of the Mortgaged Property that may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes that may be levied against such personal property shall be assessed or levied or charged to the Mortgaged Property.

        (q) Leasing Matters. (i) All new Leases entered into from and after the date hereof (A) shall be the result of arm’s-length negotiations, (B) shall provide for “market” rental rates and other market terms, (C) shall not contain any terms that would materially adversely affect a Lender’s or the Agent’s rights under the Loan Documents and (D) shall be Approved Leases.

        (ii) All Leases shall provide that they are subordinate to the Mortgage and that the Tenant agrees to attorn to the Agent on behalf of the Lenders at the Agent’s request.

        (iii) The Borrower (A) shall observe and perform in all material respects the obligations imposed upon the lessor under the applicable Leases; (B) shall enforce the material terms, covenants and conditions contained in such Leases on the part of the lessee thereunder to be observed or performed in a commercially reasonable manner; (C) shall not collect any of the base or minimum rents more than one (1) month in advance (other than security deposits); and (D) shall not execute any assignment of lessor’s interest in the Leases or the Rents (except as provided for in the Mortgage, the Assignment of Leases and in respect to the Mezzanine Financing).

        (r) ERISA. The Borrower shall comply in all material respects with the applicable provisions of ERISA and the Code and shall furnish to the Agent (i) (A) promptly and in any event within 10 Business Days after any Borrower Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of a member of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information; (ii) promptly and in any event within two (2) Business Days after receipt thereof by any Borrower Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan; (iii) promptly and in any event within thirty (30) days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan; and (iv) promptly and in any event within five (5) Business Days after receipt thereof by any Borrower Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Borrower Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).

        (s) Assignment or Participation of Notes. In the event that the Agent notifies the Borrower that a sale of any of the Notes or any interest in any thereof (an “Assignment”) to an Eligible Assignee (including, without limitation, a sale or transfer of any Note held by the Lenders to a trust, partnership, business trust or other issuance vehicle accompanied by the simultaneous issuance by such vehicle of a security backed by or representing an interest in such Notes, either alone or together with other assets transferred by a Lender or other parties), or a sale of a participation interest in any of the Notes (a “Participation”), to one or more other parties is desirable, then the Borrower and the other Borrower Parties agree reasonably to cooperate at no material cost or additional liability to any such Borrower Party with such Lender in order to effectuate such Assignment or Participation.

        (t) Splitting of Loan and Notes. The Agent has the right, without any Borrower Party’s consent, on one or more occasions, upon consent of all Lenders, to split the Loan into two (2) or more separate loans, each in a principal amount as determined by the Lenders and providing for such subordination as between such split loans as the Lenders shall elect. The interest rate and economic and other terms for the split loans shall be in the aggregate the same as that of the Loan as determined pursuant to this Agreement and the Notes. The Lenders shall have the right to allocate the security for the split loans in their sole and absolute discretion, including, without limitation, the right to allocate the security provided by the Guaranties and the Mortgage. In connection with any such splitting of the Loan, conforming changes shall be made to the Loan Documents as required to reflect such splitting. Each Borrower Party agrees to cooperate in all material respects in any such splitting of the Loan, at no material cost or additional liability to any such Borrower Party, including, without limitation, amending, modifying or restating this Agreement or any of the other Loan Documents to which the Borrower is a party, or entering into such new documentation as reasonably required by any Lender to effectuate the splitting of the Loan.

        (u) Easements and Restrictions. To submit to the Agent for the Agent’s written approval (which shall not be unreasonably withheld or delayed) prior to the execution thereof by the Borrower all proposed easements, restrictions, covenants, permits, licenses and other instruments which would affect the title to the Mortgaged Property, accompanied by a survey or site plan showing the proposed location thereof and such other information as the Agent shall reasonably require.

        (v) Further Assurance of Title. Subject to Borrower’s right to contest pursuant to Section 5.1(b)(ii) hereof, to further assure title as follows: If at any time the Agent reasonably believes that any Advance is not secured or will or may not be secured by the Mortgage as a first and prior lien or security interest on the Improvements (subject only to the Permitted Encumbrances), then the Borrower shall, within ten (10) Business Days after written notice from the Agent, do all things and matters reasonably necessary (including execution and delivery to the Agent of all further documents and performance of all other acts which the Agent reasonably deems necessary or appropriate) to assure to the satisfaction of the Agent that any Advance previously made hereunder or to be made hereunder is secured or will be secured by the Mortgage as a first and prior lien or security interest with respect to the Improvements (subject only to the Permitted Encumbrances).

        (w) Commercial Leasing. To market in a commercially reasonable manner all vacant space in the Project.

        (x) Cooperation for Syndication. (i) To reasonably assist the Agent in the syndication of the Loan, which assistance may include, among other things, providing to the Agent information prepared by or on behalf of the Borrower Parties relating to the Project and the business, assets, financial condition, operations and prospects of the Borrower with respect to the Project; (ii) to supplement such information from time to time after request by the Agent, or otherwise to ensure the accuracy of such information, until such time as the syndication of the Loan has been completed; and (iii) to make members of the Borrower Parties’ management and their consultants and advisors available during regular business hours upon reasonable advance written notice (A) to answer questions regarding the Project and the Loan, (B) to review, comment on and assist in the preparation of the syndication memorandum relating to the Loan, (C) to meet with prospective Lenders and (D) to use their reasonable efforts, in light of their lending relationships, to benefit the syndication efforts of the Agent.

ARTICLE VI NEGATIVE COVENANTS

        Section 6.1 Negative Covenants. The Borrower hereby covenants and agrees, from the date of this Agreement, and as long as the Borrower remains indebted to the Agent and the Lenders or there exists any remaining obligation hereunder to fund the Loan Commitment Amount, as follows:

        (a) Operation of Property. The Borrower shall not (except as elsewhere herein expressly provided): (i) surrender or terminate any Material Agreement (unless, with respect to a Material Agreement that is not the Property Management Agreement or the Leasing Agreement, the other party thereto is in default and the termination of such agreement would be commercially reasonable), (ii) surrender or terminate any Property Management Agreement or Leasing Agreement (unless the applicable Property Manager or Leasing Agent is in default and the termination of such agreement would be commercially reasonable or unless such Property Manager or Leasing Agent is being replaced with an Acceptable Property Manager or Acceptable Leasing Agent, as the case may be, pursuant to a commercially reasonable agreement reasonably acceptable to Agent), or permit or suffer any significant delegation or contracting of the applicable Property Manager’s or Leasing Agent’s duties except as permitted under the Property Management Agreement or the Leasing Agreement as the case may be, (iii) increase or consent to the increase of the amount of any charges under any Material Agreement, except as provided therein or on an arm’s-length basis and commercially reasonable terms, (iv) amend, modify, surrender or, except in accordance with the terms and conditions thereof, terminate a Lease (provided, however, that the Borrower may amend or modify an Approved Lease of less than 10,000 NRSF without the Agent’s prior consent), or (v) amend, modify, surrender or waive any material rights or remedies under, or enter into or terminate, any Material Agreement in each case without the Agent’s approval, which approval shall not be unreasonably withheld or delayed, unless, in the case of any such termination, the Borrower replaces the terminated Material Agreement within a commercially reasonable period with another agreement that provides substantially equivalent benefits to the Borrower, on terms and conditions no worse to the Borrower than the corresponding benefits, terms and conditions which applied under the agreement replaced.

        (b) Liens. Subject to Section 5.1(b)(ii) hereof, the Borrower shall not create, incur, assume, permit or suffer to exist any Lien on any portion of the Mortgaged Property, except: (i) Permitted Encumbrances; (ii) Liens permitted pursuant to the Loan Documents; and (iii) Liens on any equipment financed in accordance with clause (v) of the definition of “Permitted Indebtedness”.

        (c) Dissolution and Disposal. Except as expressly permitted in this Agreement, none of the Borrower Parties shall (A) dissolve, terminate, wind up its affairs, liquidate, merge with or consolidate into another Person or (B) transfer, lease, assign, sell or otherwise dispose of in any way, in one transaction or any combination of transactions, all or any part of the Mortgaged Property.

        (d) Debt Cancellation. The Borrower shall not cancel or otherwise forgive or release any material claim or material debt owed to it in connection with the Mortgaged Property, including any arising under any of the Leases and Material Agreements except (i) with respect to such Leases and Material Agreements, in accordance with and subject to the terms of this Agreement, and (ii) with the Agent’s consent, with respect to other matters, for adequate consideration in the ordinary course of such Person’s business and on commercially reasonable terms, subject to other restrictions contained herein or in any other Loan Document.

        (e) Affiliate Transactions. The Borrower shall not, without the Agent’s consent, which will not be unreasonably withheld, enter into, or be a party to, any transaction with any other Borrower Party or any Affiliate of any Borrower Party relating to or which affects the Mortgaged Property, other than (i) transactions which are customary and in the normal course of business, and on terms and conditions substantially as favorable to the Borrower as would be obtainable by any of them in a comparable arm’s-length transaction with a Person other than an Affiliate and (ii) after notice to the Agent.

        (f) Zoning, and Uses. The Borrower shall not (i) initiate or support any limiting change in the permitted uses of the Mortgaged Property (or, to the extent applicable, zoning reclassification of the Mortgaged Property) or any portion thereof, seek any variance under existing land use restrictions, laws, rules or regulations (or, to the extent applicable, zoning ordinances) applicable to the Mortgaged Property or use or permit the use of the Mortgaged Property in a manner that would result in such use becoming a nonconforming use under applicable land-use restrictions (and, if any, zoning ordinances) or that would violate the terms of any Lease, Legal Requirements or any Permitted Encumbrance, (ii) modify, amend or supplement any of the terms of any Permitted Encumbrance in a manner adverse to the interests of the Agent or any Lender, (iii) other than the Permitted Encumbrances, impose or permit or suffer the imposition of any restrictive covenants, easements or encumbrances upon the Mortgaged Property in any manner that adversely affects in any material respect the value or utility of the Mortgaged Property, (iv) execute or file any subdivision plat affecting the Mortgaged Property, institute, or permit the institution of, proceedings to alter any tax lot comprising the Mortgaged Property (provided, however, that, subject to the Borrower obtaining a property identification number endorsement to a Qualified Title Policy satisfactory to the Agent and thus not occurring in respect thereto a change of ownership of any portion of the Mortgaged Property, the tax lot(s) comprising the Mortgaged Property may be divided to provide for separately assessed tax lots) or (v) permit or suffer the Mortgaged Property to be used by the public or any Person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement.

        (g) Debt. The Borrower shall not incur or assume any Indebtedness for borrowed money not existing as of the date hereof except for Permitted Indebtedness.

        (h) Transfers. (i) Sale of the Mortgaged Property. Except in compliance with Section 2.5, this Section 6.1(h) or another express provision of the Loan Documents, there shall be no transfer or other disposition of the Mortgaged Property or any portion thereof or interest therein.

        (ii) No Transfers of Interests in the Borrower. The holder of any direct or indirect interest in the Borrower shall not transfer such interest to any Person; provided, however, (A) nothing in this Agreement shall preclude the transfer, conveyance, issuance, redemption, pledge, hypothecation and/or assignment (a “Transfer” or “Transferred”) of (1) partnership units or other securities in Guarantor, (2) shares or other securities of Prime Group Realty Trust or its successors (“PGRT”), (3) membership interests in Mezzanine Borrower pursuant to or in connection with the Mezzanine Financing, and/or (4) Transfers of partnership interests, membership interests, shares or other securities among Affiliates or Subsidiaries of Guarantor or PGRT, respectively, and (B) that for so long as either Managing Member or Guarantor owns at least 51% of the interests in and has Management Control over Mezzanine Borrower (and Mezzanine Borrower owns at least 51% of the interests in and has Management Control over Borrower), (1) membership interests in Managing Member may be Transferred, (2) membership interests in Mezzanine Borrower may be Transferred (subject to clause (ii)(A)(3) above), and (3) membership interests in Borrower may be Transferred.

        (iii) Sale of Equipment. Notwithstanding Section 6.1(h)(i) hereof, the Borrower may transfer or dispose of Equipment that is either being replaced or that is no longer necessary in connection with the operation of the Mortgaged Property free from the interest of the Lenders or the Agent under this Agreement or any other Loan Document (and the Agent will provide a release, as necessary, in respect thereto), provided that such transfer or disposal (when compared to the non-transfer or non-disposal of such Equipment) will not materially adversely affect the value of the Mortgaged Property, will not impair the utility thereof and (except where the same would not have a Material Adverse Effect) will not result in a reduction or abatement of, or right of offset against, the rentals or other amounts payable under any Lease or any Operating Agreement, in either case as a result thereof, and provided further that any new Equipment acquired by the Borrower (and not so disposed of) shall be subject to the interest of the Agent under this Agreement and the other Loan Documents unless leased to the Borrower (in which event, the Agent shall be made a collateral assignee of the Borrower’s interest in such lease (but, unless expressly subsequently assumed by the Agent, the Agent shall have no obligations under the Borrower’s interest therein)).

        (i) Assignment of Licenses and Permits. Except in connection with a transfer permitted under Section 2.5, hereof or Section 6.1(h) hereof or any express provisions of any Loan Document or in connection with the Mezzanine Financing, the Borrower shall not assign or transfer any of its interest in any Licenses pertaining to the Mortgaged Property, or assign, transfer or remove or permit any other Person to assign, transfer or remove any records pertaining to the Mortgaged Property.

        (j) Place of Business. The Borrower shall not change its chief executive office or its principal place of business without giving the Agent at least thirty (30) days’ prior written notice thereof and promptly providing the Agent such information as the Agent may reasonably request in connection therewith.

        (k) Operating Obligations. Except as otherwise permitted under this Agreement, the Borrower shall not enter into, assume or permit to exist, any obligations for the payment of rent for any property (real, personal or mixed, tangible or intangible) under leases, subleases or similar arrangements as lessee other than operating leases, equipment leases and similar leases entered into in ordinary course of business for assets incidental to the management and operation of the Mortgaged Property.

        (l) Sale and Leaseback. The Borrower shall not enter into any arrangement pursuant to which it will lease back, as lessee, any property (real, personal or mixed, tangible or intangible) previously owned by it and sold or otherwise transferred or disposed of, directly or indirectly, to the owner-lessor of such property.

        (m) Limitation on Distributions. If an Event of Default that could have been cured solely by the payment of money exists hereunder, the Borrower shall not permit any distribution of any revenues received in connection with the Mortgaged Property or other disbursements (including direct or indirect redemptions of membership interests) to any member, partner, shareholder or Affiliate of the Borrower other than pursuant to the Property Management Agreement and the Leasing Agreement.

        (n) Limitation on Negative Pledge Clauses. The Borrower shall not enter into with any Person any agreement other than this Agreement, the other Loan Documents or with respect to the Mezzanine Financing, which prohibits or limits the ability of the Borrower to create, incur, assume or suffer to exist any Lien on the Mortgaged Property.

        (o) Limitation on Securities Issuances. The Borrower shall not, except as permitted by Section 6.1(h)(ii) hereof, issue any additional equity interests, or warrants, rights or options, except to its employees, officers and directors under commercially reasonable compensation agreements.

        (p) Limitation on Subsidiary Formation. The Borrower shall not form any Subsidiaries. The Managing Member shall not form any Subsidiaries other than the Mezzanine Borrower and the Borrower; provided, however, that, notwithstanding the foregoing restriction, Guarantor may, pursuant to the other provisions of this Agreement, become the managing member of the Borrower and form, terminate or modify the structure of any Subsidiaries.

        (q) Governing, Documents. The Borrower shall not cause or permit any amendment, modification, supplement, waiver or termination of any of its Organizational Documents that would be reasonably likely to cause a Material Adverse Effect. None of the Borrower Parties (other than the Borrower) will cause or permit any amendment, modification, supplement, waiver or termination of any provisions of its respective organizational instruments, or other governing document, in a manner that would impair or limit its ability to satisfy its obligations hereunder and under the other Loan Documents to which it is a party.

        (r) Third Party Fees. At no time during the term of the Loan (including any extension thereof pursuant to Section 2.9 hereof) shall the aggregate amount paid by the Borrower to the Property Manager for property management fees exceed $1.50 per gross square foot of the Project.

        (s) Single Purpose Covenants. While the Debt is outstanding, the Borrower hereby represents, covenants and agrees, and will cause its organizational documents and those of the Mezzanine Borrower to reflect, that it (or the Mezzanine Borrower, as the case may be) has not and shall not:

        (i) engaged or engage in any business or activity other than the ownership, operation and maintenance of the Mortgaged Property, and activities incidental thereto;

        (ii) acquired or acquire or owned or own any material asset other than (A) the Mortgaged Property and (B) such incidental personal property as may be necessary for the operation of the Mortgaged Property;

        (iii) merge into or consolidate with any person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

        (iv) failed or fail to preserve its existence as an entity duly organized, validly existing and in good standing under the Laws and Regulations of the jurisdiction of its organization or formation, or without the prior written consent of the Agent, amend, modify, terminate or fail to comply with the provisions of its partnership agreement, articles or certificate of incorporation, certificate of organization, operating agreement or similar Organizational Documents, as the case may be, whichever is applicable, as the same may be further amended or supplemented, if such amendment, modification, termination or failure to comply would (A) create an amendment to the limitations on the amendment of such documents as contained therein, (B) affect the provisions of such documents pertaining to the matters set forth in this Section 6.1(s), or (C) have a Material Adverse Effect;

        (v) owned or own any Subsidiary, or made or make any investment in any Person or entity except as permitted pursuant to Sections 6.1(h) and 6.1(p) hereof;

        (vi) commingle its assets with the assets of any of its Affiliates or of any other Person;

        (vii) incurred or incur any debt, secured or unsecured, direct or contingent (including guarantying any obligation), other than the Permitted Encumbrances, the Permitted Indebtedness and obligations incurred under this Agreement, the Notes or the Loan Documents;

        (viii) become insolvent or failed or fail to pay its debts and liabilities from its assets as the same shall become due;

        (ix) failed or fail to maintain its records, books of account and bank accounts separate and apart from those of its principals, Affiliates, general partners or managing members, as the case may be, and the Affiliates of any such general partner or managing member or principal, as the case may be, and any other Person;

        (x) failed or fail to maintain separate financial statements, showing its assets and liabilities, separate and apart from those of any other Person;

        (xi) enter into any contract or agreement with any of its principals, Affiliates, general partners, managing members or any principal or Affiliate thereof, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm’s-length basis with third parties other than its principals or Affiliates, or any principal or Affiliate thereof;

        (xii) seek the dissolution or winding up in whole, or in part, of the Borrower or any general partner or managing member thereof, as the case may be;

        (xiii) failed or fail to correct any known misunderstandings regarding the separate identity of the Borrower;

        (xiv) except in connection with the Mezzanine Financing, held or hold itself out to be responsible for the debts of another person;

        (xv) made or make any loans or advances to any Person, including its general partners, managing members, principals or Affiliates;

        (xvi) except in connection with the Mezzanine Financing, guaranty, pledge its assets for the benefit of, or otherwise become liable on or in connection with, any obligation of any Person, including its general partners, managing members, principals or Affiliates;

        (xvii) failed or fail to file tax returns;

        (xviii) failed or fail either to hold itself out to the public as a legal entity separate and distinct from any other entity or person or to conduct its business solely in its own name in order not to (A) mislead others as to the identity of the Person with which such other party is transacting business, or (B) except in connection with the Mezzanine Financing, suggest that it is responsible for the debts of any third party (including its principals, Affiliates, general partner or managing member, as the case may be, or any principal or Affiliate thereof);

        (xix) failed or fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

        (xx) failed or fail to pay the salaries of its own employees from its own assets and maintain a sufficient number of employees in light of its contemplated business operations;

        (xxi) filed or file or consented or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors;

        (xxii) except as in existence on the date hereof, shared or share any common logo with or held or hold itself out as or be considered as a department or division of any of its principals or Affiliates, general partners or managing members, as the case may be, or any other Person or entity;

        (xxiii) failed or fail to allocate any overhead for shared office space in a fair and reasonable manner; or

        (xxiv) failed or fail to use, on a consistent basis, separate stationery, invoices and checks.

        Section 6.2 Agent’s Approval. In any instance in Section 6.1 hereof in which the Agent agrees to be reasonable in its approval or disapproval of a transaction that would otherwise be prohibited thereunder, it is agreed that such approval may be conditioned on, among other things, the Agent’s satisfaction that the provisions of this Agreement and the other Loan Documents to which the Borrower is a party (including the Liens and security interests granted hereby and thereby) shall be applicable to any transferee of the business or assets of the Borrower or a Borrower Party.

ARTICLE VII CONSTRUCTION

        Section 7.1 Construction Covenants. The Borrower hereby covenants and agrees, from the date of this Agreement, and as long as the Borrower remains indebted to the Agent and the Lenders or there exists any remaining obligation hereunder to fund the Loan Commitment Amount, as follows:

        7.1.1 Construction Documents. (a) To enforce in all material respects the terms of the Construction Documents in the best interests of the Improvements using sound business judgment, (b) to waive none of the material obligations of any of the parties thereunder, (c) to take no act which would relieve the contracting party thereto from its material obligations thereunder, (d) to not surrender or terminate the Construction Documents except in accordance with the terms thereof, and (e) to make no material amendments to or changes under the Construction Documents, without the prior approval of the Agent (which will not be, in each case, unreasonably withheld or delayed).

        7.1.2 Application of Loan Proceeds. To use the Loan proceeds solely and exclusively for the purposes of constructing the Improvements and paying for all Construction Costs in accordance herewith and in accordance with the applicable Approved Construction Budget which shall be subject to no change except as permitted hereby.

        7.1.3 Construction Costs and Expenses. Subject to Borrower's right to contest pursuant to Section 5.1(b)(ii) hereof, to pay when due the applicable Construction Costs associated with the Project.

        7.1.4 Fees. To pay when due the reasonable fees of the Construction Consultant, all reasonable costs and expenses, including, without limitation, the Administration Fee, appraisal fees, recording fees and charges, abstract fees, title policy fees, escrow fees, reasonable attorneys’ fees, fees of inspecting architects and engineers to the extent provided hereunder in connection with the Advances, fees of environmental consultants, and all other reasonable costs and expenses of every character which have been incurred or which may hereafter be incurred by the Agent (and, if an Event of Default then exists, each Lender) in connection with the preparation and execution of the Loan Documents, including any extension, amendment or modification thereof, the funding of the Loan, the administration and enforcement of the Mortgage, the Note, and the other Loan Documents, reasonable attorneys’ fees relating to the syndication of or participation in the Loan, if any, and the releases of any Mortgaged Property, including, without limitation, attorneys’ fees in any action for the foreclosure of the Mortgage and the collection of the Loan, and all such fees incurred in connection with any bankruptcy or insolvency proceeding; and the Borrower shall, within twenty (20) Business Days after written demand by the Agent, reimburse the Agent (and, if an Event of Default then exists, each Lender) for all such reasonable expenses which have been incurred. All amounts incurred or paid by the Agent (and if an Event of Default then exists, any Lender) under this Section 7.1.4, together with interest thereon at the Default Rate from the due date until paid by the Borrower, shall be added to the indebtedness secured hereby and shall be secured by the lien of the Mortgage.

        7.1.5 Completion of Construction. To (a) diligently pursue and complete construction of each portion of the Project demised pursuant to an Approved Lease by the related Lease Completion Date in all material respects in accordance with the requirements of such Approved Lease and obtain evidence of such completion from the Tenant under such Approved Lease in accordance with Section 7.1.12; (b) diligently pursue and complete construction of the entire Base Building Improvements to Substantial Completion and to obtain evidence of such completeness satisfactory to the Agent on or prior to the Outside Completion Date in accordance with the Plans and Specifications (except for changes thereto in accordance with Section 7.1.9) and in compliance in all material respects with all restrictions, covenants and easements affecting the Mortgaged Property, all Laws and Regulations, and all Governmental Approvals, and with all terms and conditions of the Loan Documents to which the Borrower is a party; and (c) pay all sums and to perform such duties as may be necessary to complete such construction of the Base Building Improvements substantially in accordance with the Plans and Specifications (except for changes thereto in accordance with Section 7.1.9) and in compliance with all restrictions, covenants and easements affecting the Mortgaged Property, all Laws and Regulations and all Governmental Approvals, and with all terms and conditions of the Loan Documents to which the Borrower is a party, all of which shall be accomplished on or before the Outside Completion Date, free from any liens, claims or assessments (actual or contingent) asserted against the Mortgaged Property for any material, labor or other items furnished in connection therewith except for Permitted Encumbrances and subject to Borrower’s right to contest any of the foregoing in accordance with the terms and conditions of this Agreement. Evidence of satisfactory compliance with the foregoing shall be furnished by the Borrower to the Agent on or before the Outside Completion Date. In addition, the Borrower shall diligently pursue construction of the entire Base Building Improvements to Final Completion after the Outside Completion Date. The failure of Substantial Completion to occur on or prior to the Outside Completion Date shall constitute an Event of Default hereunder for which there shall be no applicable cure period.

        7.1.6 Construction Consultant. To, and hereby does, acknowledge that (a) the Construction Consultant has been retained by the Agent to act as a consultant and only as a consultant to the Agent in connection with the construction of the Improvements and has no duty to the Borrower, (b) the Construction Consultant shall in no event have any power or authority to give any approval or consent or to do any other act or thing which is binding upon the Agent or the Lenders, (c) the Agent reserves the right to make any and all decisions required to be made by the Agent under this Agreement and to give or refrain (subject to the terms and conditions hereof) from giving any and all consents or approvals required to be given by the Agent under this Agreement and to accept or not accept any matter or thing required to be accepted by the Agent under this Agreement, and without being bound or limited in any manner or under any circumstance whatsoever by any opinion expressed or not expressed, or advice given or not given, or information, certificate or report provided or not provided, by the Construction Consultant with respect thereto, (d) the Agent reserves the right in its sole and absolute discretion to disregard or disagree, in whole or in part, with any opinion expressed, advice given or information, certificate or report furnished or provided by the Construction Consultant to the Agent or any other Person, and (e) the Agent reserves the right to replace the Construction Consultant with another inspecting engineer at any time and with prior notice to but without the approval of the Borrower.

        7.1.7 Construction Consultant/Duties and Access. To permit the Agent to retain the Construction Consultant, at the Borrower’s reasonable cost, to perform the following services on behalf of the Agent:

        (a) Generally, to advise the Agent on matters relating to the construction of the Improvements;

        (b) To review and advise the Agent whether, in the opinion of the Construction Consultant, the Plans and Specifications are satisfactory;

        (c) To review Draw Requests and change orders;

        (d) To make periodic inspections for the purpose of assuring that construction of the Improvements to date is in accordance with the Plans and Specifications (except for non-material deviations therefrom that do not adversely affect the use of the Improvements for their intended purpose or their value) and to approve the Borrower’s then current Draw Request as being consistent with the Borrower’s obligations under this Agreement; and

        (e) To complete any other task indicated in any Loan Document to be the responsibility of the Construction Consultant.

        The fees of the Construction Consultant and expenses incurred by the Agent on account thereof shall be reimbursed to the Agent out of the next available Advance, but neither the Agent nor the Construction Consultant shall have any liability to the Borrower on account of (i) the services performed by the Construction Consultant, or (ii) any approval by the Construction Consultant of construction of the Improvements. Neither the Agent nor the Construction Consultant assumes any obligation to the Borrower or any other person concerning the quality of construction of the Improvements or the absence therefrom of defects.

        7.1.8 Correction of Defects. To promptly correct all defects (other than of an immaterial nature that do not adversely affect the use of the Improvements for their intended purpose or their value) in the Improvements or any departure from the Plans and Specifications (except for non-material deviations therefrom that do not adversely affect the use of the Improvements for their intended purpose or their value) not previously approved by the Agent to the extent required hereunder. The Borrower agrees that the advance of any proceeds of the Loan whether before or after such defects or departures from the Plans and Specifications are discovered by, or brought to the attention of, the Agent shall not constitute a waiver of the Agent’s right to require compliance with this covenant.

        7.1.9 Approval of Change Orders; Cost Savings. To permit no deviations from the Plans and Specifications (except for non-material deviations therefrom that do not adversely affect the use of the Improvements for their intended purpose or their value) during construction without the prior approval of the Agent; provided, however, that the Borrower may make changes without the Agent’s prior approval so long as (a) such changes do not exceed $250,000 each, (b) such changes do not exceed in the aggregate $1,000,000, (c) such changes do not cause any line item in the Approved Construction Budget to be exceeded (after taking into account use of the Construction Contingency to the extent permitted under Section 2.1.4, reallocations under Section 2.1.3 and 2.1.4 and this Section 7.1.9 and other reallocations approved by the Agent in its sole discretion) and (d) the Borrower uses commercially reasonable efforts to deliver to the Agent prior notice of such change orders or, if the Borrower is unable to deliver prior notice, the Borrower delivers such notice as soon thereafter as is reasonably practicable. Notwithstanding the foregoing, the Borrower shall be allowed to make nonmaterial field changes which do not affect the scope, quality or character, or increase the cost of, the Improvements without the Agent’s, the Lenders’, or the Construction Consultant’s consent or approval. The foregoing to the contrary notwithstanding and in all events, the Borrower may allocate verifiable cost savings actually achieved in any line item of the Approved Construction Budget to other line items of such Approved Construction Budget which the Borrower reasonably determines are underfunded (verifiable cost savings may be allocated to any other line items of the Approved Construction Budget in the event that no underfunding exists); provided, however, that if such costs savings are being allocated to an underfunded line item of the Approved Construction Budget (i) such underfunded line item has a firm contract or subcontract in place and (ii) the applicable work has commenced and is proceeding in accordance with the Construction Schedule.

        7.1.10 Bonds. To furnish to the Agent and maintain such Payment and Performance Bonds with respect to the obligations of each Major Contractor and each Major Subcontractor, as applicable, to the extent requested by the Agent.

        7.1.11 Laborers, Subcontractors and Materialmen. To notify the Agent promptly, and in writing, if the Borrower receives any written default notice, notice of lien or demand for past due payment from any contractor, subcontractor or materialman and, in respect of any Lien, any contractor, subcontractor or materialman. The Borrower shall also furnish to the Agent at any time and from time to time upon reasonable demand by the Agent, lien waivers in form reasonably satisfactory to the Agent and the Title Company bearing a then current date from the Major Contractors and the Major Subcontractors.

        7.1.12 Lease Completion Dates. The Borrower shall comply with all requirements of the landlord under the Bank One Lease, the Holland & Knight Lease and each additional Approved Lease with respect to the completion and delivery of the space demised under such Approved Lease by the date required under such Approved Lease, as such date may be extended pursuant to the specific force majeure and/or tenant delay provisions set forth in each such Approved Lease (with the extension not to exceed sixty (60) days without an estoppel from the applicable Tenant confirming that any extension beyond sixty (60) days is acceptable to such Tenant) (each such date, a “Lease Completion Date”). The Borrower acknowledges that each “Required Segment Delivery Date”, under and as defined in the Bank One Lease, shall constitute a separate Lease Completion Date under this Agreement. The Borrower further acknowledges that no Lease Completion Date under any Approved Lease may be extended for any reason unless the last day upon which the demised premises under such Approved lease may be delivered before the Tenant thereunder is entitled to exercise its termination rights is at least twelve (12) months after the extended Lease Completion Date. On or before each Lease Completion Date, the Borrower shall provide satisfactory evidence to the Agent of the completion of all required work and the timely delivery of all space pursuant to the related Approved Lease, which evidence shall include an estoppel statement from the Tenant under such Approved Lease confirming, at a minimum, that (i) no defaults then exist under such Approved Lease, (ii) all of the work to be performed by the landlord under such Approved Lease with respect to the portion of the premises delivered to such Tenant has been completed, (iii) the space demised by such Approved Lease has been accepted by the Tenant thereunder subject only to the completion of minor punchlist items which can be completed within ninety (90) days thereafter and (iv) there exist no defenses, claims, offsets, abatements or counterclaims in favor of the Tenant under such Approved Lease. In no event shall any Lease Completion Date under the Bank One Lease or the Holland & Knight Lease be modified or amended without the prior written consent of the Agent, such consent not to be unreasonably withheld or delayed.

        7.2 No Reliance. All conditions and requirements of this Agreement are for the sole benefit of the Agent, the Lenders and the Borrower Parties and no other person or party (including, without limitation, the Construction Consultant and contractors, subcontractors, mechanics and materialmen engaged in the construction of the Improvements) shall have the right to rely on the satisfaction of such conditions and requirements by the Borrower. The Agent shall have the right, in its sole and absolute discretion, to waive any such condition or requirement.

ARTICLE VIII CASUALTY AND CONDEMNATION

        Section 8.1 Insurance Casualty and Condemnation.

        8.1.1 Required Insurance Coverage. In addition to any insurance required to be maintained by the Borrower pursuant to any other Loan Document to which it is a party, or any other Lease or agreement to which it is a party, the Borrower, at its sole cost and expenses, shall maintain the following insurance policies:

        (a) Prior to Substantial Completion and at any time thereafter during which Work is being performed at the Property:

        (i) Builder’s Risk “All Risk” insurance in such amount as the Agent shall reasonably require but in no event less than one hundred percent (100%) of the replacement cost value of the completed improvements and one hundred (100%) percent of the replacement cost value of all tenant improvements to be constructed by the Borrower, if required to be insured by the Borrower under the applicable Lease. Such policy shall be written on a Builder’s Risk Completed Value Form (100% non-reporting) or its equivalent and shall include coverage for loss by collapse, theft, flood, and earthquake. Such insurance policy shall also include coverage for:

        A. loss suffered with respect to materials, equipment, machinery, and supplies whether on-site, in transit, or stored off-site and with respect to temporary structures, hoists, sidewalks, retaining walls, and underground property unless required to be insured by any contractor or subcontractor;

         B. Soft Costs, plans and specifications, blueprints and models in connection with any restoration following a Casualty (it being agreed that, in lieu hereof, blueprints and models may be insured by the Architect pursuant to the Architect's Agreement);

        C. demolition and increased cost of construction, including, without limitation, increased costs arising out of changes in applicable Laws and Regulations; and

        D. operation of building insurance (which insurance under clauses (C) and (D) may contain sublimits of $5,000,000).

All of the above shall include coverage for rental interruption insurance on an actual loss sustained basis with Extended Period of Indemnity Endorsement for 360 days. Such insurance policy shall name the Borrower as the insured. Such policy shall also name the Agent under a non-contributing New York standard Agent clause or an equivalent endorsement satisfactory to the Agent for Real Property and as “Loss Payee” as respects Rental Income insurance. If the insurance required under this Section is not obtained by blanket insurance policies, the insurance policy shall be endorsed to also provide guarantied building replacement cost to the building and such tenant improvements required to be constructed by the Borrower (unless such tenant improvements are to be insured by the Tenant under the Lease) in an amount to be subject to the approval of the Agent, which approval shall not be unreasonably withheld.

        (ii) The Borrower shall cause the Architect to obtain and maintain Architect’s Professional Liability insurance during the period commencing on the date of the Architect’s Contract until Final Completion, and continuing for a reporting period expiring no earlier than two (2) years after Occupancy of the Project. Such insurance shall be in an amount equal to at least $2,000,000 per occurrence.

        (iii) Boiler & Machinery coverage, with a $10,000,000 minimum limit for all mechanical and electrical equipment with exclusions for testing removed. Such coverage shall include, without limitation, all tenant improvements and betterments that the Borrower is required to insured and include, without limitation, coverage for rental interruption with a 360-day Extended Period of Indemnity.

        (iv) Commercial General Liability and Hired and Non Owned Vehicle Liability insurance naming the Agent as an additional insured with a minimum combined liability of $100,000,000 including “Umbrella Liability,” per occurrence and in the aggregate per location. (v) Workers Compensation and Employer Liability insurance as required by law covering the Borrower.

        (vi) The Borrower shall ensure that the Construction Manager maintain Commercial General Liability coverage, including, without limitation, products and completed operations and Automobile Liability insurance with not less than $100,000,000 in combined limits per occurrence and in the aggregate per project through primary and umbrella liability coverages. Such insurance shall name the Borrower and the Agent as additional insureds. The Borrower shall also ensure that all contractors ensure that all subcontractors to such contractors maintain similar coverage with limits of not less than $3,000,000 per occurrence. All parties engaged in work on the improvements shall maintain statutory Workers Compensation and Employer Liability insurance in force for all workers on the job.

        (vii) Coverage required by clauses (iv), (v) and (vi) above may be provided in a wrap-up or owner controlled insurance program with not less than $100 Million in combined limits.

        (b) After Substantial Completion:

        (i) Insurance against loss customarily included under standard “All Risk” policies, including flood, earthquake, vandalism, and malicious mischief, boiler and machinery, and such other insurable hazards as, under good insurance practices, from time to time are insured against for other property and buildings similar to the Project in nature, use, location, height or type of construction. Such insurance policy shall also insure costs of demolition and increased cost of construction (which insurance for demolition and increased cost of construction may contain a sublimit of $2,000,000). The amount of such insurance shall be not less than one hundred (100%) percent of the replacement cost value of the Improvements. Each such insurance policy shall contain an agreed amount replacement cost endorsement and shall cover, without limitation, all tenant improvements and betterments that the Borrower is required to insure on a replacement cost basis under this Agreement. If the insurance required under this Section is not obtained by blanket insurance policies, the insurance policy shall be endorsed to also provide guaranteed building replacement cost to the building and such tenant improvements constructed by the Borrower and, as to such tenant improvements may be required to be insured by the Borrower under any Lease in an amount to be subject to the approval of the Agent, which approval shall be unreasonably withheld. The Agent shall be named Loss Payee on a Standard Mortgagee Endorsement.

        (ii) Rent loss and/or business interruption insurance in an amount not less than the amount of rent payable annually and be endorsed to provide a 365-day Extended Period of Indemnity. The Agent shall be named as Loss Payee as respects this coverage.

        (iii) Comprehensive boiler and machinery insurance covering all mechanical and electrical equipment against physical damage, rent loss and improvements loss and covering, without limitation, all tenant improvements and betterments that the Borrower is required to insure pursuant to the Lease on a replacement cost basis and in the minimum amount of $10,000,000.

        (c) At all times during the term of the Loan:

        (i) General Public Liability insurance, including, without limitation, Commercial General Liability insurance; Owned, Hired and Non Owned Auto Liability; and Umbrella Liability coverage for Personal Injury, Bodily Injury, Death, Accident and Property Damage, providing in combination not less than $75,000,000 per occurrence and in the annual aggregate, per location. The policies described in this Section 8.1.1(c)(i) shall cover, without limitation: elevators, escalators, independent contractors, Contractual Liability (covering, to the maximum extent permitted by law, the Borrower’s obligation to indemnify the Agent as required under this Agreement, Products and Completed Operations Liability coverage.

        (ii) Workers Compensation and Employer's Liability insurance as required by Laws and Regulations.

        (iii) Such other types and amounts of insurance with respect to the Project and the operation thereof that are commonly maintained in the case of other projects and buildings similar to the Project in nature, use, location, height or type of construction, as may from time to time be reasonably required by the Agent.

        (d) All policies of insurance (the “Policies”) required pursuant to this Section 8.1.1 shall be issued by companies reasonably approved by the Agent and licensed to do business in the state where the Mortgaged Property is located. Further, unless otherwise approved by the Agent in writing, the issuer(s) of the Policies required under this Section 8.1.1 shall have an A.M. Best rating of A:IX or better. The Policies: (i) shall name the Agent for the benefit of the Lenders and its successors and/or assigns as their interest may appear as an additional insured or as a loss payee (except that in the case of general liability insurance, the Agent on behalf of the Lenders shall be named an additional insured and not a loss payee); (ii) shall contain a Non-Contributory Standard Mortgagee Clause and, except with respect to general liability insurance, a Lender’s Loss Payable Endorsement, or their equivalents, naming the Agent as the person to which all payments made in excess of $250,000 by such insurance company shall be paid; (iii) shall include effective waivers by the insurer of all claims for insurance premiums against all loss payees, additional insureds and named insureds (other than the Borrower) and all rights of subrogation against any loss payee, additional insured or named insured; (iv) shall be assigned to the Agent for the benefit of the Lenders; (v) except as otherwise provided above, shall be subject to a deductible, if any, not greater in any material respect, in proportion to the coverage maintained; (vi) shall contain such provisions as the Agent deems reasonably necessary or desirable to protect its interest including endorsements providing that none of any Borrower Party, the Agent, the Lenders or any other party shall be a co-insurer under said Policies and that no adverse modification, reduction, cancellation or termination in amount of, or material change (other than an increase) in, coverage of any of the Policies shall be effective until at least thirty (30) days after receipt by each named insured, additional insured and loss payee of written notice thereof or thirty (30) days after receipt of such notice with respect to nonpayment of premium; (vii) shall permit the Agent to pay the premiums and continue any insurance upon failure of the Borrower to pay premiums when due, upon the insolvency of the Borrower or through foreclosure or other transfer of title to the Mortgaged Property (it being understood that the Borrower’s rights to coverage under such policies may not be assignable without the consent of the insurer); and (viii) shall provide that any proceeds shall be payable to the Agent for the benefit of the Lenders and that the insurance shall not be impaired or invalidated by virtue of (A) any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by the Borrower, the Agent, the Lenders or any other named insured, additional insured or loss payee, except for the willful misconduct of the Agent or a Lender knowingly in violation of the conditions of such policy, (B) the occupation, use, operation or maintenance of the Mortgaged Property for purposes more hazardous than permitted by the terms of the Policy, (C) any foreclosure or other proceeding or notice of sale relating to the Mortgaged Property or (D) any change in the possession of the Mortgaged Property without a change in the identity of the holder of actual title to the Mortgaged Property (provided that with respect to items (C) and (D) above, any notice requirements of the applicable Policies are satisfied).

        (e) Insurance Premiums, Certificates of Insurance. (i) The Borrower shall pay the premiums for such Policies (the “Insurance Premiums”) as the same become due and payable and shall furnish to the Agent receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to the Agent (provided, however, that such evidence shall not be required if such Insurance Premiums are to be paid by the Agent pursuant to the terms of this Agreement). Within thirty (30) days after request by the Agent, the Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by the Agent, taking into consideration changes in liability laws, changes in prudent customs and practices, and the like. In the event the Borrower satisfies the requirements under this Section 8.1.1 through the use of a Policy covering properties in addition to the Mortgaged Property, then, the Borrower shall provide evidence satisfactory to the Agent that the Insurance Premiums for the Mortgaged Property are separately allocated under such Policy to the Mortgaged Property and that payment of such allocated amount (A) shall maintain the effectiveness of such Policy as to the Mortgaged Property and (B) shall otherwise provide the same protection as would a separate policy that complies with the terms of this Agreement as to the Mortgaged Property, notwithstanding the failure of payment of any other portion of the insurance premiums.

        (ii) The Borrower shall deliver to the Agent on or prior to the Closing Date certificates setting forth in reasonable detail the material terms (including any applicable notice requirements) of all Policies from the respective insurance companies (or their authorized agents) that issued the Policies, including that such Policies may not be reduced, cancelled or terminated in amount of, or materially changed (other than increased) in coverage without thirty (30) days’ prior notice to the Agent, or thirty (30) days’ notice with respect to nonpayment of premium. The Borrower shall deliver to the Agent, concurrently with each change in any Policy, a certificate with respect to such changed Policy certified by the insurance company issuing that Policy, in substantially the same form and containing substantially the same information as the certificates required to be delivered by the Borrower pursuant to the first sentence of this clause (d)(ii) and stating that all premiums then due thereon have been paid to the applicable insurers and that the same are in full force and effect (or if such certificate and report shall not be obtainable by the Borrower, the Borrower may deliver an Officer’s Certificate to such effect in lieu thereof). Notwithstanding the delivery of any Policies to the Agent or any Lender, neither the Agent nor any Lender shall be deemed by reason of the receipt thereof to have any knowledge of the contents thereof.

        (iii) From time to time, the Agent may request that the Borrower deliver to the Agent, within ten (10) Business Days of receipt of such request, a report from a reputable and experienced insurance broker or from the insurer, setting forth the particulars as to all insurance obtained by the Borrower pursuant to this Section 8.1.1 and then in effect and stating that all Insurance Premiums then due thereon have been paid in full to the applicable insurers, that such insurance policies are in full force and effect and that, in the opinion of such insurance broker or insurer, such insurance otherwise complies with the requirements of this Section 8.1.1.

        (f) Renewal and Replacement of Policies. (i) Not less than twenty (20) Business Days prior to the expiration, termination or cancellation of any Policy, the Borrower shall renew such policy or obtain a replacement policy or policies (or a binding commitment for such replacement policy or policies), which shall be effective not later than the date of the expiration, termination or cancellation of the previous policy, and shall deliver to the Agent a certificate in respect of such policy or policies (A) containing the same information as the certificates required to be delivered pursuant to clause (d)(ii) above, or a copy of the binding commitment for such policy or policies and (B) confirming that such policy complies with all requirements hereof.

        (ii) If the certificates as required under clause (c)(i) above are not furnished to the Agent, the Agent may procure, but shall not be obligated to procure, such replacement policy or policies and pay the Insurance Premiums therefor, and the Borrower agrees to reimburse the Agent for the cost of such Insurance Premiums promptly on demand, together with interest at the Default Rate from the date the Agent paid such Insurance Premium to and including the date of repayment of the Agent by the Borrower.

        (iii) Concurrently with the delivery of each replacement policy or a binding commitment for the same pursuant to this clause (e), the Borrower shall deliver to the Agent a report from a reputable and experienced insurance broker or from the insurer, setting forth the particulars as to all insurance obtained by the Borrower pursuant to this Section 8.1.1 and then in effect and stating that all Insurance Premiums then due thereon have been paid in full to the applicable insurers, that such insurance policies are in full force and effect and that, in the opinion of such insurance broker or insurer, such insurance otherwise complies with the requirements of this Section 8. 1.1.

        (g) Separate Insurance. No Borrower Party shall take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained pursuant to this Section 8.1.1 unless such insurance complies with clause (c) above.

        8.1.2 Casualty. (a) Notice; Restoration. The Borrower shall give the Agent prompt written notice of the occurrence of any Casualty affecting the Mortgaged Property or any portion thereof. In the event of any Casualty affecting the Mortgaged Property, the Borrower shall promptly commence and diligently prosecute Restoration of the Mortgaged Property, provided the Net Proceeds are made available to the Borrower in accordance with this Agreement.

        (b) Availability of Net Proceeds for Restoration. If, in the event of a Casualty to the Mortgaged Property, (i) the Restoration of the Mortgaged Property can be reasonably completed not later than the Maturity Date (such determination to be made solely by the Agent), and (ii) all of the conditions and deliveries set forth in Section 8.1.4(a) hereof are satisfied, the Net Proceeds shall then be disbursed by the Agent to the Borrower for Restoration in accordance with the terms and manner set forth in Section 8.1.4 hereof; provided, however, that, notwithstanding any other provision of this Agreement, all of the Net Proceeds of recoveries up to $250,000 shall be distributed to the Borrower without the Agent’s approval. If the Net Proceeds are not required to be made available for Restoration pursuant to the foregoing sentence, all Net Proceeds shall be retained by the Agent in accordance with the terms of Section 8.1.5 hereof; provided, however, that, notwithstanding any other provision of this Agreement, all of the Net Proceeds of recoveries up to $250,000 shall be distributed to the Borrower without the Agent’s approval.

        8.1.3 Condemnation. (a) Notice; Restoration. The Borrower shall give the Agent prompt written notice of the actual or threatened commencement of any Partial Condemnation or Total Condemnation affecting the Mortgaged Property and shall deliver to the Agent copies of any and all documents received or prepared by such Borrower in connection therewith. The Borrower shall, at its expense, diligently prosecute any such proceeding. The Agent shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award or otherwise from the Borrower interest at the Applicable Interest Rate provided for herein. If the Mortgaged Property or any portion thereof is the subject of a Partial Condemnation or Total Condemnation, all Condemnation Proceeds relating thereto shall be paid to the Agent and held and disbursed by Agent in accordance with this Agreement and the Borrower shall promptly commence and diligently prosecute the Restoration of the Mortgaged Property and otherwise comply with the provisions of Section 8.1.4 hereof, provided that the Net Proceeds are made available to Borrower for such purposes.

        (b) Partial Condemnation. If, in the event of a Partial Condemnation of the Mortgaged Property, (i) the Restoration of the Mortgaged Property can be reasonably completed prior to the Maturity Date (such determination to be made solely by the Agent), and (ii) all of the conditions and deliveries set forth in Section 8.1.4(a) hereof are satisfied, the Net Proceeds shall then be disbursed by the Agent to the Borrower for Restoration in accordance with the terms and manner set forth in Section 8.1.4 hereof; provided, however, that, notwithstanding any other provision of this Agreement, all of the Net Proceeds of recoveries up to $250,000 shall be distributed to the Borrower without the Agent’s approval. If the Net Proceeds are not required to be made available for Restoration pursuant to the foregoing sentence, all Net Proceeds shall be retained by the Agent in accordance with the terms of Section 8.1.5 hereof, provided that the Net Proceeds are made available to Borrower for such purposes; provided, however, that, notwithstanding any other provision of this Agreement, all of the Net Proceeds of recoveries up to $250,000 shall be distributed to the Borrower without the Agent’s Approval.

        (c) Total Condemnation. In the event of a Total Condemnation, all Net Proceeds shall be retained by the Agent in accordance with the terms of Section 8.1.5 hereof.

        8.1.4 Disbursement of Net Proceeds. (a) If Net Proceeds are required to be made available for Restoration pursuant to either Section 8.1.2 or 8.1.3 hereof, the Agent shall make such Net Proceeds available to the Borrower for the Restoration; provided that, except in respect of all of the Net Proceeds of recoveries up to $250,000, each of the following conditions is met:

        (i) no Event of Default shall have occurred and be continuing;

        (ii) no Lease of greater than 15,000 NRSF or providing for an annual base rent of greater than $360,000 shall be terminated as a result of such Casualty or Partial Condemnation and the Borrower has received no notice of termination relating to any such Lease (or otherwise has no knowledge that a party to any of the foregoing agreements intends upon terminating such Lease);

        (iii) the Borrower promptly commences Restoration and diligently pursues the same to completion to the Agent's reasonable satisfaction;

        (iv) Restoration is done and diligently completed by the Borrower in compliance with all Legal Requirements and the Property and the use thereof after Restoration will be in material compliance with and permitted under all Legal Requirements and the terms hereof;

        (v) the quality and character of the Mortgaged Property after Restoration shall be comparable to the quality and character of the Mortgaged Property immediately prior to such Casualty or Partial Condemnation;

        (vi) the estimated time to complete the Restoration, as estimated by the Construction Consultant, does not exceed the effective period of business interruption insurance available to the Agent on account of such Casualty or Partial Condemnation;

        (vii) the Borrower delivers to the Agent a written undertaking that it will expeditiously commence and satisfactorily complete with due diligence Restoration in accordance with the terms of this Agreement; and

        (viii) the Borrower delivers to the Agent reasonable evidence that the Net Proceeds, together with any Net Proceeds Deficiency, are sufficient to cover all costs of the Restoration as determined by the Construction Consultant.

        In the event any of the foregoing conditions are not satisfied at any time, the disbursement of Net Proceeds shall be made in accordance with Section 8.1.5 hereof.

        (b) The Net Proceeds shall be held in an interest-bearing escrow account designated by the Agent, and until disbursed in accordance with the provisions of this Section 8.1.4 shall constitute additional security for repayment of the Loan. The Net Proceeds shall be disbursed by the Agent to the Borrower from time to time during the course of Restoration (but not more frequently than once in any calendar month), upon receipt of evidence (including lien waivers) reasonably satisfactory to the Agent and the Title Company, providing that (i) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (ii) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same (other than notices of lien or other inchoate liens with respect to amounts not yet due and payable), or any other liens or encumbrances of any nature whatsoever affecting the Mortgaged Property arising out of the Restoration which have not either been fully bonded to the satisfaction of the Agent and discharged of record or in the alternative fully insured to the satisfaction of the Agent by the Title Companies or are being contested as permitted under Section 5.1(b)(ii) hereof. The Agent’s expenses for processing the payment of Net Proceeds to the Borrower shall be deducted, as applicable, from each disbursement of Net Proceeds.

        (c) All plans and specifications required in connection with any Restoration (other than plans and specifications conforming to the Plans and Specifications) shall be reviewed and reasonably approved by the Construction Consultant and the Agent. The Agent shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in such Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and approval by the Agent and the Construction Consultant (which approval shall not be unreasonably withheld or delayed). All reasonable, out-of-pocket costs and expenses incurred by the Agent in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable attorneys’ fees and disbursements and the Construction Consultant’s fees, shall be paid by the Borrower.

        (d) In no event shall the Agent be obligated to make disbursements of Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Construction Consultant, minus the Retainage. The final advance of Retainage shall not be made until (i) thirty (30) days after the Construction Consultant certifies to the Agent that (A) the Restoration has been completed in accordance with the provisions of this Section 8.1.4, and (B) all Governmental Approvals necessary for the re-occupancy and use of the Mortgaged Property have been obtained from all appropriate Governmental Authorities, (ii) the Agent receives evidence satisfactory to the Agent that the costs of the Restoration have been paid in full or will be paid in full out of the Retainage, and (iii) the Agent receives and approves an endorsement to the Qualified Title Policy insuring that the priority of the lien of the Mortgage has not changed. If required by the Agent, the release of the final portion of the Retainage shall be approved by the surety company, if any, which has issued a Payment and Performance Bond with respect to the contractor, subcontractor or materialman.

        (e) If at any time the Net Proceeds or the undisbursed balance thereof shall not be sufficient to pay the balance of the total costs which are estimated by the Construction Consultant to be incurred in connection with the completion of the Restoration, the Borrower shall promptly deposit with the Agent Cash or Cash Equivalents in an amount equal to the deficiency (the “Net Proceeds Deficiency”) before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with the Agent shall be held by the Agent in an interest-bearing account and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 8.1.4(e) hereof shall constitute additional security for the obligations of the Borrower hereunder.

        (f) Provided that no Event of Default shall then exist, if at any time the Net Proceeds, together with any Net Proceeds Deficiency, or the undisbursed balance thereof, shall be in excess of the balance of the total costs which are estimated by the Construction Consultant to be incurred in connection with the completion of the Restoration, the Agent shall pay such excess to the Borrower. No payment made to the Borrower pursuant to this Section 8.1.4(f) shall in any event prevent the Agent from requiring the Borrower to make further Net Proceeds Deficiency deposits in the event same shall be required pursuant to Section 8.1.4(e) hereof.

        (g) Any excess of Net Proceeds (together with any earnings thereon) and the remaining balance, if any, of the Net Proceeds Deficiency deposited with the Agent (together with any earnings thereon) shall be remitted by the Agent to the Borrower (provided that no Event of Default shall have occurred and be continuing under this Agreement), after the Construction Consultant certifies to the Agent that Restoration has been substantially completed in accordance with the provisions of this Section 8.1.4 and the receipt by the Agent of evidence satisfactory to the Agent that all costs incurred in connection with Restoration have been paid in full.

        8.1.5 Retention of Net Proceeds by the Agent. All Net Proceeds (together with any earnings thereon) not required (a) to be made available for the Restoration, or (b) to be returned to the Borrower as excess Net Proceeds pursuant to Section 8.1.4(f) or Section 8.1.4(g) hereof, may be retained and applied by the Agent after such funds are received toward the payment of the outstanding principal of the Loan and all other amounts provided for under this Agreement or any of the other Loan Documents, whether or not then due and payable or, at the discretion of the Agent, the same may be paid, either in whole or in part, to the Borrower. If the Agent shall receive and retain Net Proceeds: (i) the lien of the Mortgage shall be reduced only by the amount thereof received and retained by the Agent and actually applied by the Agent in reduction of the outstanding principal of the Loan or such other amounts; and (ii) the Borrower shall not be responsible for any Breakage Costs in respect of such reduction.

        8.1.6 Assignment of Net Proceeds. All insurance proceeds of recoveries of greater than $250,000 and condemnation proceeds relating to the Mortgaged Property are hereby irrevocably assigned to and shall be paid to the Agent, and the Agent shall deposit such amounts received hereunder into an interest-bearing escrow account designated by the Agent for disbursement in accordance with this Article VIII. The Agent may participate in any action, suit or proceeding relating to any such proceeds, causes of action, claims, compensation, awards or recoveries, and the Agent is hereby authorized, in its own name or in the Borrower’s name, to adjust any loss covered by insurance, or any Partial Condemnation or Total Condemnation claim or cause of action, and to settle or compromise any claim or cause of action in connection therewith, and the Borrower shall from time to time deliver to the Agent any instrument required to permit such participation or further evidence same.

        8.1.7 No Effect on Obligations. Notwithstanding any Partial Condemnation or Total Condemnation, the Borrower shall continue to make all payments required to be made pursuant to this Agreement at the time and in the manner provided for herein and the outstanding principal of the Loan shall not be reduced until any Net Proceeds shall have been actually received and applied by the Agent to the reduction or discharge of the outstanding principal of the Loan.

        8.1.8 Sale of Mortgage Property Prior to Receipt of Net Proceeds. If the Mortgaged Property is sold, through foreclosure or otherwise, prior to the receipt by the Agent of the insurance proceeds or condemnation proceeds (as applicable) of any Casualty or Condemnation occurring prior to such sale, the Agent shall have the right, whether or not a deficiency judgment shall have been sought, recovered or denied, to receive such insurance proceeds or condemnation proceeds (as applicable), or a portion thereof sufficient to pay the outstanding principal of the Loan, plus all other amounts owed by the Borrower under the Loan Documents.

ARTICLE IX DEFAULTS

        Section 9.1 Event of Default.

        (a) Each of the following events shall constitute an event of default hereunder (each, an “Event of Default”):

        (i) Payment. If any portion of the principal on the Loan is not paid when due, or interest on the Loan or any other amount payable hereunder is not paid within five (5) Business Days of the date such interest or other amount is due; or

        ii) Taxes and Other Charges. If any of the Taxes or Other Charges are not paid prior to the date on which the same become delinquent, subject to Borrower's right to contest Taxes in accordance with Section 5.1(b)(ii) hereof; or

        (iii) Insurance Policies. If the Policies are not kept in full force and effect, or if the Policies are not delivered to the Agent upon request, and in the latter case, such Default is not cured within ten (10) Business Days after written notice thereof from the Agent; or

        (iv) Transfers. If (A) the Borrower transfers or encumbers all or any portion of, or any interest in, the Mortgaged Property except as expressly permitted hereunder, (B) the Borrower does not apply the applicable Net Proceeds in accordance with Article VIII hereof or (C) any interest in any Borrower Party is transferred or assigned in violation of the terms hereof; or

        (v) Representations. If any representation or warranty made by any Borrower Party herein or in any other Loan Document shall be false in any material respect as of the date the representation or warranty was or shall be made or repeated or deemed repeated and shall not be cured with ten (10) days of such date; or

        (vi) Inability to Pay Debts. If any Borrower Party shall make an assignment for the benefit of creditors, or if any Borrower Party shall generally not be paying its debts as they become due or has admitted in writing its inability to pay its debts; or

        (vii) Bankruptcy. If a receiver, liquidator or trustee shall be appointed for any Borrower Party, or if any Borrower Party shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to or acquiesced in by any Borrower Party, or if any proceeding for the dissolution or liquidation of any Borrower Party shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by all of the Borrower Parties, upon the same not being discharged, stayed or dismissed within ninety (90) days; or

        (viii) Prohibited Assignment. If any Borrower Party attempts to assign or delegate or encumber its rights under this Agreement or under any other Loan Document to which it is a party or any interest herein or therein except in accordance with the terms and conditions of this Agreement; or

        (ix) Cross Default. If an Event of Default as defined or described herein or in any of the other Loan Documents to which the Borrower is a party occurs;

        (x) Covenant Defaults. If Borrower shall continue to be in default under any of the other terms, covenants or conditions of this Agreement or any Borrower Party shall continue to be in default under any of the terms, covenants or conditions of any other Loan Document to which it is a party, in either such case to the extent not specified in clauses (i) to (ix) above for ten (10) days after notice from the Agent, in the case of any Default that can be cured by the payment of a sum of money, or for thirty (30) days after notice from the Agent in the case of any other Default; provided, however, that if such nonmonetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period, and provided further that such Borrower Party shall have commenced to cure such default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for an additional period of time as is reasonably necessary for such Borrower Party in the exercise of due diligence to cure such Default, but the aggregate cure period under this Section 9.1(a)(x) shall not exceed ninety (90) days; or

        (xi) Failure to Pay Indebtedness. (A) The Borrower shall (1) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any other Indebtedness, or (2) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default, in the case of either (1) or (2), or other event or condition would permit the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required) any such Indebtedness to become due prior to its stated maturity or (B) any Indebtedness of the Borrower shall not be paid upon its scheduled maturity, shall be declared (or shall become) due and payable prior to the stated maturity thereof or shall be required to be prepaid other than by a regularly scheduled required prepayment prior to the stated maturity thereof; or

        (xii) ERISA. (A) Any ERISA Event shall have occurred with respect to a Plan, (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event), (B) any Borrower Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Party that it has incurred Withdrawal Liability to such Multiemployer Plan, or (C) any Borrower Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, which in any case described in any of clauses (A) through (C) hereof, alone or in the aggregate, would have a Material Adverse Effect; or

        (xiii) Invalidity. If any Loan Document to which a Borrower Party is a party shall fail to be in full force and effect or to give the Agent or the Lenders the liens, rights, powers and privileges purported to be created thereby for ten (10) Business Days after the notice to the Borrower from the Agent (it being agreed that the Agent shall cooperate with the Borrower to cure any such failure within the Agent’s reasonable control), or if the Borrower or the Guarantor shall assert that any Loan Document to which a Borrower Party is a party is not in full force and effect or fails to give the Agent or the Lenders the liens, rights, powers and privileges purported to be created thereby; or

        (xiv) Judgments. One or more final judgments or decrees shall be entered against Borrower or Guarantor involving a liability for which the creditor has recourse against Borrower or Guarantor of $1,000,000 or more in the aggregate for all such judgments and decrees collectively and the amounts owing in respect of such final judgments or decrees are not paid within thirty (30) days of the entry of such judgment or decree; or

        (xv) Construction Suspended. Construction of any Improvements shall cease or be suspended for thirty (30) consecutive days (except as provided for in the Construction Schedule), the status of such construction shall lag behind the date set forth for such work in the Construction Schedule for more than ten (10) Business Days and the Agent reasonably concludes that this delay will adversely affect the ability of Borrower to achieve Substantial Completion prior to the Outside Completion Date, or the Construction Consultant reasonably believes that delivery of the premises demised under any Lease will be delayed past the applicable Lease Completion Date for any reason other than an event which is excused by the force majeure and/or tenant delay provisions, if any, of the applicable Lease; or

        (xvi) Survey. The appearance on any survey required hereunder of any material adverse condition not approved by the Agent and such condition is not remedied within thirty (30) days after notice thereof by the Agent to the Borrower; or

        (xvii) Plans and Specifications. The failure to complete any Improvements in accordance with the Plans and Specifications (except for non-material deviations therefrom that do not adversely affect the use of the Improvements for their intended purpose or their value) therefor, other than deviations therefrom that are immaterial individually and in the aggregate, in the judgment of the Construction Consultant; or

        (xviii) Abandonment. The Borrower requests a termination of the Loan, or confesses inability to continue or complete construction of the Improvements in accordance with this Agreement, or ceases to do business; or

        (xix) Fraudulent Submission. Any voucher or invoice is fraudulently submitted by the Borrower in connection with any Advance for services performed or for materials used in or furnished for any of the Mortgaged Property; or

        (xx) Solvency. The Borrower or any member of the Borrower is not Solvent; or

        (xxi) Default of Guarantor. Any default by the Guarantor occurs under the terms of any of the Guaranties; the Guarantor shall be dissolved, liquidated, wound-up or merged in violation of Section 6.1(h) hereof; the Guarantor shall be in default of any financial covenant or monetary obligation under a secured or unsecured revolving credit facility; the Guarantor shall for any reason contest, repudiate, or purport to revoke any Guaranty for any reason; or any Guaranty shall cease to be in full force and effect as to the Guarantor or shall be judicially declared null and void as to the Guarantor; or

        (xxii) Change of Control. A Change of Control shall occur with respect to the Borrower or the Guarantor, except as permitted under this Agreement.

        (b) Upon the occurrence of an Event of Default and at any time thereafter, the Agent shall be entitled to exercise all remedies and actions available at law or in equity, and the Agent may take any such action, without (except as otherwise required by this Agreement or if required by Laws and Regulations and not waived hereunder) notice or demand, that the Agent deems advisable to protect and enforce its rights against each and every (or less than all) Borrower Party and in and to the Mortgaged Property, including declaring the Debt to be immediately due and payable (provided, however, with respect to an Event of Default described in clause (vi), (vii), (viii) or (xx) above, the Debt and all other obligations of the Borrower and each other Borrower Party hereunder and under the other Loan Documents to which the Borrower is a party shall immediately and automatically become due and payable, without any additional notice or demand, and the Borrower hereby expressly waives any such notice or demand (anything contained herein or in any other Loan Document to which the Borrower is a party to the contrary notwithstanding), and the Agent may enforce or avail itself of any or all rights or remedies provided in the Loan Documents to which the Borrower is a party against the Borrower and all or any portion of any of the Mortgaged Properties, including all rights or remedies available at law or in equity.

        (c) Upon the occurrence and during the continuation of an Event of Default, the Agent may, but without any obligation to do so and without (except as otherwise required by this Agreement or if required by Laws and Regulations and not waived hereunder) notice to or demand on the Borrower and without releasing the Borrower from any obligation hereunder, take any action to cure such Event of Default. The Agent may enter upon the Mortgaged Property for such purposes or appear in, defend, or bring any action or proceeding to protect the Lenders’ interests and the interests of the Agent on behalf of the Lenders in the Mortgaged Property or to foreclose the Mortgage or collect the Debt. The costs and expenses incurred by the Agent in exercising rights under this paragraph (including reasonable attorneys’ fees to the extent permitted by law), with interest at the Default Rate for the period after notice from the Agent that such costs or expenses were incurred to the date of payment to the Agent, shall constitute a portion of the Debt, shall be secured by the Mortgage and the other Loan Documents and shall be due and payable to the Agent upon demand therefor.

        Section 9.2 Remedies. Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to the Agent against any Borrower Party under this Agreement or any of the other Loan Documents to which a Borrower Party is a party executed and delivered by, or applicable to, the Borrower or such other Borrower Party or at law (including, without limitation, an action for collection) or in equity may be exercised by the Agent at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not the Agent shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents to which a Borrower Party is a party with respect to all or any portion of the Mortgaged Property. Any such actions taken by the Agent shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as the Agent may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of the Agent permitted by law, equity or contract or as set forth herein or in the other Loan Documents to which a Borrower Party is a party. Without limiting the generality of the foregoing, the Borrower agrees that if an Event of Default is continuing (a) the Agent shall not be subject to any “one action” or “election of remedies” law or rule, and (b) all liens and other rights, remedies or privileges provided to the Agent shall remain in full force and effect until the Agent has exhausted all of its remedies against the Mortgaged Property and the Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full. Nothing herein shall be construed as prohibiting the Agent from seeking, and the Agent reserves the right to seek, a deficiency judgment or preserve a deficiency claim to the extent that the Agent deems the same necessary in connection with any foreclosure or similar proceeding. All remedies hereunder shall be exercised by the Agent upon the direction of the Required Lenders. In exercising all remedies hereunder, the Agent shall at all times act (or refrain from acting) hereunder upon the direction of the Required Lenders.

        Section 9.3 Construction Remedies. Prior to Final Completion, if an Event of Default exists, the Agent may cause the Improvements to be completed and may enter upon the Mortgaged Property and construct, equip and complete the Improvements in accordance with the Plans and Specifications, with such changes therein as the Agent may, from time to time, reasonably deem appropriate. In connection with any construction of the Improvements undertaken by the Agent pursuant to the provisions of this subsection, the Agent may:

        (a) use any funds of the Borrower, including any balance which may be held by the Agent as security or in escrow, and any funds remaining unadvanced under the Loan;

        (b) employ existing contractors, subcontractors, including Major Contractors, agents, architects, engineers, and the like, or terminate the same and employ others;

        (c) employ security watchmen to protect the Mortgaged Property;

        (d) make such additions, changes and corrections in the Plans and Specifications as shall, in the judgment of the Agent, be necessary or desirable;

        (e) take over and use any and all personal property contracted for or purchased by the Borrower, if appropriate, or dispose of the same as the Agent sees fit;

        (f) execute all applications and certificates on behalf of the Borrower which may be required by any Governmental Authority, Law or Regulation or contract documents or agreements;

        (g) pay, settle or compromise all existing or future bills and claims which are or may be liens against the Mortgaged Property, or may be necessary for the completion of the Improvements or the clearance of title to the Mortgaged Property, including, without limitation, all taxes and assessments;

        (h) complete the marketing and leasing of leasable space in the Improvements and modify or amend existing leases and occupancy agreements, all as the Agent shall deem to be necessary or desirable;

        (i) prosecute and defend all actions and proceedings in connection with the construction of the Improvements or in any other way affecting any of the Mortgaged Property, the Improvements and take such action and require such performance as the Agent deems necessary under the Payment and Performance Bonds; and

        (j) take such other action hereunder, or refrain from acting hereunder, as the Agent may, in its sole and absolute discretion, from time to time determine, and without any limitation whatsoever, to carry out the intent of this Section 9.4. The Borrower shall be liable to the Agent for all reasonable, out-of-pocket costs paid or incurred for the construction, completion and equipping of any of the Improvements, whether the same shall be paid or incurred pursuant to the provisions of this Section 9.4 or otherwise, and all payments made or liabilities incurred by the Agent hereunder of any kind whatsoever shall be deemed advances made to the Borrower under this Agreement and shall be secured by the Mortgage and the other Loan Documents.

To the extent that any costs so paid or incurred by the Agent in accordance with the terms hereof, together with all other Advances made by the Lenders hereunder in accordance with the terms hereof, exceed the Loan Commitment Amount, such excess costs shall be paid by the Borrower to the Agent on demand, with interest thereon at the Default Rate until paid; and the Borrower shall execute such notes or amendments to the Notes as may be requested by the Agent to evidence the Borrower’s obligation to pay such excess costs and until such notes or amendments are so executed by the Borrower, the Borrower’s obligation to pay such excess costs shall be deemed to be evidenced by this Agreement. In the event the Agent takes possession of the Mortgaged Property and assumes control of such construction as aforesaid, the Agent shall not be obligated to continue such construction longer than the Agent shall see fit and may thereafter, at any time, change any course of action undertaken by it or abandon such construction and decline to make further payments for the account of the Borrower whether or not the Mortgaged Property shall have been completed.

ARTICLE X PROPERTY MANAGEMENT

        Section 10.1 Termination of Property Manager. (a)  The Borrower represents, warrants and covenants that the Property Management Agreement now provides, and each Property Management Agreement hereafter entered into shall provide, the Borrower the right to terminate such Property Management Agreement without any penalty or fee (other than accrued and unpaid fees thereunder) on thirty (30) days’ notice, if there exists an Event of Default under this Agreement. Unless otherwise waived by the Agent, if an Event of Default exists, the Borrower shall, within five (5) Business Days after the Agent’s written request, issue a notice of termination to terminate the Property Management Agreement and replace the Property Manager with an Acceptable Property Manager, on commercially reasonable terms and conditions approved by the Agent. If the Borrower fails to issue the notice of termination to the Property Manager in the manner required above within said five (5) Business Day period, then the Agent shall have the right, and each Borrower Party hereby irrevocably authorizes the Agent, at its sole option, to terminate on behalf and in the name of the Borrower, the Property Management Agreement in accordance with the foregoing provisions of this Section 10.1(a); provided that the Agent shall not have any liability if the Agent shall not exercise such authority.

        (b) The Borrower represents, warrants and covenants that the Mortgaged Property shall at all times be managed by an Acceptable Property Manager. The Property Management Agreement entered into by the Borrower shall be in form and substance satisfactory to the Agent, shall be collaterally assigned to the Agent on behalf of the Lenders and shall be the subject of the Property Manager’s Consent, executed and delivered to the Agent by the Acceptable Property Manager.

ARTICLE XI MISCELLANEOUS

        Section 11.1 Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by the Lenders of the Loan and the execution and delivery to the Lenders of the Notes, and shall continue in full force and effect so long as all or any of the Debt of the Borrower is outstanding and unpaid or any commitment to lend remains in effect hereunder.

        Section 11.2 Governing Law; Consent to Jurisdiction.(a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY THE LENDERS AND THE AGENT AND ACCEPTED BY THE BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTES DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAWS OF SUCH STATE, THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY AND THE ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE INDEBTEDNESS OR OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTES, AND THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO § 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

        (b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST ANY LENDER, THE AGENT, THE BORROWER OR ANY OTHER BORROWER PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, PURSUANT TO §5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

        Section 11.3 Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, any Notes, or any other Loan Document, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on the Borrower or the Agent shall entitle the Borrower or the Agent, as the case may be, to any other or future notice or demand in the same, similar or other circumstances.

        Section 11.4 Failure to Enforce Not a Waiver. Neither any failure nor any delay on the part of the Borrower, the Agent or any Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, any Note or any other Loan Document, the Agent shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Notes or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount. Moreover, a waiver of one Default or Event of Default with respect to any Borrower Party shall not be construed to be a waiver of any subsequent Default or Event of Default with respect to such Borrower Party or any other Borrower Party or to impair any remedy, right or power consequent thereon.

        Section 11.5 Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, (b) expedited overnight prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery or (c) personal delivery, addressed as follows (or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 11.5):

If to the initial Lender named herein or the Agent:

                           Bayerische Hypo- und Vereinsbank AG, New York Branch
                           150 East 42nd Street
                           New York, New York  10017-4679
                           Attention:  Real Estate Lending

with copies to:

                           Bayerische Hypo- und Vereinsbank AG
                           150 East 42nd Street
                           New York, New York  10017-4679
                           Attention:  General Counsel

and

                           Shearman & Sterling
                           599 Lexington Avenue
                           New York, New York  10022
                           Attention:  John L. Opar, Esq. (766/44)

If to the Borrower:

                           Dearborn Center, L.L.C.
                           c/o J. Paul Beitler Development Company
                           181 West Madison Street, Suite 3900
                           Chicago, Illinois  60602
                           Attention:  J. Paul Beitler

and

                           Prime Group Realty Trust
                           77 West Wacker Drive, Suite 3900
                           Chicago, Illinois  60601
                           Attention:  Louis G. Conforti and
                                          James F. Hoffman, Esq.

with a copy to:

                           Jenner & Block
                           One IBM Plaza
                           Chicago, Illinois  60611
                           Attention:  Donald I. Resnick, Esq.

If to Guarantor:

                           Prime Group Realty, L.P.
                           77 West Wacker Drive, Suite 3900
                           Chicago, Illinois  60601
                           Attention:  Jeffrey A. Patterson and
                                             James F. Hoffman, Esq.

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, two (2) Business Days after deposit in the mail; in the case of expedited overnight prepaid delivery, upon the first attempted delivery on a Business Day.

        Section 11.6 Waiver of Trial by Jury. EACH OF THE LENDERS, THE AGENT AND THE BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH OF THE LENDERS, THE AGENT AND THE BORROWER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. THE AGENT AND THE BORROWER ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

        Section 11.7 Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

        Section 11.8 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Laws and Regulations, but if any provision of this Agreement shall be prohibited by or invalid under Laws and Regulations, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        Section 11.9 Preferences. The Agent and each Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by any Borrower Party to any portion of the obligations of the Borrower Party hereunder. To the extent the Borrower or any other Borrower Party makes a payment or payments to any Lender or the Agent, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Laws and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), other Laws and Regulations, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by such Lender or the Agent.

        Section 11.10 Waiver of Notice. None of the Borrower Parties shall be entitled to any notices of any nature whatsoever from any Lender or the Agent except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by the Agent to the Borrower or the Guarantor and except with respect to matters for which any Borrower Party is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.

        Section 11.11 Remedies of the Borrower; Deemed Consent. (a) In the event that, in respect of any consent or approval requested hereunder, a claim or adjudication is made that the Agent, any Lender or any of their respective agents, has acted unreasonably or unreasonably delayed (or refrained from), acting in any case where by law or under this Agreement or the other Loan Documents, the Agent, such Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, each Borrower Party agrees that neither the Agent, such Lender nor its agents, shall be liable for any monetary damages, and the sole remedies of each Borrower Party shall be limited to commencing an action seeking injunctive relief or declaratory judgment, except in any instance in which it has been finally determined that the action of such Lender or the Agent (as applicable) has constituted bad faith, gross negligence, fraud, willful misconduct or an illegal act, in which event the Borrower may seek any remedy available to it in law or equity.

        (b) The parties hereto agree that, except as otherwise provided herein, in any circumstances where the Borrower requests the Agent to provide the Agent’s consent or approval to any matter for which the Agent’s consent or approval is required hereunder, and the Agent fails to respond to such request for consent or approval within thirty (30) days after the Agent receives such request for consent or approval, the Borrower may send a second notice to the Agent requesting such consent or approval and specifically referring to this Section 11.11 and the fact that the current notice is the “Second Notice” thereunder, and if the Agent does not respond to such request for its consent or approval within fifteen (15) Business Days of the Agent’s receipt of such Second Notice, the request in question shall be deemed consented to or approved.

        Section 11.12 Expenses; Indemnity. The Borrower covenants and agrees, subject to all of the other terms of this Agreement, to reimburse the Agent and each Lender upon receipt of written notice from the Agent or any Lender for all (i) Lender Expenses; (ii) costs and expenses reasonably incurred by the Agent or a Lender in connection with (A) each Borrower Party’s performance of and compliance with each Borrower Party’s respective agreements and covenants contained in this Agreement and the other Loan Documents to which any Borrower Party is a party on its part to be performed or complied with after the Closing Date, including confirming compliance with environmental and insurance requirements, (B) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by any Borrower Party or by the Agent, (C) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting any Borrower Party, this Agreement, the other Loan Documents to which any Borrower Party is a party or any other security given for the Loan or the Mortgaged Property and (D) enforcing any obligations of or collecting any payments due from any Borrower Party under this Agreement, the other Loan Documents to which any Borrower Party is a party or with respect to the Mortgaged Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings.

        (a) The Borrower shall indemnify and hold harmless the Agent and the Lenders from and against any and all liabilities, obligations, losses, actual damages, penalties, assessments, actions, judgments, suits, claims, demands, out-of-pocket costs and expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for any Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether a suit is brought or whether such Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against such Lender in any manner relating to or arising out of any breach by any Borrower Party of its obligations under, or any misrepresentation by any Borrower Party contained in this Agreement or the other Loan Documents, including, without limitation, any delay in failing to pay any Taxes; provided, however, the Borrower shall not be liable for the payment of any such costs and expenses to (i) a Person otherwise indemnified under this subsection to the extent the same are caused by or arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of such Person; or (ii) a Defaulting Lender for a loss relating to any Deficiency caused by such Defaulting Lender.

        (b) The provisions of this Section 11.12 shall survive the repayment of the Loan.

        Section 11.13 Exhibits and Schedules Incorporated. Any exhibits and schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

        Section 11.14 Offsets, Counterclaims and Defenses. Any assignee of any Lender’s interest (which assignee must be an Eligible Assignee) in and to this Agreement, the Notes and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which any Borrower Party may otherwise have on the date of such assignment against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by any Borrower Party in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by the Borrower and each Borrower Party. The Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any proceeding brought against it by any Lender or the Agent on behalf of the Lenders except to the extent that the failure of the Borrower to assert such a counterclaim would preclude the Borrower from asserting a counterclaim in a separate action.

        Section 11.15 No Joint Venture or Partnership. The Borrower, on the one hand, and Lenders and the Agent, on the other hand, intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between the Borrower, on the one hand, and Lenders and the Agent, on the other hand.

        Section 11.16 Publicity and Confidentiality. All news releases, publicity or advertising by the Borrower or its Affiliates, the Agent or the Lenders through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to the Borrower, any Lender or the Agent, shall be subject to the prior written approval of such referenced party and the Agent, such approval of the Agent not to be unreasonably withheld or delayed. Notwithstanding the foregoing, the Borrower and its Affiliates, the Agent and the Lenders shall use commercially reasonable efforts to keep all information obtained in respect of the other parties related to this transaction (including, without limitation, information in respect of the Borrower’s leasing program) in connection with the transaction described in this Agreement, confidential, except that any such party, as applicable, may disclose any such information (a) to prospective co-lenders and participants, auditors and other consultants in connection with the transaction described in this Agreement (each such recipient being informed of the confidential nature of such information and directed to keep the same confidential), (b) to the extent required by any Law or Regulation, and (c) if such information is otherwise available to the public not through a breach hereof.

        Section 11.17 Waiver of Marshaling of Assets. To the fullest extent the Borrower may legally do so, the Borrower waives all rights to a marshaling of the assets of the Borrower, its members, if any, and others with interests in the Borrower and of the Mortgaged Property, or to a sale in inverse order of alienation in the event of foreclosure of the interests hereby created, and agrees not to assert any right under any laws pertaining to the marshaling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of any Lender or the Agent on behalf of Lenders under the Loan Documents to a sale of any of the Mortgaged Property for the collection of the related Debt without any prior or different resort for collection, or the right of any Lender or the Agent on behalf of Lenders to the payment of the related Debt out of the net proceeds of the Mortgaged Property in preference to every other claimant whatsoever. In addition, the Borrower, for itself and its successors and assigns, waives in the event of foreclosure of the Mortgage, any equitable right otherwise available to the Borrower which would require the separate sale of portions of the Mortgaged Property.

        Section 11.18 Conflict; Construction of Documents. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

        Section 11.19 Brokers and Financial Advisors. The Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. The Borrower hereby indemnifies each Lender and the Agent and holds each Lender and the Agent harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any financial advisors, brokers, placement agents or finders that such Person acted on behalf of the Borrower in connection with the transactions contemplated herein. The provisions of this Section 11.19 shall survive the expiration and termination of this Agreement and the repayment of the Debt.

        Section 11.20 No Third Party Beneficiaries. This Agreement and the other Loan Documents are solely for the benefit of each Lender and the Agent and each Borrower Party, and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than each Lender and the Agent and the Borrower Parties any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of each Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of each Lender and the Agent and the Borrower Parties, and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that any Lender and the Agent will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by any Lender or the Agent if, in such Lender’s or the Agent’s sole discretion, such Lender or the Agent deems it advisable or desirable to do so.

        Section 11.21 Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, between the Borrower and any Lender or the Agent are superseded by the terms of this Agreement and the other Loan Documents.

        Section 11.22 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, upon the occurrence and during the continuance of an Event of Default, the Agent is authorized at any time and from time to time, subject to and with the prior approval of the Required Lenders, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived to the extent permitted by Laws and Regulations), to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by a Lender (including branches, agencies or Affiliates of a Lender wherever located) to or for the credit or the account of the Borrower against the obligations and liabilities of the Borrower to the Lenders hereunder, under the Notes, the other Loan Documents or otherwise, irrespective of whether a Lender or the Agent shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such setoff shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto.

        Section 11.23 Loan Assignability. (a) So long as the criteria set forth in Section 11.23(b) hereof are met or after the occurrence of an Event of Default, the Loan, and all of a Lender’s rights, remedies and privileges hereunder and the other Loan Documents, shall be assignable by a Lender to an Eligible Assignee at any time and from time to time without the consent of any Borrower Party. No Borrower Party may sell, assign or transfer any interest in the Loan Documents or any portion thereof (including, without limitation, the Borrowers’ rights, title, interests, remedies, powers and duties hereunder and thereunder).

        (b) (i) Subject to obtaining the prior consent of the Agent, which may not be unreasonably withheld, each Lender may assign all or a portion of its rights and obligations hereunder only to any Eligible Assignee pursuant to an assignment and acceptance agreement acceptable to the Agent (an “Assignment and Acceptance”) executed by the assignor and assignee and delivered to the Agent for its acceptance and recording in the Register; provided that (A) any such assignment shall be in a minimum aggregate amount of $5,000,000 (or in the entire amount of such lesser amount as may then be held by the assigning Lender), and that each such assignment shall be of a constant, not varying, percentage of all of the assigning Lender’s rights and obligations under this Agreement and (B) unless an Event of Default then exists, after any such assignment, the assignor Lender (i) if such assignor Lender shall be HypoVereinsbank, shall retain a minimum aggregate Loan Commitment Amount of $25,000,000 hereunder, and (ii) if such assignor Lender shall be any other Lender, shall retain a minimum aggregate amount of $5,000,000 hereunder. Any assignment hereunder shall be effective upon satisfaction of the conditions set forth in the preceding sentence and delivery to the Agent of the Assignment and Acceptance. Upon the effectiveness of any such assignment, the assignee shall become a “Lender” for all purposes of this Agreement and the other Loan Documents and, to the extent of the assumption of the assignor’s obligations hereunder by the assignee, the assigning Lender shall be relieved of its obligations hereunder to the extent of the amount being assigned. The Borrower agrees that upon effectiveness of any such assignment and surrender of the appropriate Note or Notes, it shall promptly provide to the assigning Lender and to the assignee separate Notes in the amount of their respective interests substantially in the form of Exhibit L attached hereto (but, if applicable, with notation thereon that it is given in substitution for and replacement of the original Notes or any replacement Notes thereof).

        (ii) If, pursuant to this subsection, any interest in this Agreement or any Note is transferred to any transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Lender shall cause such transferee, concurrently with the effectiveness of such transfer, (A) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent and the Borrower Parties) that under applicable law and treaties no income, franchise, corporate, capital, stamp or other taxes, levies, duties, imports, deductions, charges or fees of any nature will be required to be withheld by the Agent, the Borrower Parties or the transferor Lender with respect to any payments to be made to such transferee in respect of the Loan, (B) to furnish to the transferor Lender and the Agent either U.S. Internal Revenue Service Form W-8ECI or U.S. Internal Revenue Service Form W-8BEN (wherein such transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (C) to agree (for the benefit of the transferor Lender, the Agent and the Borrower Parties) to provide the transferor Lender and the Agent a new Form W-8ECI or W-8BEN upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

        (c) Subject to obtaining the prior consent of the Agent, which may not be unreasonably withheld, each Lender may sell, transfer, agent or assign participations in all or any part of such Lender’s interests and obligations hereunder; provided that (i) such selling Lender shall remain a “Lender” for all purposes under this Agreement (such selling Lender’s obligations under the Loan Documents remaining unchanged) and the participant shall not constitute a Lender hereunder, (ii) sub-participations by the participant shall be prohibited unless otherwise expressly approved by the Agent and (iii) each participation must be in a minimum amount of $5,000,000 (or in the entire amount of such lesser amount as may then be held by the selling Lender). In the case of any such participation, the participant shall not have any rights under this Agreement or the other Loan Documents (the participant having rights against the selling Lender in respect of such participation as set forth in the participation agreement with such Lenders creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation. The Borrower and the Guarantor agree that a Lender shall have the right to disclose all information it has received from the Borrower and the Guarantor to potential assignees or participants on a confidential basis pursuant to a confidentiality agreement reasonably acceptable to the Borrower.

        (d) Notwithstanding any other provision contained in this Agreement or any other Loan Document to the contrary, any Lender may assign all or any portion of the Loan or Notes held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank; provided that any payment in respect of such assigned Loan or Notes made by the Borrower to or for the account of the assigning and/or pledging Lenders in accordance with the terms of this Agreement shall satisfy the Borrower’s obligations hereunder in respect of such assigned Loan or Notes to the extent of such payment. No such assignment shall release the assigning Lender from its obligations hereunder.

        (e) Each Borrower Party shall reasonably assist the Agent in the syndication of the Loan, which assistance may include, among other things, providing to the Agent information prepared by or on behalf of the Borrower Parties relating to the Project and the business, assets, financial condition, operations and prospects of the Borrower with respect to the Project and Guarantor. Such information shall be supplemented by the Borrower from time to time after request by the Agent, or otherwise to ensure the accuracy of such information, until such time as the syndication of the Loan has been completed. The Borrower shall make the members of the Borrower Parties’ management and their consultants and advisors available upon reasonable prior notice during regular business hours (i) to answer questions regarding the Project and the Loan, (ii) to review, comment on and assist in the preparation of the syndication memorandum relating to the Loan, (iii) to meet with prospective Lenders and (iv) to use their reasonable efforts, in light of their lending relationships, to benefit the syndication efforts of the Agent. The Borrower Parties shall pay (or reimburse the Agent for) all reasonable attorneys fees and expenses incurred by the Agent in its efforts to syndicate the Loan.

        Section 11.24 Exculpation of Lender; No Petition. Neither any Lender nor the Agent undertakes nor assumes any responsibility or duty to any Borrower Party or any other party to select, review, inspect, examine, supervise, pass judgment upon or inform any Borrower Party or any third party of (a) the existence, quality, adequacy or suitability of appraisals of any Mortgaged Property or any other collateral, (b) any environmental report, or (c) any other matters or items, including, but not limited to, engineering, soils and seismic reports which are contemplated in the Loan Documents. Any such selection, review, inspection, examination and the like, and any other due diligence conducted by a Lender or the Agent, is solely for the purpose of protecting Lender or the Agent’s rights under the Loan Documents, and shall not render such Lender or Agent liable to any Borrower Party or any third party for the existence, sufficiency, accuracy, completeness or legality thereof. Each Borrower Party and the Lenders and the Agent and each other Person which becomes a party to this Agreement hereby acknowledges and agrees that (i) the Agent has originated the Loan and is responsible for all conversations and negotiations with the Borrower and each other Borrower Party with respect to the Loan Documents and for all negotiation and preparation of the Loan Documents on behalf of the named Lenders or the Agent herein, (ii) the sole obligation of the Lenders under the Loan Documents and in connection therewith is to fund the Loan to be funded and to perform any other obligations expressly set forth in the Loan Documents on the date hereof, the Lender has no other obligations or liabilities arising, other than as expressly set forth herein or in the other Loan Documents, under or in connection with any Loan Document and shall not be liable or responsible to any party to act or for the failure to act in connection with any Loan Document except for its obligations set forth in this clause (ii) (it being agreed that such Lender’s failure to take any action shall not result in liability to the Agent solely as a result of the Agent’s inability to exercise remedies except upon the direction of the Lenders (or Required Lenders) as provided herein, including Section 10.2 hereof) and (iii) prior to the date that is one (1) year and one (1) day after the payment in full of the Debt to the Lenders the parties hereto will not institute against, or join any other Person in instituting against, such Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

        Section 11.25 Limitation on Liability. The sole recourse of the Agent and Lenders hereunder and under the other Loan Documents shall be limited to the Mortgaged Property and the other assets of the Borrower encumbered by the Loan Documents. Neither the Borrower nor any of the members, partners, officers, shareholders, principals, directors, employees or agents of the Borrower or any of their members, partners, officers, shareholders, principals, directors, employees or agents shall have any personal liability for and on account of any nonpayment of the Loan or any amounts that may become due under any of the Loan Documents or otherwise in connection with the Loan, or for any nonperformance of any of the obligations hereunder to be performed by the Borrower, or for any breach of any covenant, representation or warranty made by the Borrower hereunder. Nothing contained in this Section 11.25, however, shall (a) be deemed to be a release or impairment of the Debt evidenced by this Agreement, the Notes, or the liens of the Mortgage or the other Loan Documents, (b) preclude the Agent from foreclosing on the Mortgage or, except as otherwise expressly stated in this Section 11.25, from enforcing any of the other rights of the Agent, (c) be deemed to release or otherwise affect the obligations of any Person other than the Borrower (including, without limitation, under the Guaranties or the Environmental Indemnity) or (d) be deemed to release the Borrower from its liability for, and the Borrower shall be personally liable to the Agent and the Lender for the Agent’s and each Lender’s actual damages (including, without limitation, loss of principal or interest and reasonable attorneys’ fees and collection costs) directly arising out of any of the following circumstances:

        (i) any fraud or material misrepresentation committed by any Borrower Party or any of its Affiliates;

        (ii) any physical waste by the Borrower or the Property Manager of any portion of the Mortgaged Property;

        (iii) any misappropriation or misapplication of Rents, security deposits, Insurance Proceeds or Condemnation Proceeds relating to the Mortgaged Property in violation of the Loan Documents; or

        (iv) any distributions or other payments made by the Borrower if an Event of Default shall exist under any of the Loan Documents.

ARTICLE XII AGENCY DECISIONS

        Section 12.1 Appointment and Authorization. Each Lender hereby irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities except those expressly set forth herein. The Agent shall not without the consent of all the Lenders agree to any amendment, modification or waiver which would (a) reduce the Loan Commitment Amount or the Applicable Interest Rate, (b) postpone the Maturity Date or (c) release any security for the Loan or release the Guaranties.

        Section 12.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible to any Lender for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care, but the foregoing shall not waive any claims the Borrower may have in respect thereof.

        Section 12.3 Liability of the Agent. The Agent, its respective Affiliates, or their respective officers, directors, employees, agents, or attorneys-in-fact (all of the foregoing being collectively referred to as the “Agent-Related Persons”) shall not (a) be liable to any Lender for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any Lender for any recital, statement, representation or warranty made by the Borrower or the Guarantor or any Subsidiary or any Affiliate of any such Person, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any other Loan Document, or for any failure of the Borrower, the Guarantor or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower, the Guarantor or any Subsidiary or Affiliates thereof. The Agent agrees to promptly furnish to each Lender copies of all financial statements and other certificates, reports, papers, documents or notices received by it hereunder in its capacity as Agent.

        Section 12.4 Reliance by the Agent.

        (a) Generally. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telecopy, telex or telephone message, statement or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower or the Guarantor), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected as against the Lenders in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

        (b) Conditions Precedent. For purposes of determining compliance with the conditions specified in Section 3.1 hereof, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lenders prior to the initial borrowing specifying its objection thereto and either such objection shall not have been withdrawn by notice to the Agent to that effect or such Lenders shall not have made available to the Agent the Lender’s ratable portion of such borrowing.

        Section 12.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees paid to the Agent for the account of Lenders, unless the Agent shall have received written notice from a Lender, the Borrower or the Guarantor referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. Except where the consent of all Lenders is required pursuant to Section 12.1 hereof, the Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Required Lenders in accordance with Article IX hereof; provided, however, unless and until the Agent shall have received any such request, it may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

        Section 12.6 Credit Decision. Each Lender expressly acknowledges that none of the Agent-Related Persons has made any representation or warranty to such Lender and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, the Guarantor, any asset manager, or any Subsidiary or Affiliate thereof, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that such Lender has, independently and without reliance upon the Agent and based on such documents and information as such Lender has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower, the Guarantor, and all applicable bank regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower and the Guarantor. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, properties, financial and other condition or creditworthiness of the Borrower, the Guarantor, any asset manager or any Subsidiary or Affiliate thereof which may come into the possession of any of the Agent-Related Persons.

        Section 12.7 Indemnification. The Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower or the Guarantor and without limiting the obligation of the Borrower and the Guarantor to do so) ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expense and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loan) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; provided, however, no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from such Person’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand (to the extent the Agent is not reimbursed upon demand by the Borrower or the Guarantor, unless the Agent is legally restricted from making such demand upon the Borrower or the Guarantor, in which case demand need not be made upon the Borrower or the Guarantor) for its ratable share of any costs or out-of-pocket expenses (including attorneys’ fees and expenses, including the allocated fees of in-house counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower or the Guarantor. Without limiting the generality of the foregoing, if the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section 12.7, together with all costs, expenses and attorneys’ fees (including allocated costs for in-house legal services). The obligation of the Lenders in this Section 12.7 shall survive the payment and satisfaction of all of the Borrower’s obligations hereunder.

        Section 12.8 Agent in Individual Capacity. The Agent named herein (and any other Lender that may hereafter serve as the Agent) and each of their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with, the Borrower, the Guarantor, any asset manager and their respective Subsidiaries and Affiliates as though the Agent named herein (or any other such Lender) were not the agent hereunder and without notice to or consent of the Lenders. Lenders acknowledge that pursuant to such activities, the Agent named herein or its Affiliates may receive information regarding the Borrower, the Guarantor and their respective Subsidiaries and Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower, the Guarantor and such Subsidiaries and Affiliates), and acknowledge that the Agent named herein and its Affiliates shall be under no obligation to provide such information to the Lenders.

        Section 12.9 Successor Agents. The Agent may resign as Agent upon thirty (30) days’ notice to the Lenders and the Borrower, the Agent may be removed at any time for cause by an instrument or concurrent instruments in writing delivered to the Borrower and the Agent and signed by the Required Lenders. If an Agent shall resign or be removed under this Agreement, the Required Lenders shall appoint from among the Lenders a successor Agent for the Lenders, which successor Agent shall, if no monetary Default and no Event of Default exists hereunder and is continuing, be subject to the prior written approval of the Borrower, which approval shall not be unreasonably withheld and shall be granted or denied (and, if denied, the Borrower shall give reasonably detailed reasons for such denial) within ten (10) Business Days after receipt of written request for consent, it being agreed that consent shall be deemed granted if the Borrower fails to give written notice to Agent granting or denying such consent within said ten (10) Business Day period. If no successor Agent is appointed prior to the effective date of the resignation or removal of the retiring Agent, the retiring Agent shall appoint, after consulting with the Lenders and the Borrower, a successor Agent, provided such successor is a Lender hereunder or is a commercial bank or other financial institution and has a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as successor Agent and its assumption of all of the Agent’s responsibilities hereunder, such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent, and the term the “Agent” shall mean such successor Agent, and the retiring Agent’s rights, powers and duties as the Agent shall be terminated (the retiring Agent being released from liability hereunder as Agent only to the extent such obligations are assumed by the new Agent). After any retiring Agent’s resignation or removal hereunder as the Agent, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement. If no successor Agent has accepted appointment as the Agent by the date which is thirty (30) days following a retiring Agent’s notice of resignation or removal of an Agent, the retiring Agent’s resignation or removal shall nevertheless be effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor Agent as provided for above.

        Section 12.10 Effect on Borrower’s Rights. Nothing contained in this Article XII is intended to or shall modify, abridge or affect the Borrower’s rights or remedies under any other provision of this Agreement.

* * *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be dulyexecuted by their duly authorized representatives, all as of the day and year first above written.

                              BORROWER:
                                    DEARBORN CENTER, L.L.C.
                                    By: Prime/Beitler Development Company, L.L.C.,
                                        its sole member

                                        By: Penny Beitler L.L.C., its
                                            managing member

                                        By: [s] J. Paul Beitler
                                            ------------------
                                            Name: J. Paul Beitler
                                            Title: Manager

                                    AGENT:
                                    BAYERISCHE HYPO- UND VEREINSBANK AG, NEW YORK BRANCH

                                    By: [s] Helga Blum
                                        --------------
                                        Name: Helga Blum
                                        Title: Director

                                    By: [s] William J. Rogers
                                        ---------------------
                                        Name: William J. Rogers
                                        Title: Managing Director
EXHIBIT A
The Land

        LOTS 5, 6, 7 AND THAT PART OF LOT 8 LYING EAST OF THE EAST LINE OF DEARBORN STREET (EXCEPTING THEREFROM THE NORTH 9 FEET OF SAID LOTS TAKEN FOR ALLEY), IN BLOCK 141 IN SCHOOL SECTION ADDITION TO CHICAGO IN SECTION 16, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

EXHIBIT B

Approved Construction Budget

[INTENTIONALLY NOT INCLUDED]

EXHIBIT C

Commitment Amounts

Hypo Vereinsbank                   The Loan Commitment Amount

EXHIBIT D

Form of Project Lease

[INTENTIONALLY NOT INCLUDED]

EXHIBIT E-1

Form of Architect's Certificate

[Architect's Letterhead]

Borrower:  _________________________
Address:   c/o J. Paul Beitler Development Company
           181 West Madison Avenue
           Suite 3900
           Chicago, Illinois 60602

Bayerische Hypo-und Vereinsbank AG
150 East 42nd Street
New York, NY  10017

                  Re:      Project: Dearborn Center

Location:         _______________, Chicago, Illinois

The  undersigned(“Architect”)  has been  engaged by  Dearborn  Center,
L.L.C.  (the  “Borrower”)  to act as architect in connection  with the referenced  property and such engagement of Architect has been confirmed by that certain ___________ (the “Contract”) dated __________, 2000.

In  connection  with Draw No. __, the  Architect  visited  the site of the above referenced project on ____________ (Insert Date).

The  Architect  hereby  certifies  that  to the  best  of his  [her]  knowledge, information and belief, work performed on site has progressed in accordance with the  requirements  of  the  Contract  and  conforms  to  all  applicable  codes, regulations  and laws.  The  Architect  further  certifies  that he [she] has no reason to believe that the project, upon completion, will not be able to receive all  required  permits to  operate  for its  intended  purpose  pursuant  to the
Contract.

                  Very truly yours,

         Architect of Record, AIA

         Stamp

EXHIBIT E-2

Form of Construction Manager's Certificate

[Construction Manager's Letterhead]

____________________

____________________

Bayerische Hypo-und Veriensbank AG, New York Branch,
         as agent (the "Agent") for the Lenders under that certain
         Credit Agreement, dated as of ________, 2000, between
         the Agent and the Borrower.
150 East 42nd St
New York, NY  10017
Ladies and Gentlemen:

        The undersigned construction manager (“Contractor”) has been engaged by Dearborn Center, L.L.C. (the “Borrower”) to act as construction manager in connection with the construction of the Improvements as contemplated by those certain plans and specifications (the “Plans and Specifications”) prepared by DeStefano and Partners, Ltd. as architect (“Architect”) identified on ________________, and such engagement of Contractor has been confirmed by that certain Construction Management Agreement (the “Contract”), dated _________, 2000.

     1. Contractor represents and warrants to Lenders as follows:

          (a) Contractor has reviewed and agreed to the Plans and Specifications for the Improvements;

          (b) To the  best of  Contractor's  knowledge,  there  are no  liens in connection with the Improvements in favor of Contractor,  any subcontractor hired by Contractor, or any contractor hired by Borrower who have performed work in respect of the Improvements,  for the work so performed, and/or who have supplied  labor and/or  materials,  for the labor and/or  materials so supplied,  except for such work or labor and/or materials for which payment thereof is requested; and

          (c)  Contractor  has not sent or received any notice of default or any notice for the  purpose of  terminating  the  Contract,  and to the best of
     Contractor's  knowledge,  there is no existing circumstance or event which, but for the lapse of time or  otherwise,  would  constitute  a  default  by
     Contractor or Borrower under the Contract.

          2. The  provisions  set forth in this  letter  shall be  binding  upon
     Contractor and  Contractor's  successors and assigns and shall inure to the benefit of the Agent, the Lenders and their successors and assigns.

                    Very truly yours,

                    MORSE DIESEL INTERNATIONAL, INC.

                    By:    --------------------------------------------

                    Name:
                    Title:

                    Form of Leasing Agent's Certificate

                        [Leasing Agent's Letterhead]
                       ----------------------------

                            --------------------

Bayerische Hypo-und Vereinsbank, AG, New York Branch,
         as agent (the "Agent") for the Lenders under that certain
         Credit Agreement, dated as of ______________, 2000, between the Agent and the Borrower.
150 East 42nd Street
New York, New York 10017

                                Dearborn Center

Ladies and Gentlemen:

     The undersigned ("Leasing Agent") has been engaged by ________________ (the
"Borrower")  to act as the  Leasing  Agent in  connection  with  the  referenced property and such engagement of Leasing Agent has been confirmed by that certain
Leasing Agreement (the "Contract"), dated ________________, 2000.

1.   Leasing Agent represents and warrants to Lenders as follows:

(a)  All fees and other payments due and payable to Leasing Agent,  if any, have been paid to Leasing Agent.

(b)  Leasing  Agent has not sent or received any notice of default or any notice for the purpose of  terminating  the  Contract,  and to the best of Leasing
     Agent's  knowledge,  there is no existing  circumstance or event which, but for the lapse of time or otherwise,  would  constitute a default by Leasing
     Agent or Borrower under the Contract.

(c)  The provisions set forth in this letter shall be binding upon Leasing Agent and Leasing  Agent's  successors and assigns and shall inure to the benefit of the Agent, the Lenders and their successors and assigns.

                                       Very truly yours,

                                       By:
                                            ---------------------------------------
                                                Name:
                                                Title:

                                   EXHIBIT F

                                   Litigation

                          [INTENTIONALLY NOT INCLUDED]

                                        EXHIBIT G

                                   Form of Lien Waiver

                              [INTENTIONALLY NOT INCLUDED]

                                   EXHIBIT H

                          Form of Final Lien Waiver and Release

TO:           The Borrower and Contractor named below and HypoVereinsbank
              Period Ending ("Date") _________, 20__

              Re: Borrower:
              Lender:  Bayerische Hypo- und Vereinsbank AG
              Premises:
              General Contractor Construction Manager:
              Contract Work:
              Contract Date:
              Original Contract Amount:  $
              Change Order Amount:  $
              Total Payments Received to Date:  $
              -------------------------------

     The undersigned  contractor,  subcontractor or supplier hereby acknowledges receipt  equal to the Total  Payments  Received to Date (in cash only and not in equivalents or other  agreements)  stated above and that this amount  represents payment in full for all amounts  due for the  Contract  Work under our  contract with the General Contractor/Construction Manager or Borrower identified above as increased or decreased by the Change Order Amounts also above.

     The  undersigned  hereby  certifies that the amounts set forth are true and correct and  acknowledges  that there are no additional  costs or claims for any extras or additions for labor and material on the above described Project.

     The  undersigned has been paid in full for all labor,  services,  supplies, equipment and materials furnished under the Contract Work. The undersigned,  for itself,  its  successors  and  assigns  and anyone else acting or claiming by or through it, hereby  releases and waives  entirely any  mechanic's  lien or other lien, stop notice,  or any right against any labor or material bond, or claim to mechanic's  lien or other lien,  which the undersigned may now or hereafter have for all labor, materials,  equipment, services and supplies furnished for use in or performed upon the above described Premises.

     Duly authorized,  executed and delivered by the undersigned this ___ day of
__________, 20__.

WITNESSED OR NOTARIZED BY:
                                    --------------------------------------------
                                    (Contractor, Subcontractor or Supplier)

(1)                                              By:
       -------------------------------------          --------------------------------------------
                                                      CHIEF FINANCIAL OFFICER

(2)
       -------------------------------------

Note:  Fill out Form completely or it will not be accepted

                                   EXHIBIT I

                              Form of Draw Request

                          [INTENTIONALLY NOT INCLUDED]

                                   EXHIBIT I-1

                      Form of Borrower's Requisition Letter

                          BORROWER'S REQUISITION LETTER
                                 Requisition No.
                           [Form - Construction Loans]

LENDER:                                          BORROWER:
DATE:                                            PREMISES:
PERIOD COVERED:  __________ to _________

     Pursuant to the Credit  Agreement  for the subject  Loan,  Borrower  hereby authorizes  and  requests  an advance,  which is  calculated  as follows  (below amounts obtained from Borrower's Requisition Spreadsheet):

         1.  Amount
             Requisitioned for the
             Period Covered:
                                                             $_____________
         2.  Less
             interest/fees already
             capitalized for the
             Period Covered:              (_____________)

         3.  Amount of new loan
             proceeds (1) - (2):
                                                             $_____________
         4.  Less Lender holdbacks
             for Reimbursements:          (_____________)

         5.  Net Amount of
             Wire (3) - (4):                                 $_____________

               Borrower requests that the funds be wired on __________ [DATE] in accordance with the following wire instructions:

                  Amount:
                  Bank:
                  ABA #:
                  Account Name:
                  Account #:
                  Attention:

               In addition, Borrower requests that this loan be funded under the
          ______  [Choose  Base Rate or LIBOR]  option for the period of _______
          [DATE]  to ______  [DATE]  (Insert  date  only if the LIBOR  option is chosen).

               In  connection  with and in order to induce Lender to advance the amounts  requested on the previous page,  Borrower hereby  represents, warrants and stipulates as follows:

               1.  The  amounts  and   percentages   set  forth  on   Borrower's
          Requisition  Spreadsheet  attached  hereto  are  true and  correct  to
          Borrower's Knowledge.

               2. All sums  previously  requisitioned  have been  applied to the payment of the Hard and Soft Costs heretofore incurred.

               3.  Names,   addresses,   contract  dates  and  amounts  for  the
          contractors  responsible for performing each item of Hard Costs listed on the Borrower's Requisition  Spreadsheet have been heretofore or are herewith submitted to Agent and the construction Consultant and copies of any contracts not previously delivered to Agent or the Construction
          Consultant are enclosed herewith.

               4. All  change  orders  have  been  submitted  to  Agent  and the
          Construction  Consultant and all change orders for which an advance is requested hereby have been approved by Agent for funding to the extent required by the Credit Agreement. .

               5. All payment  receipts due as of the end of the period  covered have been submitted to the Construction Consultant.

               Capitalized  terms  used  but  not  defined  in  this  Borrower's
          Requisition  Letter but defined in the Credit Agreement shall have the respective meanings given to such terms in the Credit Agreement.

Subscribed and sworn to                Very truly yours,
before me on ________, 20__.

Notary Public                          [Borrower]

[Stamp and Seal]                       By:
                                            ___________________________
                                            Name:
                                            Title:

                                       [Seal]

EXHIBIT 1-2

Form of Borrower's Requisition Spreadsheet

[INTENTIONALLY NOT INCLUDED]

EXHIBIT I-3

Form of Application and Certificate for Payment

[INTENTIONALLY NOT INCLUDED]

                                EXHIBIT I-4

                        Form of Borrowing Certificate

                            BORROWING CERTIFICATE

     Pursuant to subsection __ of the Credit  Agreement  (the "Loan  Agreement")
dated ______________ between ____________ and ____________ (the "Borrower"), the undersigned ____________ of the Borrower hereby certifies as follows:

     1. The representations and warranties of the Borrower set forth in the Loan
Agreement,  or in  any of the  Loan  Documents,  any  certificate,  document  or financial or any other statement furnished pursuant to or in connection with the
Loan  Agreement  are true and correct in all material  respects on and as of the date hereof with the same effect as if made on the date hereof;

     2.  Immediately  prior to and  immediately  after  the  making  of the Loan
Advance  requested  to be made  pursuant to the current Loan  Advance  date,  no
Default or Event of Default shall have occurred and be continuing under the Loan
Agreement;

     3. No part of the Collateral has been materially  injured or damaged by any
Casualty or condemned or threatened with Condemnation;

     4. No event has occurred which is likely to adversely and materially affect the ability of the  Borrower to construct  or to cause the  construction  of the
Project in accordance with the terms and conditions of the Loan Agreement;

     5.  ____________  is the  authorized  signatory  of the  Borrower,  and the signature set forth on the signature line above such Person's name below is such
Person's true and genuine signature;

     6. There are no liquidation or  dissolution  proceedings  pending or to the knowledge of the undersigned  threatened against the Borrower, nor has any other event occurred affecting or threatening the existence of the Borrower;

     7. The Borrower is a _________  duly  organized and validly  existing under the laws of the State of _______  and is duly  qualified  to do  business in the
State of __________; and

     8. The Loan Documents have been duly executed and delivered by the Borrower and  constitute  the  legal,  valid and  binding  obligations  of the  Borrower, enforceable  against it in accordance  with their  respective  terms,  except as enforceability  may be limited by Debtor  Relief Laws and general  principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     All capitalized  terms used in this Borrowing  Certificate that are defined in the  Loan  Agreement  shall  have  the  meanings  given  to them in the  Loan
Agreement.

Date:  _______________               [Borrower]

                                      By:________________________
                                         Name:
                                         Title:

                                  EXHIBIT J-1

                    Form of Collateral Assignment of
                   Interest Rate Protection Agreement

     This  COLLATERAL  ASSIGNMENT  OF INTEREST  RATE  PROTECTION  AGREEMENT  (as
amended,   modified,   supplemented   or  restated  from  time  to  time,   this
"Assignment"),  is made as of the ___ day of ________, ____, by DEARBORN CENTER,
L.L.C.,  a Delaware  limited  liability  company  having an address  c/o J. Paul
Beitler  Development  Company,  181 West Madison  Street,  Suite 3900,  Chicago,
Illinois 60602 (the  "Assignor"),  to BAYERSICHE  HYPO- UND  VEREINSBANK AG, NEW
YORK  BRANCH,  a banking  corporation  organized  under the laws of the  Federal
Republic of Germany,  having an address at 150 East 42nd Street,  New York,  New
York 10017, in its capacity as agent on behalf of the Lenders (the "Assignee").

                                  RECITALS
                                  --------

A.   Reference  is  made  to  that  certain  Credit   Agreement,   dated  as  of
     _____________ by and among the Assignor, as borrower,  and the Assignee (as the same may be amended,  modified,  supplemented  or restated from time to time, the "Credit  Agreement");  terms  capitalized  herein but not defined herein but  defined in the Credit  Agreement  shall have the  meanings  set forth therefor in the Credit Agreement;

B.   Pursuant to the Credit  Agreement  and subject to the terms and  conditions therein set forth,  the Lenders  have agreed to make a loan to the Assignor in a maximum  principal  amount of up to TWO  HUNDRED  THIRTY  MILLION  AND
     NO/100 DOLLARS ($230,000,000.00) (the "Loan");

C.   To evidence such indebtedness,  the Assignor has executed and delivered one or more promissory notes (collectively the "Note"), dated of even date with the Credit  Agreement,  in favor of the Lenders in an  aggregate  principal amount equal to the Loan and issued  pursuant to, and in  accordance  with, the Credit Agreement;

D.   The Lenders  were  unwilling  to make the Loan to the  Assignor  unless the
     Assignor agreed to execute and deliver to the Assignee this Assignment,  as additional  security  for the  payment of the Debt and the  observance  and performance  by the Assignor of the terms,  covenants and conditions of the
     Notes,  the Credit Agreement and the other Loan Documents to which Assignor is a party,  of all of the Assignor's  right,  title and interest in and to the Interest Rate Protection Agreement, as defined herein;

E.   The  Assignor  has  entered  into that  certain  Interest  Rate  Protection
     Agreement,  dated as of  ___________,  by and between the  Assignor and [ ]
     (the  "Counterparty")  bearing  reference  no.  [  ]  (the  "Interest  Rate
     Protection Agreement"); and

F.   The Assignor desires to assign all of its right,  title and interest in and to the Interest Rate Protection Agreement to the Assignee.

     NOW,  THEREFORE,  for good and  valuable  consideration,  the  receipt  and sufficiency of which is hereby  acknowledged by the parties hereto, the Assignor does  hereby  presently  and  completely  assign,  transfer  and set over to the
Assignee,  and  grants  to the  Assignee  a  security  interest  in,  all of the
Assignor's  right,  title and  interest in and to the Interest  Rate  Protection
Agreement,  as more particularly  provided herein,  and subject to the terms and conditions more fully set forth herein:

     1. Certain  Representations  Regarding  Interest  Rate Cap  Agreement.  The
Assignor  represents  and  warrants as of the date hereof  that:  (a) a true and correct copy of the Interest  Rate  Protection  Agreement is attached  hereto as
Exhibit  A;  (b)  it is  not in  default  under  the  Interest  Rate  Protection
Agreement; and (c) it has paid any and all sums due as of the date hereof to the
Counterparty under the Interest Rate Protection Agreement;  and (d) the Interest
Rate Protection Agreement is in full force and effect.

     2. Covenants.  The Assignor  covenants and agrees that,  until such time as this Assignment is terminated and released by the Assignee:

(a)  The Assignor  shall not,  without first  obtaining the  Assignee's  written consent,  (i) assign, sell, pledge,  hypothecate,  or otherwise encumber or
     transfer  (directly  or  indirectly,   voluntarily  or  involuntarily,   by
     operation of law or otherwise,  and whether or not for  consideration)  the
     Rate Cap (as defined in the Interest Rate  Protection  Agreement) or any of
     its rights under the Interest Rate Protection Agreement provided,  however, that Assignor may collaterally  assign the Rate Cap or its rights under the
     Interest Rate Protection Agreement to the lender of the Mezzanine Financing in  connection  with  the  Mezzanine  Financing  so long  as such  lender's interest therein is subject to the  Intercreditor  Agreement,  (ii) modify, terminate  or waive any of its rights under the  Interest  Rate  Protection
     Agreement,  or (iii) to the extent  consent  from the Assignor is required, consent to any assignment or transfer by the  Counterparty  of the Interest
     Rate Protection Agreement.

(b)  The Assignor,  at its expense,  shall take all actions reasonably requested by the Assignee to enforce the  Assignor's  rights under the Interest  Rate
     Protection  Agreement  in  the  event  of a  default  by  the  Counterparty thereunder.

     3.  The  Assignee   Instructions  to  Counterparty.   The  Assignor  hereby
authorizes  and directs  the  Counterparty,  upon its receipt of the  Assignee's written notice that an Event of Default  exists,  and without prior notice to or consent  from the  Assignor,  to: (a) pay  directly  to the  Assignee  or to the account  designated by the Assignee all amounts  payable under the Interest Rate
Protection Agreement in accordance with the Assignee's written instructions, and to continue so to do until  otherwise  notified in writing by the Assignee;  and
(b) if the Assignee has  accelerated  the Debt and if requested by the Assignee, to terminate the Interest Rate  Protection  Agreement and pay the residual value to the Assignee (as such  residual  value is  determined by the Assignee and the
Counterparty)  and apply it to the Debt in the order of application  provided in the Credit  Agreement.  During any  period  that no Event of Default  exists (it being agreed that after the occurrence of an Event of Default, Counterparty will be notified  of the curing of such Event of Default by a notice  provided by the
Assignor  and  counter  signed  by the  Assignee  to the  Counterparty  within 5
Business Days after the successful completion of such cure), all amounts payable under the  Interest  Rate  Protection  Agreement  may be paid to and retained by
Assignor.

     4. Remedies of the Assignee.  Subject to Paragraph 3 hereof, if an Event of
Default exists the Assignee is and shall be entitled to all sums due to Assignor under the Interest Rate  Protection  Agreement  and, if the Assignee  shall have accelerated  the Debt for any  reason  permitted  by the Credit  Agreement,  the
Assignee  shall  have the  right  to  terminate  the  Interest  Rate  Protection
Agreement  and  recover  the  residual  value of the  Interest  Rate  Protection
Agreement,  as such  residual  value may be  determined by the Assignee with the
Counterparty and without the Assignor's consent thereto, and apply such residual value to the Debt in the order set forth in Section 13.11 of the Mortgage.

     5. Other Security.  The Assignee may take or release other security for the payment of the Debt,  may  release any party  primarily  or  secondarily  liable therefor, may grant extensions, renewals or indulgences with respect thereto and may apply any other security held by it to the reduction or  satisfaction of the
Debt without prejudice to any of its rights under this Assignment.

     6. Cumulative Remedies. The remedies of the Assignee in this Assignment and in the other Loan  Documents to which  Assignor is a party,  by law or in equity are cumulative and may be exercised independently,  concurrently or successively in the Assignee's sole discretion and as often as occasion therefor shall arise.

     7. Further Assurances.  The Assignor,  at its expense,  agrees to take such other actions as the Assignee may reasonably  request to carry out the intent of this  Assignment or to establish and protect the rights and remedies  created or intended to be created in favor of the Assignee  hereunder;  provided  that such actions  shall not limit or  decrease  Assignor's  rights  under,  or increase Assignor's obligations under, this Assignment,  the Credit Agreement or any of the other Loan Documents.

     8. Miscellaneous.

     (a)  Notices.  All notices under this  Assignment  are to be in writing and given in the manner provided in the Credit Agreement.

     (b)  Entire Agreement.  This Assignment and the Counterparty Consent shall, with respect to the subject  matter hereof and thereof,  supersede all prior  discussions,  representations,  communications  and  agreements
          (oral and written) by and between the  Assignor,  the Assignee and the
          Counterparty, as the case may be.

     (c)  Modification.  This Assignment shall not be modified,  supplemented or terminated,  nor any  provisions  hereof  waived,  except by a written instrument  signed by the party  against whom  enforcement  thereof is sought,  and  then  only to the  extent  expressly  set  forth in such writing.

     (d)  Binding  Effect;  Joint and Several  Obligations.  This  Assignment is
          binding  upon and shall inure to the benefit of (i) the  Assignee  and its  successors  and  permitted  assigns and (ii) the Assignor and its permitted  successors  and assigns.  If the Assignor  consists of more than one person or entity,  each shall be jointly and severally liable to perform the Assignor's obligations under this Assignment.

     (e)  Unenforceable  Provisions.  Any  provision of this  Assignment  or the
          Counterparty  Consent,  which may be determined by competent authority to be prohibited or  unenforceable  in any  jurisdiction  shall, as to
          such  jurisdiction,   be  ineffective  only  to  the  extent  of  such
          prohibition or  unenforceability  without  invalidating  the remaining provisions  hereof,  and  any  such  prohibition  or  unenforceability without  invalidating the remaining  provisions  hereof,  and any such
          prohibition  or   unenforceability   in  any  jurisdiction  shall  not
          invalidate  or  render  unenforceable  such  provision  in  any  other jurisdiction.  Each such invalid or  unenforceable  provision  will be ineffective only to the extent of such invalidity or unenforceability, and  this  Assignment  otherwise  construed  to  the  greatest  extent possible to  accomplish  fairly the  purposes  and  intentions  of the parties hereto.

     (f)  Governing  Law.  This  Assignment  shall be  interpreted  and enforced according to the laws of the State of New York.

     (g)  No Liability.  Nothing  contained herein shall operate or be construed to impose  any  obligations  upon the  Assignee  with  respect  to the
          Interest Rate Protection Agreement.

     (h)  Termination. Upon the payment in full of the principal and interest on the Note in  accordance  with the terms  thereof  and all  other  sums payable  under the Credit  Agreement,  the Mortgage and the other Loan
          Documents  to which  Assignor  is a party and there  being no  further
          commitment  under  the  Credit   Agreement  to  advance  funds,   this
          Assignment  and all rights  hereunder  assigned to the Assignee  shall cease and terminate and the Interest Rate  Protection  Agreement shall revert  to  the  Assignor.  In  such  event  the  Assignee,  upon  the
          Assignor's  request  and at the  Assignor's  cost and  expense,  shall execute appropriate  documentation  evidencing the termination of this
          Assignment.

     (i)  Counterparts. This Assignment may be executed in several counterparts, each of which  counterparts  shall be  deemed an  original  and all of which together shall  constitute a single  instrument.  Delivery of an executed  counterpart  of a  signature  page  to  this  Assignment  by telecopier  shall be  effective  as  delivery  of a manually  executed
          counterpart  of  this  Assignment.   Any  delivery  of  a  counterpart
          signature  by  telecopier  shall,  however,  be  promptly  followed by delivery of a manually executed counterpart.

     (j)  Limitation on Liability.  Recourse against Maker under this Collateral
          Assignment of Interest Rate  Protection  Agreement shall be subject to the  terms of  Section  11.25 of the  Credit  Agreement  and the terms thereof are hereby  incorporated  by reference and shall have the same force and effect as if set forth in full herein.

                        (SPACE LEFT INTENTIONALLY BLANK)

     IN WITNESS WHEREOF,  and intending to be legally bound hereby, the Assignor has caused this Assignment to be executed as of the date first above written.

            ASSIGNOR

            DEARBORN CENTER, L.L.C., a Delaware limited liability company

            By:  Prime/Beitler Development Company, L.L.C., its sole
                 member

            By:  Penny Beitler L.L.C., its managing member

            By: _____________________________
            Name:
            Title:

                                  EXHIBIT J-2

                     Form of Counterparty Consent And Acknowledgment

     THIS  COUNTERPARTY  CONSENT  AND  ACKNOWLEDGMENT  (as  amended,   restated,
replaced,   supplemented   or  otherwise   modified  from  time  to  time,  this
"Agreement"), dated as of _____________, ____, by and among BAYERSICHE HYPO- UND
VEREINSBANK AG, New York branch, a banking corporation  organized under the laws of the Federal  Republic of Germany,  having an address at 150 East 42nd Street,
New York,  New York  10017,  in its  capacity  as Agent on behalf of the Lenders
(together with its successors and assigns, "Agent"),  DEARBORN CENTER, L.L.C., a
Delaware  limited  liability  Company,  having an  address  c/o J. Paul  Beitler
Development  Company,  181 West Madison Street,  Suite 3900,  Chicago,  Illinois
60602  ("Borrower"),  and  [____________________],  a  ________________________,
having an address at [ ] ("Counterparty").

                                RECITALS

     A. Reference is made to that certain Credit Agreement, dated as of November
__,  2000,  by and among  Borrower  and the  Agent (as the same may be  amended, restated,  replaced,  supplemented or otherwise  modified from time to time, the
"Credit Agreement").

     B. Pursuant to the Credit Agreement and subject to the terms and conditions therein set forth, Lenders have agreed to make a loan to Borrower in a principal amount of up to Two Hundred Thirty Million and 00/100 Dollars  ($230,000,000.00)
(the "Loan"). A requirement of the Loan is that Borrower obtain, for the benefit of Lenders,  an  interest  rate cap ("Rate  Cap")  which will hedge  exposure to fluctuating interest rates in respect of the Loan.

     C.  Borrower  has  purchased a Rate Cap from  Counterparty  pursuant to the terms of the Interest Rate  Protection  Agreement and has assigned to Agent,  to secure its obligations to Agent in respect of the Loan, all of its rights in, to and under the Interest Rate Protection Agreement.

     D. The parties are entering into this  Agreement to address  certain issues relating to such assignment by Borrower to Agent.

                                Agreement

     NOW,  THEREFORE,  in  consideration of the Rate Cap, and for other good and valuable  consideration,  the  receipt  and  sufficiency  of  which  hereby  are acknowledged, the parties agree as follows:

     1. Definitions. Each capitalized term used herein, unless otherwise defined herein, shall have the meaning given such term in the Credit Agreement.

     2. Notice of Assignment;  Direction of Payments.  Borrower  hereby notifies
Counterparty  that it has assigned its rights in, to and under the Interest Rate
Protection  Agreement  to Agent as security for the Loan.  Until Agent  notifies
Counterparty  in writing that Agent has  released  its security  interest in the
Rate  Cap  and  the  Interest  Rate  Protection   Agreement,   Borrower  directs
Counterparty  to pay all amounts that otherwise would be payable by Counterparty to  Borrower  in  respect  of the Rate  Cap,  upon  Agent's  written  notice  to
Counterparty  that an  Event of  Default  has  occurred  and is  continuing,  in accordance with Agent's written  instructions  (which  instructions may include, without limitation, a demand to terminate the Rate Cap and pay over to Agent the residual  value of the Rate Cap as determined by Agent and  Counterparty  if the
Loan  has  been   accelerated).   Borrower  agrees  that  any  payment  made  by
Counterparty  pursuant to these directions shall, to the extent of such payment, satisfy the  obligations of  Counterparty to Borrower in respect of the Rate Cap and that  Counterparty  may rely upon Agent's written notice without any inquiry into the factual basis for such notice.  Borrower releases Counterparty from all liability in connection  with  Counterparty's  compliance  with Agent's  written instructions (except to the extent arising out of the Counterparty's negligence, willful misconduct or bad faith).

     3. Consent and  Acknowledgment.  Counterparty  hereby:  (a) consents to the assignment by Borrower to Agent (and to all who succeed to Agent's rights in the
Loan) of  Borrower's  rights  in,  to and  under the  Interest  Rate  Protection
Agreement;  (b)  acknowledges  the  rights  of Agent as  described  herein;  (c)
confirms that no agreements  (oral or written)  exist with Borrower with respect to the Rate Cap other  than the  Interest  Rate  Protection  Agreement  and this
Agreement;  and (d) confirms that it has no previous  notice or knowledge of any other  assignment  of  Borrower's  rights  in, to and under  the  Interest  Rate
Protection Agreement.

     4. Counterparty  Cooperation.  Until Agent notifies Counterparty in writing that Agent has released its interest in the Rate Cap,  Counterparty  agrees that it will:  (a) make  payments in respect of the Rate Cap in  accordance  with the
Interest Rate Protection Agreement until otherwise notified in writing by Agent;
(b) not accept  changes to the terms and  provisions  contained  herein  without
Agent's  prior  written  consent;  (c) not  exercise  its  rights to  declare an
Additional  Termination  Event  (as  defined  in the  Interest  Rate  Protection
Agreement)  unless Agent has consented  thereto;  and (d) obtain Agent's written consent prior to assigning its interest or  obligations  under the Interest Rate
Protection Agreement.

     5. Waiver of Right of Setoff. Until Agent notifies  Counterparty in writing that Agent has released its interest in the Rate Cap,  Counterparty  waives, for the benefit of Agent,  any rights that  Counterparty may have to set off, net or otherwise  reduce any payment that it may be obligated to make in respect of the
Rate  Cap  against  any  amount  that  otherwise  may be  owed  by  Borrower  to
Counterparty.

     6.  Notices.  All notices,  consents,  approvals  and requests  required or permitted  shall be given in writing and shall be effective  for all purposes if hand  delivered,  personally  delivered or sent by (a)  certified or  registered
United States mail,  postage prepaid,  (b) expedited  prepaid delivery  service, either  commercial  or United  States  Postal  Service,  with proof of attempted delivery,  or (c) facsimile  transmission  provided  confirmation  of receipt is obtained by one of the methods  described  in clauses (a) and (b);  addressed as follows (or at such other address and person as shall be designated from time to time by any party hereto,  as the case may be, in a written  notice to the other parties hereto in the manner provided for in this Section 6):

     If to Agent:

                  Bayerische Hypo- und Vereinsbank AG
                  150 East 42nd Street
                  New York, New York  10017-4679
                  Attention:  Real Estate Lending
                  Facsimile No.:  (212) 672-5583

     with a copy to:

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, New York  10022
                  Attn:  John L. Opar, Esq. (00766-00044)
                  Facsimile No.:  (212) 848-7300

If to Borrower:

                  Dearborn Center, L.L.C.
                  c/o J. Paul Beitler Development Company
                  181 West Madison Street, Suite 3900
                  Chicago, Illinois  60602
                  Attention:  Jack C. Ambrister
                  Facsimile No.:  (312) 807-3853

    with copies to:

                  Jenner & Block
                  One IBM Plaza
                  Chicago, Illinois 60611
                  Attention:  Donald I. Resnick, Esq.
                  Facsimile No.:  (312) 840-7656

If to Counterparty:
                  --------------------------
                  Attention:  _________________
                  Facsimile No.:  _____________

with copies to:
                  --------------------------
                  Attention:  _________________
                  Facsimile No.:  _____________

A notice  shall be deemed to have been  given:  in the case of hand or  personal delivery,  at the time of delivery on a Business  Day (or if  delivered on a day other than a Business  Day, the next  succeeding  Business  Day); in the case of registered or certified mail, when delivered or the first attempted  delivery on a Business  Day; or in the case of expedited  prepaid  delivery one (1) Business
Day  subsequent  to  transmittal;  in the case of facsimile  transmission,  upon sender's  receipt of  confirmation  of delivery,  provided such  confirmation is dated  prior  to 5:00  p.m.  New York  time on the  Business  Day on which  such confirmation is received, otherwise on the next Business Day.

     7.  Obligations.  Nothing in this  Agreement  modifies or  affects,  in any respect,  Borrower's  obligations  in respect of the  Interest  Rate  Protection
Agreement.  Except to the  extent  expressly  provided  herein,  nothing in this
Agreement  modifies or affects,  in any respect,  Counterparty's  obligations in respect of the Interest Rate  Protection  Agreement.  This  Agreement is binding upon and  inures to the  benefit  of the  parties  hereto  and their  respective successors and assigns.

     8.  Counterparts.   This  Agreement  may  be  executed  in  any  number  of
counterparts,  each of  which  shall  be  deemed  an  original  and all of which together  constitute a fully executed  agreement  event though all signatures do not appear on the same document.

     9.  Governing  Law. This  Agreement  shall be  interpreted  and enforced in accordance with the laws of the State of New York.

     10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ITS RIGHT, TO THE
FULL  EXTENT  PERMITTED  BY LAW,  AND AGREES NOT TO ELECT,  A TRIAL BY JURY WITH
RESPECT TO ANY ISSUE ARISING OUT OF THIS AGREEMENT.

     11. Modification. This Assignment shall not be modified except by a writing signed by all of the parties hereto.

     12. Limitation on Recourse.  Recourse against Borrower under this Agreement is  subject  to the terms of Section  11.25 of the  Credit  Agreement  which are hereby incorporated herein by reference and shall have the same force and effect as if set forth in full herein.

                       (SIGNATURES APPEAR ON NEXT PAGE)

     IN  WITNESS   WHEREOF,   the  parties  have  executed  and  delivered  this
Agreementas of the date first above written.

                    BORROWER

                    By: _____________________________

                    Name:

                    Title:

                    AGENT

BAYERISCHE  HYPO- UND  VERINSBANK  AG, New York  branch,  as
                    Agent

                    By:      _____________________________
                             Name:
                             Title:

                    By:      _____________________________
                             Name:
                             Title:

                             COUNTERPARTY

                             [                         ]

                    By:      _____________________________
                             Name:
                             Title:

                               EXHIBIT K

     Obligations with respect to Tenant Allowances, Free Rent Periods and Tenant
Improvements

A.       BANK ONE LEASE

1.       Section 4 of the Lease
2.       Section 25 of the Lease
3.       Section 26 of the Lease
4.       Section 27 of the Lease
5.       Section 32 of the Lease
6.       Section 33 of the Lease
7.       Section 40 of the Lease
8.       Section 41 of the Lease
9.       Section 1 of the Work Letter
10.      Section 2 of the Work Letter
11.      Section 3(b) of the Work Letter
12.      Section 4 of the Work Letter
13.      Section 6(a) of the Work Letter

B.       Holland & Knight Lease

1.       Section 1.B of the Lease
2.       Section 1.C of the Lease
3.       Section 1.F of the Lease
4.       Section 4 of the Lease
5.       Section 20 of the Lease
6.       Section 1 of the Work Letter
7.       Section 2 of the Work Letter
8.       Section 9 of the Work Letter
9.       Section 10 of the Work Letter

C.       PRIME GROUP REALTY, L.P. LEASE

1.       Section 1.B of the Lease
2.       Section 1.C of the Lease
3.       Section 4 of the Lease
4.       Section 1 of the Work Letter
5.       Section 2 of the Work Letter
6.       Section 9 of the Work Letter

EXHIBIT L

     Rights or Interests of Real Estate Brokers Under the Leases

BANK ONE LEASE - Douglas  Elliman-Beitler and Jones Lang LaSalle Americas,  Inc.
(Section 22 of the Lease).  Brokerage  Commissions  for Douglas  Elliman-Beitler
total $7,772,426.00. Brokerage Commissions for Jones Lang LaSalle Americas, Inc.
total $0.

HOLLAND & KNIGHT LEASE - Douglas Elliman-Beitler and Julien J. Studley, Inc.
(Section 23 of the Lease).  Brokerage  Commissions  for Douglas  Elliman-Beitler
total $655,886.03.  Brokerage Commissions for Jones Lang LaSalle Americas,  Inc.
total $998,870.40.

PRIME GROUP REALTY, L.P. LEASE - None.

EXHIBIT M

     Rights to Purchase,  Rights of First  Refusal on Purchase  and  Termination
Rights Under the Leases

A.       Bank One Lease

1.       Section 12 of the Lease
2.       Section 13 of the Lease
3.       Section 17.B of the Lease
4.       Section 36.A of the Lease
5.       Section 36.B of the Lease
6.       Section 37.A of the Lease
7.       Section 37.B of the Lease
8.       Section 37.D of the Lease
9.       Section 39 of the Lease

B.       Holland & Knight Lease

1.       Section 5.F of the Lease
2.       Section 12 of the Lease
3.       Section 13 of the Lease
4.       Section 19 of the Lease
5.       Section 2(b)(ii) of the Work Letter

C.       Prime Group Realty, L.P. Lease

1.       Section 1.F of the Lease
2.       Section 5.F of the Lease
3.       Section 12 of the Lease
4.       Section 13 of the Lease
5.       Section 19 of the Lease
6.       Section 35 of the Lease
7.       Section 2(b)(ii) of the Work Letter

EXHIBIT N

Borrower's Structure

[INTENTIONALLY NOT INCLUDED]

EXHIBIT O

Form of Promissory Note

[INTENTIONALLY NOT INCLUDED]

EXHIBIT P

Acceptable Tenant Estoppel Certificates

[INTENTIONALLY NOT INCLUDED]